Prospectus Supplement
(To Prospectus dated February 11, 1998)

$614,062,000

Case Equipment Loan Trust 1998-A

$ 72,113,000 CLASS A-1 5.545% ASSET BACKED NOTES
$190,750,000 CLASS A-2 5.592% ASSET BACKED NOTES
$145,750,000 CLASS A-3 5.740% ASSET BACKED NOTES
$180,449,000 CLASS A-4 5.830% ASSET BACKED NOTES
$ 25,000,000 CLASS B 5.940% ASSET BACKED NOTES
Case Receivables II Inc.
SELLER
Case Credit Corporation
SERVICER

The Case Equipment Loan Trust 1998-A (the "Trust") will be formed pursuant to a Trust Agreement, to be dated as of February 1, 1998, between Case Receivables II Inc. (the "Seller") and The Bank of New York, as Trustee, and will issue the Class A-1 5.545% Asset Backed Notes (the "A-1 Notes"), the Class A-2 5.592% Asset Backed Notes (the "A-2 Notes"), the Class A-3 5.740% Asset Backed Notes (the "A-3 Notes"), the Class A-4 5.830% Asset Backed Notes (the "A-4 Notes"; together with the A-1 Notes, the A-2 Notes and the A-3 Notes, the "Class A Notes") and the Class B 5.940% Asset Backed Notes (the "Class B Notes"; and together with the Class A Notes, the "Notes") offered hereby. The Notes will be issued pursuant to an Indenture, to be dated as of February 1, 1998 (the "Indenture"),

                                                   (CONTINUED ON FOLLOWING PAGE)

Prospective investors should consider the factors set forth under "Risk Factors" herein on page S-13 and on page 9 of the accompanying Prospectus.

THE NOTES REPRESENT OBLIGATIONS OF THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN THE SELLER, THE SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE NOTES NOR THE RECEIVABLES ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

-------------------------------------------------------------------------------------------------
                                              Price to           Underwriting    Proceeds to the
                                              Public (1)         Discount        Seller (1)(2)
-------------------------------------------------------------------------------------------------
Per A-1 Note                                  100.000000%        0.095%          99.905000%
-------------------------------------------------------------------------------------------------
Per A-2 Note                                  100.000000%        0.150%          99.850000%
-------------------------------------------------------------------------------------------------
Per A-3 Note                                  99.981983%         0.230%          99.751983%
-------------------------------------------------------------------------------------------------
Per A-4 Note                                  99.983185%         0.250%          99.733185%
-------------------------------------------------------------------------------------------------
Per Class B Note                              99.988067%         0.350%          99.638067%
-------------------------------------------------------------------------------------------------
Total                                         $614,002,414.47    $1,228,479.85   $612,773,934.62
-------------------------------------------------------------------------------------------------

(1) Plus accrued interest, if any, from February 23, 1998.

(2) Before deducting expenses, estimated to be $600,000.

The Notes are offered by the Underwriters when, as and if issued and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Notes will be made in book-entry form only through the Same Day Funds Settlement System of The Depository Trust Company, Cedel Bank, societe anonyme, and the Euroclear System on or about February 23, 1998.

                       Underwriters of the Class A Notes

J.P. Morgan & Co.

         BancAmerica Robertson Stephens

                  Chase Securities Inc.

                           Credit Suisse First Boston

                                    First Union Capital Markets

                                                                  UBS Securities

                       Underwriters of the Class B Notes

J.P. Morgan & Co.                                          Chase Securities Inc.

February 11, 1998

(CONTINUED FROM PRECEDING PAGE)

between the Trust and Harris Trust and Savings Bank, as Indenture Trustee. The Trust will also issue $10,938,000 5.940% Asset Backed Certificates (the "Certificates"), but the Certificates are not offered hereby. The assets of the Trust will include a pool of fixed rate retail installment sale contracts (the "Receivables"), secured by security interests in the agricultural and construction equipment financed thereby, and certain monies due or received thereunder on or after January 31, 1998 and monies on deposit in a trust account (the "Pre-Funding Account"). Additional fixed rate retail installment contracts (the "Subsequent Receivables") will be purchased by the Trust from the Seller from time to time on or before the August 1998 Payment Date with funds on deposit in the Pre-Funding Account. The Notes will be secured by the assets of the Trust pursuant to the Indenture.

Interest on the Notes will accrue at the respective fixed per annum interest rate specified above for each class of Notes (each a "Class"). Interest on the Notes will be payable on the fifteenth day of each calendar month or, if such day is not a business day, on the next business day (each, a "Payment Date"), commencing March 16, 1998. Principal of the Notes will be payable on each Payment Date to the extent described herein. No principal will be paid on the A-2 Notes until the A-1 Notes have been paid in full. No principal will be paid on the A-3 Notes until the A-2 Notes have been paid in full. No principal will be paid on the A-4 Notes until the A-3 Notes have been paid in full. Principal on the Class B Notes will be payable concurrently with principal on the Class A Notes, but will be subordinated in priority to payments due on the Class A Notes to the extent described herein.

The Certificates will bear interest at the rate per annum specified above, except that during the Funding Period no interest will accrue on the Pre-Funded Percentage of the Certificate Balance. Distributions of interest and principal on the Certificates will be subordinated in priority of payment to interest and principal on the Notes to the extent described herein.

The final scheduled Payment Date for the A-1 Notes, the A-2 Notes and the A-3 Notes will be the March 1999 Payment Date, the July 2001 Payment Date and the August 2002 Payment Date, respectively. The final scheduled Payment Date for the A-4 Notes and the Class B Notes will be the February 2005 Payment Date. However, payment in full of any Class of the Notes could occur earlier than such date as described herein. In addition, the A-4 Notes and Class B Notes will be subject to redemption on any Payment Date after the A-1 Notes, A-2 Notes and A-3 Notes have been repaid in full and the Servicer exercises its option to purchase the Receivables when the aggregate principal balance of the Receivables has declined to 10% or less of the initial aggregate principal balance of the Receivables purchased by the Trust. Any funds remaining in the Pre-Funding Account at the end of the Funding Period will be applied towards the mandatory redemption of
(a) the A-1 Notes and (b) if the A-1 Notes are redeemed in full, the A-2 Notes. In the unlikely event that the A-2 Notes are redeemed in full and there are any remaining funds in the Pre-Funding Account, such funds will be applied towards the redemption of the A-3 Notes. In the unlikely event that the A-3 Notes are redeemed in full and there are any remaining funds in the Pre-Funding Account, such funds will be applied towards the redemption of the A-4 Notes.

THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE NOTES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE NOTES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

Upon receipt of a request by an investor, or his or her representative, within the period during which there is a prospectus delivery obligation, the Underwriters will transmit or cause to be transmitted promptly, without charge, a paper copy of this Prospectus Supplement and a Prospectus or this Prospectus Supplement and a Prospectus encoded in an electronic format.

                             Reports to Noteholders

Unless and until Definitive Notes are issued, monthly unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Notes. See "Certain Information Regarding the Offered Securities-- Book-Entry Registration" and "--Reports to Offered Securityholders" in the accompanying Prospectus (the "Prospectus"). Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Seller, as originator of the Trust, will file with the Securities and Exchange Commission (the "Commission") such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE NOTES. SPECIFICALLY, THE UNDERWRITERS MAY OVERALLOT IN CONNECTION WITH THE OFFERING, AND MAY BID FOR, AND PURCHASE, THE NOTES IN THE OPEN MARKET, SEE "UNDERWRITING."

No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus Supplement or the Prospectus and, if given or made, such information or representations must not be relied upon. This Prospectus Supplement and the Prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby, nor an offer of the Securities in any state or jurisdiction in which, or to any person to whom, such offer would be unlawful. The delivery of this Prospectus Supplement or the Prospectus at any time does not imply that information herein or therein is correct as of any time subsequent to its date.

Until May 12, 1998 (90 days after the date of this Prospectus Supplement), all dealers effecting transactions in the Notes, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
                               Table of Contents
                             Prospectus Supplement

                                                   Page
Reports to Noteholders.........................        S-3
Summary of Terms...............................        S-4
Risk Factors...................................       S-13
The Trust......................................       S-16
The Receivables Pool...........................       S-17
Weighted Average Life of the Notes.............       S-22
Description of the Notes.......................       S-26
Description of the Certificates................       S-28

                                                   Page
Description of the Transfer and Servicing
  Agreements...................................       S-28
Legal Investment...............................       S-36
ERISA Considerations...........................       S-36
Underwriting...................................       S-37
Legal Opinions.................................       S-39
Index of Terms.................................       S-40

                                   Prospectus

                                                   Page
Available Information..........................          2
Incorporation of Certain Documents by
  Reference....................................          2
Summary of Terms...............................          3
Risk Factors...................................          9
The Trusts.....................................         12
The Receivables Pools..........................         13
Weighted Average Life of the Securities........         16
Pool Factors and Trading Information...........         17
Use of Proceeds................................         17
The Seller, Case Credit Corporation and Case
  Corporation..................................         17
Description of the Notes.......................         19

                                                   Page
Description of the Certificates................         23
Certain Information Regarding the Securities...         24
Description of the Transfer and Servicing
  Agreements...................................         30
Certain Legal Aspect of the Receivables........         39
Certain Federal Income Tax Consequences........         41
Certain State Tax Consequences.................         48
ERISA Considerations...........................         49
Plan of Distribution...........................         50
Legal Opinions.................................         50
Index of Terms.................................         51
Annex I........................................         54

                                Summary of Terms

THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE HEREIN AND IN THE PROSPECTUS. CERTAIN CAPITALIZED TERMS USED HEREIN ARE DEFINED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT ON THE PAGES INDICATED IN THE "INDEX OF TERMS" OR, TO THE EXTENT NOT DEFINED HEREIN, HAVE THE MEANINGS ASSIGNED TO SUCH TERMS IN THE PROSPECTUS.

Issuer.......................  Case Equipment Loan Trust 1998-A (the "Trust" or the
                               "Issuer"), a Delaware business trust to be formed by the
                               Seller and the Trustee pursuant to the Trust Agreement, to be dated as of February 1, 1998 (the "Trust Agreement")
                               between the Seller and the Trustee, acting thereunder not in its individual capacity but solely as Trustee.

Seller.......................  Case Receivables II Inc. (the "Seller"), a Delaware
                               corporation and a wholly-owned subsidiary of Case Credit
                               Corporation.

Servicer.....................  Case Credit Corporation, a Delaware corporation (the
                               "Servicer" or "Case Credit").

Indenture Trustee............  Harris Trust and Savings Bank, as indenture trustee under the Indenture (the "Indenture Trustee").

Trustee......................  The Bank of New York, as trustee under the Trust Agreement
                               (the "Trustee").

The Class A Notes............  Class A-1 5.545% Asset Backed Notes (the "A-1 Notes") in the
                               aggregate principal amount of $72,113,000.

                               Class A-2 5.592% Asset Backed Notes (the "A-2 Notes") in the
                               aggregate principal amount of $190,750,000.

                               Class A-3 5.740% Asset Backed Notes (the "A-3 Notes") in the
                               aggregate principal amount of $145,750,000.

                               Class A-4 5.830% Asset Backed Notes (the "A-4 Notes" and
                               together with the A-1 Notes, the A-2 Notes and the A-3
                               Notes, the "Class A Notes") in the aggregate principal
                               amount of $180,449,000.

The Class B Notes............  Class B 5.940% Asset Backed Notes (the "Class B Notes"; and
                               together with the Class A Notes, the "Notes") in the
                               aggregate principal amount of $25,000,000. The Class B Notes will be subordinated to the Class A Notes to the extent
                               described herein.

                               The Notes will be issued pursuant to an Indenture, to be
                               dated as of February 1, 1998 (the "Indenture"), between the
                               Issuer and the Indenture Trustee and will be secured by the assets of the Trust pursuant to the Indenture. The aggregate outstanding principal amount of the Notes from time to time is referred to herein as the "Note Balance."

The Trust....................  The Trust will be established under the laws of the State of
                               Delaware by the Trust Agreement. The activities of the Trust will be limited by the terms of the Trust Agreement to
                               purchasing, owning and managing the Receivables and other
                               activities related thereto. The Trust property will include
                               (i) the Receivables and all monies (including accrued
                               interest) paid thereunder on or after the applicable Cutoff
                               Date, (ii) the Certificate Distribution Account, the
                               Collection Account, the Negative Carry Account, the Note
                               Distribution Account, the Pre-Funding Account and the Spread
                               Account, (iii) security interests in the Financed Equipment,

                               (iv) the rights to proceeds from certain insurance policies covering the Financed Equipment or the Obligors, (v) the
                               interest of the Seller in any proceeds from recourse to
                               Dealers on Receivables (but excluding any amounts contained in Dealers' reserve accounts), and (vi) any property
                               acquired by the Trust that secured a Receivable. In addition to the Notes, the Trust will also issue 5.940% Asset Backed
                               Certificates (the "Certificates") in the aggregate principal amount of $10,938,000. The Seller, the Servicer and/or one of their affiliates will initially purchase the entire
                               principal amount of the Certificates. The Certificates
                               represent fractional undivided interests in the Trust and
                               will be issued pursuant to the Trust Agreement. The
                               Certificates are not offered hereby.

The Receivables..............  The Receivables consist of retail installment sale contracts
                               ("Contracts") secured by new or used agricultural or
                               construction equipment, including rights to receive certain payments made with respect to such Receivables, and security interests in the equipment financed thereby (the "Financed
                               Equipment"), and the proceeds thereof. On February 23, 1998
                               (the "Closing Date"), the Seller will purchase certain
                               Contracts (the "Purchased Contracts") from Case Credit
                               pursuant to a Purchase Agreement, to be dated as of February
                               1, 1998 (the "Purchase Agreement"), between Case Credit and the Seller. As of January 31, 1998 (the "Initial Cutoff
                               Date"), the Seller owned certain Contracts purchased from
                               Case Credit pursuant to the Liquidity Receivables Purchase
                               Agreement (the "Owned Contracts," and, together with the
                               Purchased Contracts, the "Initial Receivables"), which will be sold to the Trust. As of the Initial Cutoff Date, the
                               aggregate Contract Value of the Initial Receivables was
                               approximately $325,333,194. The Seller will sell the Initial
                               Receivables to the Trust pursuant to a Sale and Servicing
                               Agreement, to be dated as of February 1, 1998 (the "Sale and
                               Servicing Agreement"), among the Seller, the Servicer and
                               the Trust. On and following the Closing Date, pursuant to
                               the Sale and Servicing Agreement, the Seller will be
                               obligated, subject only to the availability thereof, to
                               sell, and the Trust will be obligated to purchase, subject to the satisfaction of certain conditions set forth therein,
                               Subsequent Receivables from time to time during the Funding
                               Period having an aggregate Contract Value of approximately
                               $299,666,806, such amount being equal to the amount on
                               deposit in the Pre-Funding Account on the Closing Date (the
                               "Initial Pre-Funded Amount"). The Seller will designate as a cutoff date (each, a "Subsequent Cutoff Date") the date as of which particular Subsequent Receivables are conveyed to the Trust. It is expected that Subsequent Receivables will be conveyed to the Trust monthly on dates specified by the
                               Seller (each date on which Subsequent Receivables are
                               conveyed being referred to as a "Subsequent Transfer Date")
                               occurring during the Funding Period. The "Subsequent
                               Receivables" together with the "Initial Receivables" are
                               referred to herein as the "Receivables." As used herein, the
                               "Funding Period" means the period from and including the
                               Closing Date until the earliest of (a) the Determination
                               Date on which the amount on deposit in the Pre-Funding
                               Account (after giving effect to any transfers therefrom in connection with the transfer of Subsequent Receivables to
                               the Issuer on or before such Determination Date) is less
                               than $100,000, (b) the occurrence of an Event of Default
                               under the Indenture or a Servicer Default under the Sale and
                               Servicing Agreement, (c) the occurrence of certain events of insolvency with respect to the Seller or the Servicer and
                               (d) the close of business on the August 1998 Payment Date.
                               See "Description of the Transfer and Servicing
                               Agreement--Sale and Assignment of Initial Receivables and
                               Subsequent Receivables."

                               The Receivables arose and will arise from financing provided in connection with retail sales by dealers (the "Dealers")
                               of new or used agricultural and construction equipment and were purchased by Case Credit pursuant to agreements with
                               the Dealers or were originated directly by retail outlets
                               owned by Case Corporation ("Case") and immediately assigned to Case Credit. The Owned Contracts were sold on a monthly basis by Case Credit to the Seller pursuant to the Liquidity
                               Receivables Purchase Agreement. The Initial Receivables have been selected, and the Subsequent Receivables will be
                               selected, from the portfolio of Contracts owned by the
                               Seller based on the criteria specified in the Sale and
                               Servicing Agreement. See "The Receivables Pool" below and
                               "The Receivables Pools" in the Prospectus. Each Initial
                               Receivable is a Precomputed Receivable, including some
                               Precomputed Simple Rebate Receivables. As of the Initial
                               Cutoff Date, the weighted average annual percentage rate
                               (the "APR") of the Initial Receivables was approximately
                               8.758%, the weighted average remaining maturity (I.E., the period from but excluding the Initial Cutoff Date to and
                               including each Initial Receivable's maturity date) of the
                               Initial Receivables was approximately 50.19 months and the weighted average original maturity of the Initial
                               Receivables was approximately 52.79 months. No Initial
                               Receivable has, and no Subsequent Receivable will have, a
                               scheduled maturity later than the date that is six months
                               prior to the Final Scheduled Maturity Date.

                               Subsequent Receivables may be originated by the Dealers or by the retail outlets owned by Case at a later date using
                               credit criteria different from those that were applied to
                               the Initial Receivables and may be of a different credit
                               quality and seasoning. In addition, following the transfer of Subsequent Receivables to the Trust, the characteristics of the entire pool of Receivables included in the Trust may vary from those of the Initial Receivables. See "Risk
                               Factors--The Receivables and the Pre-Funding Account" and
                               "The Receivables Pool."

                               The "Pool Balance" at any time represents the sum of the
                               aggregate Contract Values of the Receivables at the
                               beginning of a Collection Period, after giving effect to all payments received from Obligors and Purchase Amounts to be remitted by the Servicer or the Seller, as the case may be, with respect to the preceding Collection Period and all
                               losses realized on Receivables liquidated during such
                               preceding Collection Period. The "Contract Value" of the
                               Receivables means generally, with respect to any day
                               (including the Initial Cutoff Date), the sum of (a) the
                               present value of the future scheduled payments on the
                               Receivables discounted monthly at an annual rate equal to
                               (i) in the case of the Initial Receivables, the Initial
                               Cutoff Date APR and (ii) in the case of Subsequent
                               Receivables, the applicable Subsequent Cutoff Date APR plus
                               (b) the amount of any past due payments. In effect, the
                               Contract Value of the Receivables is generally equivalent to the aggregate principal balance of the Receivables. "Col-
                               lection Period" means, with respect to any Payment Date, the period from and including the end of the previous Collection
                               Period (or, if for the first Payment Date, the day after the
                               Initial Cutoff Date) to but excluding the sixth day of the calendar month in which the Payment Date occurs.

Terms of the Notes:

A. Interest Payments.........  The A-1 Notes will bear interest at the rate of 5.545% per annum (the "A-1 Note Rate"); the A-2 Notes will bear
                               interest at the rate of 5.592% per annum (the "A-2 Note
                               Rate"); the A-3 Notes will bear interest at the rate of
                               5.740% per annum (the "A-3 Note Rate"); the A-4 Notes will bear interest at the rate of

                               5.830% per annum (the "A-4 Note Rate"); and the Class B
                               Notes will bear interest at the rate of 5.940% per annum
                               (the "Class B Rate"). Interest on the A-1 Notes and the A-2
                               Notes will be calculated in each case on the basis of the
                               actual number of days in the applicable interest period and a 360-day year. Interest on the A-3 Notes, the A-4 Notes and the Class B Notes will be calculated in each case on the
                               basis of a 360-day year of twelve 30-day months. Interest on the outstanding principal amount of the Notes will accrue
                               from the Closing Date, or from the most recent Payment Date on which interest has been paid, to but excluding the
                               following Payment Date. Interest on the Class A Notes will be payable on the fifteenth day of each calendar month or, if any such date is not a business day, on the next business day (each, a "Payment Date"), commencing March 16, 1998 to the holders of record of the A-1 Notes (the "A-1
                               Noteholders"), the holders of record of the A-2 Notes (the
                               "A-2 Noteholders"), the holders of record of the A-3 Notes
                               (the "A-3 Noteholders"), and the holders of record of the
                               A-4 Notes (the "A-4 Noteholders"; together with the A-1
                               Noteholders, the A-2 Noteholders and the A-3 Noteholders,
                               the "Class A Noteholders") as of the fourteenth day of the calendar month in which such Payment Date will occur or, if
                               Definitive Notes are issued, the close of business on the
                               last day of the calendar month preceding the month of such
                               Payment Date, whether or not such day is a Business Day (the
                               "Record Date").

                               Interest on the Class B Notes will not be paid on any
                               Payment Date until interest payments on the Class A Notes
                               have been paid in full. Subject to the foregoing, interest on the Class B Notes will be paid on each Payment Date to
                               the holders of record of the Class B Notes (the "Class B
                               Noteholders"; together with the Class A Noteholders, the
                               "Noteholders") as of the Record Date for such Payment Date.
                               Interest payments on the Notes will generally be funded from the Total Distribution Amount remaining after the payment of the Administration Fee, the Servicing Fee (if neither Case
                               Credit nor an affiliate of Case Credit is the Servicer) and, in the case of the Class B Notes, payments of interest on
                               the Class A Notes, and from amounts on deposit in the Spread
                               Account. If the amount of interest on the Class A Notes
                               payable on any Payment Date exceeds the amounts available
                               from these sources, the A-1 Noteholders, A-2 Noteholders,
                               A-3 Noteholders and the A-4 Noteholders will receive their ratable share (based upon the total amount of interest due to each of them) of the amount available to be distributed in respect of interest on the Class A Notes.

                               Interest on the Certificates will only be paid on any
                               Payment Date generally to the extent of funds available
                               following payment of the Servicing Fee (if Case Credit or an affiliate of Case Credit is not the Servicer), the
                               Administration Fee and distributions in respect of the Notes from the Collection Account and the Spread Account.

B. Principal Payments........  The principal of the Class A Notes will be payable on each
                               Payment Date in an amount generally equal to the Class A
                               Noteholders' Monthly Principal Distributable Amount for such
                               Payment Date to the extent of funds available therefor as
                               described herein.

                               On each Payment Date before the Payment Date on which the
                               A-1 Notes have been paid in full, principal of the A-1 Notes will be payable in an amount generally equal to 100% of the
                               Class A Noteholders' Monthly Principal Distributable Amount.
                               On each Payment Date on and after the Payment Date on which the A-1 Notes have been paid in full, principal of the A-2
                               Notes will be payable,

                               until the A-2 Notes have been paid in full, in an amount
                               generally equal to 100% of the Class A Noteholders' Monthly
                               Principal Distributable Amount (less any portion of the
                               Class A Noteholders' Monthly Principal Distributable Amount
                               applied on such Payment Date to reduce the outstanding
                               principal amount of the A-1 Notes to zero). On each Payment
                               Date on and after the Payment Date on which the A-2 Notes
                               have been paid in full, principal of the A-3 Notes will be payable, until the A-3 Notes have been paid in full, in an amount generally equal to 100% of the Class A Noteholders'
                               Monthly Principal Distributable Amount (less any portion of the Class A Noteholders' Monthly Principal Distributable
                               Amount applied on such Payment Date to reduce the
                               outstanding principal amount of the A-2 Notes to zero). On each Payment Date on and after the Payment Date on which the
                               A-3 Notes have been paid in full, principal of the A-4 Notes will be payable, until the A-4 Notes have been paid in full, in an amount generally equal to 100% of the Class A
                               Noteholders' Monthly Principal Distributable Amount (less
                               any portion of the Class A Noteholders' Monthly Principal
                               Distributable Amount applied on such Payment Date to reduce the outstanding principal amount of the A-3 Notes to zero).

                               The principal of the Class B Notes will be payable on each
                               Payment Date, to the extent of funds available therefor, in any amount generally equal to the Class B Noteholders'
                               Principal Distributable Amount PROVIDED, that no principal payments will be made with respect to the Class B Notes on any Payment Date until all amounts payable with respect to the Class A Notes on that Payment Date have been paid in
                               full.

                               No principal will be paid with respect to the Certificates until the Notes have been paid in full. See "Description of the Transfer and Servicing Agreements--Distributions."

                               The outstanding principal amount, if any, of the A-1 Notes, the A-2 Notes and the A-3 Notes will be payable in full on the March 1999 Payment Date (the "A-1 Note Final Scheduled
                               Maturity Date"), the July 2001 Payment Date (the "A-2 Note
                               Final Scheduled Maturity Date") and the August 2002 Payment
                               Date (the "A-3 Note Final Scheduled Maturity Date"),
                               respectively, in each case from funds available therefor.
                               The outstanding principal amount, if any, of the A-4 Notes and the Class B Notes will be payable in full on the
                               February 2005 Payment Date (the "Final Scheduled Maturity
                               Date"), in each case from funds available therefor. After an
                               Event of Default and acceleration of the Notes (and, if any
                               Notes remain outstanding, on and after the Final Scheduled
                               Maturity Date), principal payments will be made first to the
                               Class A Noteholders ratably according to the amounts due and payable on the Class A Notes for principal until paid in
                               full and then to the Class B Noteholders until the
                               outstanding principal amount of the Class B Notes has been paid in full.

                               Principal payments on the Class A Notes will generally be
                               derived from the Total Distribution Amount remaining after the payment of the Administration Fee, the Servicing Fee (if neither Case Credit nor any of its affiliates is the
                               Servicer), the Class A Noteholders' Interest Distributable
                               Amount and the Class B Noteholders' Interest Distributable
                               Amount and from amounts on deposit in the Spread Account.
                               Principal payments on the Class B Notes will generally be
                               derived from the Total Distribution Amount remaining after the payment of the amounts listed above, as well as
                               principal payments on the Class A Notes, and from amounts on deposit in the Spread Account. See "Description of the
                               Transfer and Servicing Agreements--Distributions" and
                               "--Spread Account."

C. Optional Redemption.......  The A-4 Notes and the Class B Notes will be prepaid in whole, but not in part, at the A-4 Redemption Price and the
                               Class B Redemption Price, respectively, on the Payment Date after the A-1 Notes, the A-2 Notes and the A-3 Notes have
                               been paid in full on which the Servicer exercises its option to purchase the Receivables. The Servicer may purchase the
                               Receivables from the Trust when the Pool Balance declines to
                               10% or less of the Initial Pool Balance. The redemption
                               price for the A-4 Notes (the "A-4 Note Redemption Price")
                               will equal the unpaid principal balance of the A-4 Notes,
                               plus accrued and unpaid interest thereon. The redemption
                               price for the Class B Notes (the "Class B Redemption Price")
                               will equal the unpaid principal balance of the Class B
                               Notes, plus accrued and unpaid interest thereon.

                               The "Initial Pool Balance" will equal the sum of (i) the
                               Pool Balance as of the Initial Cutoff Date plus (ii) the
                               aggregate Contract Value of all Subsequent Receivables sold to the Issuer as of their respective Subsequent Cutoff
                               Dates.

D. Mandatory Redemption......  On the Payment Date on or immediately following the last day of the Funding Period, any funds remaining in the
                               Pre-Funding Account (after giving effect to the purchase of all Subsequent Receivables, including any such purchase on such date) will be applied to redeem the A-1 Notes then
                               outstanding in whole or in part, and if the A-1 Notes are
                               redeemed in whole, any such funds remaining will be applied to redeem the A-2 Notes in whole or in part (each, a
                               "Mandatory Redemption"). The aggregate principal amount of the A-1 Notes to be redeemed will equal the lesser of (a)
                               the remaining Pre-Funded Amount and (b) the full outstanding principal amount of the A-1 Notes. The aggregate principal amount of the A-2 Notes to be redeemed will equal the lesser of (a) the remaining Pre-Funded Amount, after giving effect to the redemption of A-1 Notes in full, and (b) the full
                               outstanding principal amount of the A-2 Notes.

                               In the unlikely event that the A-2 Notes are redeemed in
                               full and there are any remaining funds in the Pre-Funding
                               Account, such funds will be applied towards the redemption of the A-3 Notes in whole or in part. In the unlikely event that the A-3 Notes are redeemed in full and there are any
                               remaining funds in the Pre-Funding Account, such funds will be applied towards the redemption of the A-4 Notes in whole or in part.

Pre-Funding Account..........  On or prior to the Closing Date, the Pre-Funding Account will be established as a trust account in the name of the
                               Indenture Trustee. The amount on deposit in the Pre-Funding
                               Account (the "Pre-Funded Amount") will initially equal the
                               Initial Pre-Funded Amount of $299,666,806, and, during the
                               Funding Period, will be reduced by the amount thereof used to purchase Subsequent Receivables in accordance with the
                               Sale and Servicing Agreement and the amounts thereof
                               deposited in the Spread Account in connection with the
                               purchase of such Subsequent Receivables. The Seller expects that the Pre-Funded Amount will be reduced to less than
                               $100,000 by the August 1998 Payment Date. Any Pre-Funded
                               Amount remaining at the end of the Funding Period will be
                               payable (a) first, to the A-1 Noteholders, (b) second, to
                               the A-2 Noteholders, (c) third (in the unlikely event that the A-2 Notes are repaid in full), to the A-3 Noteholders as described in "Description of the Notes--Mandatory
                               Redemption" and (d) fourth (in the unlikely event the A-3
                               Notes are repaid in full), to the A-4 Noteholders as

                               described in "Description of the Notes--Mandatory
                               Redemption." Prior to being used to purchase Subsequent
                               Receivables or paid to the Noteholders, the Pre-Funded
                               Amount will be invested from time to time in Eligible
                               Investments. See "Description of the Transfer and Servicing
                               Agreements--Accounts" in the Prospectus.

Negative Carry Account.......  In order to maintain the rating of the Notes at their initial levels, the Servicer will establish and maintain in the name of the Indenture Trustee an account (the "Negative
                               Carry Account") as a Trust Account for the benefit of the
                               Noteholders. The Negative Carry Account will be created with an initial deposit by the Seller of $4,595,626.41 (the
                               "Negative Carry Account Initial Deposit"). On each Payment
                               Date, the Servicer will instruct the Indenture Trustee to
                               withdraw from the Negative Carry Account and deposit into
                               the Collection Account an amount equal to the Negative Carry
                               Amount for such Collection Period. For each Collection
                               Period, the "Negative Carry Amount" will be calculated by
                               the Servicer as the difference (if positive) between (i) the product of (a) the sum of the Class A Noteholders' Interest
                               Distributable Amount and the Class B Noteholders' Interest
                               Distributable Amount multiplied by (b) the Pre-Funded
                               Percentage minus (ii) the investment earnings on the
                               Pre-Funded Amount. The "Pre-Funded Percentage" for each
                               Collection Period is the percentage derived from the
                               fraction the numerator of which is the Pre-Funded Amount and the denominator of which is the sum of the Pool Balance and the Pre-Funded Amount, after taking into account all
                               transfers of Subsequent Receivables during such Collection
                               Period. Amounts on deposit in the Negative Carry Account in excess of the Required Negative Carry Account Balance will be released to the Seller on each Payment Date, and all
                               amounts remaining on deposit in the Negative Carry Account on the Payment Date on or immediately following the last day of the Funding Period (after giving effect to all
                               withdrawals therefrom on such Payment Date) will be released to the Seller.

Spread Account...............  The Servicer will establish and maintain in the name of the
                               Indenture Trustee a collateral account (the "Spread
                               Account") into which funds will be deposited from time to
                               time as described herein. Funds on deposit in the Spread
                               Account will be available on each Payment Date to cover
                               shortfalls in distributions of interest and principal on the
                               Notes to the extent described herein. Funds on deposit in
                               the Spread Account will not be used to cover shortfalls in any distributions on the Certificates. The Spread Account
                               will be created with an initial deposit by the Seller of
                               $6,506,664, which equals the Initial Pool Balance multiplied by 2.00%. On each Subsequent Transfer Date, cash or Eligible
                               Investments having a value approximately equal to 2.00% of the aggregate Contract Value of the Subsequent Receivables conveyed to the Trust on such Subsequent Transfer Date will be withdrawn from the Pre-Funding Account from amounts
                               otherwise distributable to the Seller in connection with the sale of Subsequent Receivables and deposited in the Spread
                               Account. The amount initially deposited in the Spread
                               Account by the Seller together with the aggregate amount
                               transferred from the Pre-Funding Account to the Spread
                               Account on each Subsequent Transfer Date is referred to as the "Spread Account Initial Deposit." The Spread Account
                               Initial Deposit will be augmented on each Payment Date by
                               the deposit in the Spread Account of amounts remaining after deposit in the Note Distribution Account and the Certificate
                               Distribution Account of amounts to be distributed to
                               Noteholders and holders of the Certificates (the
                               "Certificateholders") and the payment of the Administration
                               Fee and the Servicing Fee.

                               Amounts in the Spread Account on any Payment Date (after
                               giving effect to all distributions to be made on such
                               Payment Date) in excess of the Specified Spread Account
                               Balance for such Payment Date will be released to the
                               Seller. The "Specified Spread Account Balance" with respect to any Payment Date generally will be equal to the lesser of
                               (a) 2.00% of the Initial Pool Balance and (b) the Note
                               Balance. The Specified Spread Account Balance may be reduced or the definition thereof otherwise modified without the
                               consent of the Noteholders if the Rating Agencies confirm in writing that such reduction or modification will not result in a reduction or withdrawal of the rating of the Notes. See
                               "Description of the Transfer and Servicing
                               Agreements--Spread Account."

The Certificates.............  On the Closing Date, the Trust will issue Certificates in an aggregate principal amount of $10,938,000. The Seller will initially purchase the entire principal amount of the
                               Certificates. The Certificates will bear interest at the
                               rate of 5.940% per annum, except that during the Funding
                               Period no interest will accrue on the Pre-Funded Percentage of the Certificate Balance. Distributions of interest and
                               principal on the Certificates will be subordinated in
                               priority of payment to interest and principal due on the
                               Notes to the extent described herein. See "Description of
                               the Certificates" in this Prospectus Supplement.

Collection Account; Priority
  of Distributions...........  The Servicer will establish and maintain in the name of the
                               Indenture Trustee an account (the "Collection Account") into which all payments made on or with respect to the
                               Receivables will be deposited and held until the
                               distribution thereof to Noteholders and Certificateholders as described herein. Except under certain conditions
                               described herein, the Servicer will be required to remit
                               collections received with respect to the Receivables within two business days of receipt thereof to the Collection
                               Account. Pursuant to the Sale and Servicing Agreement, the
                               Servicer will have the revocable power to instruct the
                               Indenture Trustee to withdraw funds on deposit in the
                               Collection Account and to apply such funds on each Payment
                               Date to the following (in the priority indicated): (i) the
                               Administration Fee for the prior Collection Period and any overdue Administration Fees to the Administrator; (ii) the
                               Class A Noteholders' Interest Distributable Amount into the
                               Note Distribution Account; (iii) the Class B Noteholders'
                               Interest Distributable Amount into the Note Distribution
                               Account; (iv) the A-1 Noteholders' Principal Distributable
                               Amount into the Note Distribution Account; (v) the A-2
                               Noteholders' Principal Distributable Amount into the Note
                               Distribution Account; (vi) the A-3 Noteholders' Principal
                               Distributable Amount into the Note Distribution Account;
                               (vii) the A-4 Noteholders' Principal Distributable Amount in
                               the Note Distribution Account; (viii) the Class B
                               Noteholders' Principal Distributable Amount into the Note
                               Distribution Account; (ix) to the Spread Account to the
                               extent necessary so that the balance on deposit therein will equal the Specified Spread Account Balance; (x) the
                               Certificateholders' Interest Distributable Amount into the
                               Certificate Distribution Account; (xi) the
                               Certificateholders' Principal Distributable Amount into the
                               Certificate Distribution Account; (xii) the Servicing Fee
                               for the prior Collection Period and any overdue Servicing
                               Fees to the Servicer, except that if Case Credit or an
                               affiliate of Case Credit is not the Servicer, the amounts
                               described in this clause will be paid prior to any other
                               application of funds on deposit in the Collection Account;
                               and (xiii) the remaining balance, if any, to the Spread
                               Account. After an Event of Default and acceleration of the
                               Notes (and, if any Notes remain outstanding, on and after
                               the Final Scheduled Maturity Date), principal payments will be made first to Class A Noteholders

                               ratably according to the amounts due on the Class A Notes
                               for principal and then to the Class B Noteholders until the outstanding principal amount of the Class B Notes has been paid in full. See "Description of the Transfer and Servicing
                               Agreements--Distributions."

Tax Status...................  In the opinion of Mayer, Brown & Platt ("Federal Tax
                               Counsel"), for Federal income tax purposes the Notes will be characterized as debt and the Trust will not be
                               characterized as an association (or publicly traded
                               partnership) taxable as a corporation. In the opinion of
                               Foley & Lardner ("Wisconsin Tax Counsel"), the same
                               characterizations should apply for Wisconsin income tax
                               purposes as for Federal income tax purposes. Each
                               Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness. See "Certain Federal Income Tax
                               Consequences" and "Certain State Tax Consequences" in the
                               Prospectus for additional information concerning the
                               application of Federal and Wisconsin tax laws to the Trust and the Notes.

ERISA Considerations.........  Subject to the considerations discussed under "ERISA
                               Considerations," the Notes are eligible for purchase by
                               employee benefit plans.

Registration of Notes........  The Notes initially will be represented by Securities registered in the name of Cede, as the nominee of DTC. No
                               Noteholder will be entitled to receive a Definitive Note,
                               except under the limited circumstances described herein.
                               Noteholders may elect to hold their Notes through DTC (in
                               the United States) or Cedel or Euroclear (in Europe).
                               Transfers will be made in accordance with the rules and
                               operating procedures described herein. See "Certain
                               Information Regarding the Securities--Definitive Securities"
                               in the Prospectus.

Legal Investment.............  The A-1 Notes will be eligible securities for purchase by money market funds under paragraph (a)(9) of Rule 2a-7 under the Investment Company Act of 1940, as amended.

Rating of the Notes..........  It is a condition to the issuance of the Notes that the A-1
                               Notes be rated in the highest short-term rating category,
                               that the A-2 Notes, the A-3 Notes and the A-4 Notes be rated in the highest long-term rating category and that the Class
                               B Notes be rated at least in the "A" category or its
                               equivalent, in each case by at least two nationally
                               recognized statistical rating agencies (the "Rating
                               Agencies"). There can be no assurance that such ratings will not be lowered or withdrawn by a rating agency if
                               circumstances so warrant. See "Risk Factors--Ratings of the
                               Notes."

                                  Risk Factors

Limited Liquidity

There is currently no secondary market for the Notes. Each Underwriter currently intends to make a market in the Notes for which it is an Underwriter, but is under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the Noteholders with liquidity of investment or that it will continue for the life of the Notes.

The Receivables and the Pre-Funding Account

On the Closing Date, the Seller will transfer to the Trust the approximately $325,103,002.29 of Initial Receivables (calculated for the Standard Precomputed Receivables by using a discount rate equal to the APR of each such Standard Precomputed Receivable and for the Precomputed Simple Rebate Receivables using the current balance on the Servicer's records; or $325,333,194 calculated for all of the Initial Receivables using a discount rate equal to the Initial Cutoff Date APR) and the approximately $299,666,806 Initial Pre-Funded Amount to be deposited in the Pre-Funding Account. If the principal amount of eligible Receivables originated by Dealers or by retail outlets owned by Case and purchased by Case Credit during the Funding Period is less than the Initial Pre-Funded Amount, the Seller will have insufficient Receivables to sell to the Trust on the Subsequent Transfer Dates, thereby resulting in a prepayment of principal to the Noteholders as described below. See "Economic and Other Factors" and "Trust's Relationship to the Seller, Case Credit Corporation and Case Corporation" below.

Any conveyance of Subsequent Receivables is subject to the satisfaction, on or before the related Subsequent Transfer Date, of the following conditions precedent, among others: (i) each such Subsequent Receivable must satisfy the eligibility criteria specified in the Sale and Servicing Agreement; (ii) the Seller shall not have selected such Subsequent Receivables in a manner that it believes is adverse to the interests of the Noteholders or the Certificateholders; (iii) as of the related Subsequent Cutoff Date, the Receivables in the Trust at that time, including the Subsequent Receivables to be conveyed by the Seller as of such Subsequent Cutoff Date, shall satisfy the parameters described under "The Receivables Pool" herein and under "The Receivables Pools" in the Prospectus; (iv) the applicable Spread Account Initial Deposit for such Subsequent Transfer Date shall have been made; (v) the Seller shall have executed and delivered to the Trust (with a copy to the Indenture Trustee) a written assignment conveying such Subsequent Receivables to the Trust (including a schedule identifying such Subsequent Receivables); (vi) the Seller shall have delivered certain opinions of counsel to the Trustee, the Indenture Trustee and the Rating Agencies with respect to the transfer of all such Subsequent Receivables conveyed during such Collection Period; (vii) the Trust and the Indenture Trustee shall have received written confirmation from a firm of certified independent public accountants that, as of the end of the preceding Collection Period, the Receivables in the Trust at that time, including the Subsequent Receivables conveyed by the Seller during such Collection Period, satisfied the parameters described under "The Receivables Pool" herein and under "The Receivables Pools" in the Prospectus; and (viii) Moody's Investors Service, Inc. ("Moody's") shall have received written notification from the Seller of the addition of all such Subsequent Receivables.

To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the conveyance of Subsequent Receivables to the Trust by the end of the Funding Period, any such amounts remaining will be applied (a) first, to redeem the A-1 Notes, in whole or in part, (b) second (if the A-1 Notes are redeemed in whole), to redeem the A-2 Notes, in whole or in part, (c) third (in the unlikely event that the A-2 Notes are redeemed in whole), to redeem the A-3 Notes, in whole or in part and (d) fourth (in the unlikely event that the A-3 Notes are redeemed in whole), to redeem the A-4 Notes, in whole or in part.

Any such prepayment will shorten the weighted average life of the affected Notes to an extent that cannot be predicted with assurance, since the amount of such prepayment cannot be predicted with assurance. Holders of Notes purchased at a premium should consider the risk that such a prepayment could result in an actual yield that is less than the anticipated yield.

Each Subsequent Receivable must satisfy the eligibility criteria specified in the Sale and Servicing Agreement at the time of its addition. However, except for such criteria, there will be no required characteristics of the Subsequent Receivables. Subsequent Receivables may be originated by the Dealers or by the retail outlets owned by Case at a later date using credit criteria different from those that were applied to the Initial Receivables and may be of a different credit quality and seasoning. In addition, following the transfer of Subsequent Receivables to the Trust, the characteristics of the entire Receivables Pool, including the composition of the Receivables, the distribution by APR, equipment type, payment frequency, average maturity, current Contract Value and geographic distribution, may vary from those of the Initial Receivables. See "The Receivables Pool." Since the weighted average life of the Notes will be influenced by the rate at which the principal balances of the Receivables are paid, some of these variations will affect the weighted average life of the Notes. See "Weighted Average Life of the Securities" in the Prospectus. The requirements that no Receivables have a remaining term in excess of 72 months and that on each Subsequent Transfer Date the weighted average original term of the Receivables in the Trust will not be greater than 55 months are intended to minimize the effect of the addition of Subsequent Receivables on the weighted average life of the Notes.

Seasonality of Cash Flow

Payments on the Receivables may be made on a monthly, quarterly, semiannual, annual or an irregular basis. The majority of the Initial Receivables (representing approximately 66.41% of the aggregate Contract Value of the Receivables as of the Initial Cutoff Date) are agricultural equipment retail installment sale contracts and tend to have payment dates that correspond to periods in which farmers have stronger cash flows. As a result, the amounts of cash distributed to Noteholders will tend to share in this seasonality, with higher amounts of principal paid on the Payment Dates occurring in the first and fourth calendar quarters in each year and relatively lower amounts paid on other Payment Dates. See "The Receivables Pool."

Economic and Other Factors

The ability of the Dealers and of the retail stores owned by Case to sell agricultural and construction equipment and thereby generate Subsequent Receivables is affected by the general level of activity in the agricultural and construction industries, including the rate of United States farm production and demand, government subsidies for the agricultural sector, weather conditions, commodity prices, interest rates, prevailing levels of construction (especially housing starts), and levels of total industry capacity and equipment inventory. However, Case and the Seller are unable to determine and have no basis to predict whether or to what extent these factors will affect the level of sales of agricultural or construction equipment.

Subordination

Distributions of interest on the Class B Notes will be subordinated in priority of payment to interest due on the Class A Notes, and distributions of principal on the Class B Notes will be subordinated in priority of payment to principal due on the Class A Notes, in each case, to the extent described herein. Consequently, the Class B Noteholders will not receive any distributions of interest with respect to a Collection Period until the full amount of interest on the Class A Notes relating to such Collection Period has been deposited in the Note Distribution Account. No distributions of principal with respect to the Class B Notes will be made until funds sufficient to pay the Class A Notes in full have been deposited in the Note Distribution Account. Distributions of interest and principal on the Certificates will be subordinated in priority of payment to interest and principal due on the Notes.

Limited Assets

The Trust does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables, the Pre-Funding Account, the Negative Carry Account and the Spread Account. Holders of the Notes must rely for repayment upon payments on the Receivables and, if and to the extent available, amounts on deposit in the Negative Carry Account and the Spread Account. Amounts to be deposited in the Spread Account are limited in amount and will be reduced as the Pool Balance is reduced. If the Negative Carry Account and the Spread Account are exhausted, the Trust will depend solely on current distributions on the Receivables to make payments on the Notes and the Certificates.

Ratings of the Notes

It is a condition to the issuance of the Notes that the A-1 Notes be rated in the highest short-term investment rating category, that the A-2 Notes, the A-3 Notes and the A-4 Notes be rated in the highest long-term investment rating category and the Class B Notes be rated at least in the "A" category or its equivalent, in each case by at least two Rating Agencies. A rating is not a recommendation to purchase, hold or sell the Notes, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Notes address the likelihood of the timely payment of interest on and the ultimate payment of principal of the Notes pursuant to their terms. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant.

Trust's Relationship to the Seller, Case Credit Corporation and Case Corporation

Neither the Seller, Case Credit, Case nor any of their affiliates is generally obligated to make payments in respect of the Notes or the Receivables. However, the ability of the Seller to convey Subsequent Receivables on Subsequent Transfer Dates is completely dependent on the generation of additional receivables by Case Credit. The ability of Case Credit to generate receivables in turn depends on the sales of agricultural and construction equipment manufactured or distributed by Case. If, during the Funding Period, Case were temporarily or permanently no longer manufacturing or distributing agricultural or construction equipment, the rate of sales of agricultural and construction equipment manufactured or distributed by Case would decrease, adversely affecting the ability of the Seller to sell Subsequent Receivables to the Trust. The use of incentive programs (e.g., manufacturer's rebate programs), may also affect retail sales. There can be no assurance, therefore, that Case Credit will continue to generate receivables at the same rate as in prior years. Moreover, in connection with the sale of the Receivables by Case Credit to the Seller pursuant to the Liquidity Receivables Purchase Agreement or the Purchase Agreement, Case Credit has made or will make representations and warranties with respect to the characteristics of such Receivables and, in certain circumstances, Case Credit may be required to repurchase Receivables with respect to which any such representation or warranty has been breached. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" and "--Commercial Paper Program" in the Prospectus. In addition, under certain circumstances, the Servicer may be required to purchase Receivables. See "Description of the Transfer and Servicing Agreements-- Servicing Procedures" in the Prospectus. Moreover, if Case Credit were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Noteholders.

Case is a leading worldwide designer, manufacturer, marketer and distributor of farm equipment and light-and medium-sized construction equipment, which is sold worldwide through independent dealers and retail outlets owned by Case and its affiliates. For the nine months ended September 30, 1997 and the year ended December 31, 1996, Case reported operating earnings (industrial earnings before interest, taxes, changes in accounting principles and extraordinary items, including net income of the finance companies on an equity basis) of $437 million and $579 million, respectively (compared to $416 million for the nine months ended September 30, 1996 and $509 million for the year ended December 31,
1995), and net income of $280 million and $316 million, respectively (compared to $214 million for the nine months ended September 30, 1996 and $337 million for the year ended December 31, 1995) on net sales of $4.1 billion and $5.2 billion, respectively (compared to $3.7 billion for the nine months ended September 30, 1996 and $4.9 billion for the year ended December 31, 1995). At September 30, 1997, Case's consolidated equity was $2.1 billion.

Case Credit had consolidated net income of $62 million for the nine months ended September 30, 1997, $85 million for the year ended December 31, 1996, compared with net income of $65 million for the nine months ended September 30, 1996 and $94 million for the year ended December 31, 1995. The $3 million decrease in year-over-year net income for the periods ending September 30, 1997 and 1996 primarily reflects lower net operating margins and reduced income from asset-backed securitizations, partially offset by higher earnings as a result of increased levels of on-balance-sheet receivables. The $9 million decrease for the years ended December 31, 1996 and 1995 is primarily due to increased interest expense as a result of maintaining higher average debt levels necessary to fund the growth in both the finance lease and operating lease equipment programs. In addition, Case Credit's 1996 net income was lower as a result of lower interest rate margins on the sale of retail notes under asset-backed securitization transactions. Revenues for the first nine months of 1997 were $201 million and for the year ended December 31, 1996 were $244 million, compared to $186 million for the first nine months of 1996 and $217 million for the year ended December 31, 1995. At September 30, 1997, total gross receivables serviced by Case Credit were $4.9 billion, up 20% from September 30, 1996.

For additional information regarding the Seller, Case Credit or Case, see "The Seller, Case Credit Corporation and Case Corporation" in the Prospectus.

                                   The Trust

General

Case Equipment Loan Trust 1998-A is a trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Receivables, the Pre-Funding Account and the other assets of the Trust and proceeds therefrom,
(ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

The Trust will initially be capitalized with equity of $10,938,000 excluding amounts deposited in the Negative Carry Account and the Spread Account, representing the initial principal balance of the Certificates. Certificates representing the entire principal balance initially will be sold to the Seller. The equity of the Trust, together with the proceeds from the initial sale of the Notes, will be used by the Trust to purchase the Receivables from the Seller pursuant to the Sale and Servicing Agreement. The Servicer will initially service the Receivables pursuant to the Sale and Servicing Agreement and will be compensated for acting as the Servicer. See "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses." To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed custodian for the Receivables by the Trustee, but will not stamp the Receivables to reflect the sale and assignment of the Receivables to the Trust, or amend or assign the financing statements filed to perfect the security interest in the Financed Equipment or, where applicable, the certificates of title of the Financed Equipment. In the absence of amendments to the financing statements or certificates of title, the Trust may not have perfected security interests in the Financed Equipment securing the Receivables originated in some states. See "Certain Legal Aspects of the Receivables" in the Prospectus.

If the protection provided to the Noteholders by the Negative Carry Account, the Spread Account and the subordination of the Certificates is insufficient, the Noteholders must rely solely on payments from the Obligors on the Receivables and the proceeds from the repossession and sale of Financed Equipment that secure defaulted Receivables. In such event, certain factors, such as the Trust's not having first priority perfected security interests in some of the Financed Equipment, may affect the Trust's ability to realize on the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to Noteholders with respect to the Notes. See "Description of the Transfer and Servicing Agreements-- Distributions," "--Negative Carry Account" and "--Spread Account" herein and "Certain Legal Aspects of the Receivables" in the Prospectus.

The Trust's principal offices are in New York, New York, at the address listed below under "--The Trustee."

Capitalization of the Trust

The following table illustrates the capitalization of the Trust as of the Cutoff Date, as if the issuance and sale of the Notes and the Certificates had taken place on such date:

Class A-1 5.545% Asset Backed Notes............................................  $72,113,000
Class A-2 5.592% Asset Backed Notes............................................  190,750,000
Class A-3 5.740% Asset Backed Notes............................................  145,750,000
Class A-4 5.830% Asset Backed Notes............................................  180,449,000
Class B 5.940% Asset Backed Notes..............................................   25,000,000
5.940% Asset Backed Certificates...............................................   10,938,000
                                                                                 -----------
    Total                                                                        $625,000,000
                                                                                 -----------
                                                                                 -----------

The Trustee

The Bank of New York is the Trustee under the Trust Agreement. The Bank of New York is a Delaware banking corporation and its principal offices are located at 101 Barclay Street, Floor 12E, New York, New York, 10286. In the ordinary course of its business, the Trustee and its affiliates have engaged and may in the future engage in commercial banking or financial advisory transactions with Case Credit and its affiliates. The Bank of New York (Delaware) will act as co-trustee for the purpose of complying with certain Delaware legal requirements.

                              The Receivables Pool

The pool of Receivables (the "Receivables Pool") will include the Initial Receivables purchased as of the Initial Cutoff Date and any Subsequent Receivables purchased as of any applicable Subsequent Cutoff Date (the Initial Cutoff Date or any Subsequent Cutoff Date being individually referred to herein as a "Cutoff Date").

The Initial Receivables were selected, and the Subsequent Receivables will be selected, from the Seller's portfolio using several criteria, some of which are set forth in the Prospectus under "The Receivables Pools," as well as that each Receivable (i) is not more than 90 days past due as of the applicable Cutoff Date, (ii) has an APR that is equal to or greater than 3%, (iii) has a remaining term to maturity (I.E., the period from but excluding the applicable Cutoff Date to and including the Receivable's maturity date) of not more than 72 months and
(iv) has a Contract Value as of the applicable Cutoff Date that (when combined with the Contract Value of any other Receivables with the same or an affiliated Obligor) does not exceed 1% of the aggregate Contract Value of all the Receivables. The Receivables will include Contracts with respect to which the first payment has not been made and interest waiver contracts pursuant to which interest will not begin to accrue for some designated period of time. As of the applicable Cutoff Date, no Obligor on any Receivable was or will be noted in the records of the Servicer as being the subject of a bankruptcy proceeding. No selection procedures believed by the Seller to be adverse to Noteholders were or will be used in selecting the Receivables.

According to the eligibility criteria set forth in the Sale and Servicing Agreement, the obligation of the Trust to purchase the Subsequent Receivables on a Subsequent Transfer Date will be subject to the Receivables in the Trust, including the Subsequent Receivables to be conveyed to the Trust on such Subsequent Transfer Date, meeting the following criteria: (i) the weighted average original term of the Receivables in the Trust will not be greater than 55 months; and (ii) not more than 45% of the principal balances of the Receivables in the Trust will represent Contracts for the financing of construction equipment.

The Initial Receivables will represent approximately 52% of the sum of the initial Note Balance and the initial Certificate Balance. However, except for the criteria described in the preceding paragraphs, there will be no required characteristics of the Subsequent Receivables. Therefore, following the transfer of Subsequent Receivables to the Trust, the aggregate characteristics of the entire Receivables Pool, including the composition of the Receivables, the distribution by APR, equipment type, payment frequency, current Contract Value and geographic distribution described in the following tables, may vary from those of the Initial Receivables. Following the end of the Funding Period, the Seller will file a report on Form 8-K containing information comparable to that contained in the tables set forth below regarding the aggregate characteristics of the entire Receivables Pool, after the addition of the Subsequent Receivables.

The composition, distribution by APR, equipment type, payment frequency, current Contract Value and geographic distribution, in each case of the Initial Receivables as of the Initial Cutoff Date, are as set forth in the following tables. For purposes of the data in the following tables, "Contract Value" (a) for each Standard Precomputed Receivable has been calculated as the sum of (i) the present value of the future scheduled payments on such Standard Precomputed Receivable as of the Initial Cutoff Date discounted monthly at an annual rate equal to the APR of such Standard Precomputed Receivable plus (ii) the amount of any past due payments, and (b) for each Precomputed Simple Rebate Receivable has been deemed to equal the current balance of that Receivable on the Servicer's records as of the Initial Cutoff Date.

                      Composition of the Receivables Pool
                         as of the Initial Cutoff Date

----------------------------------------------------------------------------------------------------
    Weighted                                             Weighted        Weighted
Average APR of          Aggregate    Number of            Average         Average            Average
 Receivables       Contract Value  Receivables     Remaining Term   Original Term     Contract Value
--------------  -----------------  -------------  ---------------  --------------  -----------------
      8.758%    $  325,103,002.29        7,527       50.19 months    52.79 months  $       43,191.58

                  Distribution by APR of the Receivables Pool
                         as of the Initial Cutoff Date

                                                                     -----------------------------------------------
                                                                                                        Percent of
                                                                                                         Aggregate
                                                                       Number of            Aggregate     Contract
APR Range                                                            Receivables       Contract Value        Value
-------------------------------------------------------------------  -------------  -----------------  -------------
 3.00% to  3.99%...................................................          197    $    3,211,405.81         0.99%
 4.00% to  4.99%...................................................           42         5,023,731.24         1.55
 5.00% to  5.99%...................................................          446         9,815,988.35         3.02
 6.00% to  6.99%...................................................          320         8,966,273.74         2.76
 7.00% to  7.99%...................................................          765        19,138,186.74         5.89
 8.00% to  8.99%...................................................        2,331       151,063,818.58        46.46
 9.00% to  9.99%...................................................        1,475        75,360,254.02        23.18
10.00% to 10.99%...................................................        1,494        38,279,715.13        11.77
11.00% to 11.99%...................................................          262         8,168,629.97         2.51
12.00% to 12.99%...................................................           93         3,439,056.47         1.06
13.00% to 13.99%...................................................           79         1,849,550.68         0.57
14.00% to 14.99%...................................................           18           428,818.60         0.13
16.00% to 16.99%...................................................            3            92,452.29         0.03
17.00% to 17.99%...................................................            2           265,120.67         0.08
                                                                           -----    -----------------  -------------
    Total..........................................................        7,527    $  325,103,002.29       100.00%
                                                                           -----    -----------------  -------------
                                                                           -----    -----------------  -------------

             Distribution by Equipment Type of the Receivables Pool
                         as of the Initial Cutoff Date

                                                                     -----------------------------------------------
                                                                                                        Percent of
                                                                                                         Aggregate
                                                                       Number of            Aggregate     Contract
Type                                                                 Receivables       Contract Value        Value
-------------------------------------------------------------------  -------------  -----------------  -------------
Agricultural
  New..............................................................        2,099    $  104,488,200.30        32.14%
  Used.............................................................        2,902       111,403,293.72        34.27
Construction
  New..............................................................        1,482        71,652,136.72        22.04
  Used.............................................................        1,044        37,559,371.55        11.55
                                                                           -----    -----------------  -------------
    Total..........................................................        7,527    $  325,103,002.29       100.00%
                                                                           -----    -----------------  -------------
                                                                           -----    -----------------  -------------

           Distribution by Payment Frequency of the Receivables Pool
                         as of the Initial Cutoff Date

                                                                     -----------------------------------------------
                                                                                                        Percent of
                                                                                                         Aggregate
                                                                       Number of            Aggregate     Contract
Frequency                                                            Receivables       Contract Value        Value
-------------------------------------------------------------------  -------------  -----------------  -------------
Annual(1)..........................................................        4,048    $  188,919,100.62        58.11%
Semiannual.........................................................          278        14,588,118.22         4.49
Quarterly..........................................................           58         1,600,321.82         0.49
Monthly............................................................        3,143       119,995,461.63        36.91
                                                                           -----    -----------------  -------------
    Total..........................................................        7,527    $  325,103,002.29       100.00%
                                                                           -----    -----------------  -------------
                                                                           -----    -----------------  -------------

------------------------

(1) Approximately 35.93%, 9.08%, 2.11%, 1.84%, 1.14%, 0.67%, 0.92%, 1.56%,
    10.05%, 1.60%, 4.56% and 30.52%, of the annual Receivables have scheduled payments within the Collection Periods relating to the Payment Dates in January, February, March, April, May, June, July, August, September, October, November and December, respectively.

         Distribution by Current Contract Value of the Receivables Pool
                         as of the Initial Cutoff Date

                                                                     -----------------------------------------------
                                                                                                        Percent of
                                                                                                         Aggregate
                                                                       Number of            Aggregate     Contract
Contract Value Range                                                 Receivables       Contract Value        Value
-------------------------------------------------------------------  -------------  -----------------  -------------
$     0.00 to $  4,999.99..........................................          471    $    1,653,641.99         0.51%
  5,000.00 to    9,999.99..........................................          925         6,999,243.64         2.15
 10,000.00 to   14,999.99..........................................          868        10,807,361.59         3.32
 15,000.00 to   19,999.99..........................................          742        12,896,064.36         3.97
 20,000.00 to   24,999.99..........................................          480        10,694,980.05         3.29
 25,000.00 to   29,999.99..........................................          412        11,251,297.49         3.46
 30,000.00 to   34,999.99..........................................          364        11,818,545.72         3.64
 35,000.00 to   39,999.99..........................................          355        13,292,514.78         4.09
 40,000.00 to   44,999.99..........................................          299        12,706,828.89         3.91
 45,000.00 to   49,999.99..........................................          257        12,185,844.41         3.75
 50,000.00 to   54,999.99..........................................          285        14,916,804.18         4.59
 55,000.00 to   59,999.99..........................................          229        13,146,850.62         4.04
 60,000.00 to   64,999.99..........................................          196        12,221,692.95         3.76
 65,000.00 to   69,999.99..........................................          158        10,683,255.50         3.29
 70,000.00 to   74,999.99..........................................          166        12,016,871.47         3.70
 75,000.00 to   99,999.99..........................................          625        54,038,211.14        16.62
 100,000.00 to   199,999.99........................................          611        77,924,232.89        23.96
 200,000.00 to   299,999.99........................................           56        13,721,861.87         4.22
 300,000.00 to   499,999.99........................................           23         8,487,982.99         2.61
 500,000.00 to   699,999.99........................................            2         1,056,338.18         0.32
 700,000.00 to   899,999.99........................................            1           703,274.48         0.22
 900,000.00 to 1,099,999.00........................................            2         1,879,303.10         0.58
                                                                           -----    -----------------       ------
    Total..........................................................        7,527    $  325,103,002.29       100.00%
                                                                           -----    -----------------       ------
                                                                           -----    -----------------       ------

                Geographic Distribution of the Receivables Pool
                         as of the Initial Cutoff Date

                                             -----------
                                             Percent of
                                              Aggregate
                                               Contract
State(1)                                          Value
-------------------------------------------  -----------
Alabama....................................        2.27%
Alaska.....................................        0.33
Arizona....................................        0.94
Arkansas...................................        2.97
California.................................        2.59
Colorado...................................        2.10
Connecticut................................        0.33
Delaware...................................        0.48
Florida....................................        0.96
Georgia....................................        2.39
Hawaii.....................................        0.04
Idaho......................................        1.27
Illinois...................................        9.61
Indiana....................................        3.54
Iowa.......................................        8.42
Kansas.....................................        2.48
Kentucky...................................        2.40
Louisiana..................................        2.01
Maine......................................        0.37
Maryland...................................        0.75
Massachusetts..............................        0.25
Michigan...................................        2.65
Minnesota..................................        6.17
Mississippi................................        2.86
Missouri...................................        5.65
Montana....................................        0.91

                                             -----------
                                             Percent of
                                              Aggregate
                                               Contract
State(1)                                          Value
-------------------------------------------  -----------
Nebraska...................................        3.76%
Nevada.....................................        0.60
New Hampshire..............................        0.25
New Jersey.................................        0.67
New Mexico.................................        0.29
New York...................................        1.95
North Carolina.............................        1.87
North Dakota...............................        1.06
Ohio.......................................        3.04
Oklahoma...................................        1.49
Oregon.....................................        1.00
Pennsylvania...............................        1.71
Rhode Island...............................        0.00
South Carolina.............................        1.02
South Dakota...............................        2.34
Tennessee..................................        2.09
Texas......................................        5.40
Utah.......................................        0.45
Vermont....................................        0.16
Virginia...................................        0.99
Washington.................................        2.02
Washington D.C.............................        0.00
West Virginia..............................        0.24
Wisconsin..................................        2.27
Wyoming....................................        0.59
                                             -----------
  Total....................................      100.00%
                                             -----------
                                             -----------

------------------------

(1) Based on billing addresses of Obligors.

Delinquencies, Repossessions and Net Losses

Set forth below is certain information concerning Case Credit's experience pertaining to the entire portfolio of United States retail agricultural and construction equipment receivables that it services, including receivables previously sold to trusts under prior asset-backed securitizations and receivables that remained with Tenneco Credit Corporation as a part of the Reorganization. In the year 1992, delinquencies, repossessions and net losses on construction contracts were adversely affected by the economic recession, which resulted in declines in housing starts and nonresidential construction. However, beginning in 1993, delinquencies, repossessions and net losses on construction contracts improved principally as a result of improvements in the economy, and also as a result of improvements in Case Credit's collection systems. Delinquencies, repossessions and net losses on agricultural contracts may be affected by weather conditions such as flood and drought, commodity market prices and the level of farmers' income. However, delinquencies, repossessions and net losses on agricultural contracts have remained generally stable during the years shown below. There can be no assurance that the delinquency, repossession and net loss experience on the Receivables of the Trust will be comparable to that set forth below.

                           Delinquency Experience(1)

                               ----------------------------------------------------------------------------------------------
                                                                      At December 31,
                               ----------------------------------------------------------------------------------------------
                                                                   (Dollars in Millions)
                                        1996                    1995                    1994                    1993
                               ----------------------  ----------------------  ----------------------  ----------------------
                                Number of               Number of               Number of               Number of
                                Contracts      Amount   Contracts      Amount   Contracts      Amount   Contracts      Amount
                               -----------  ---------  -----------  ---------  -----------  ---------  -----------  ---------
Portfolio....................     135,211   $ 3,262.4     135,722   $ 3,093.1     128,891   $ 2,641.0     128,562   $ 2,434.0
Period of Delinquency
  31-60 days.................       2,031        45.9       1,927        33.5       1,457        18.4       2,033        27.2
60 Days or More..............       1,778        36.3       1,509        18.5         855         9.4       2,145        22.5
                               -----------  ---------  -----------  ---------  -----------  ---------  -----------  ---------
Total Delinquencies..........       3,809   $    82.2       3,436   $    52.0       2,312   $    27.8       4,178   $    49.7
Total Delinquencies as a
  Percent of the Portfolio...        2.8%        2.5%        2.5%        1.7%        1.8%        1.0%        3.2%        2.0%


                                                                      At September 30,
                                                       ----------------------------------------------

                                        1992                    1997                    1996
                               ----------------------  ----------------------  ----------------------
                                Number of               Number of               Number of
                                Contracts      Amount   Contracts      Amount   Contracts      Amount
                               -----------  ---------  -----------  ---------  -----------  ---------
Portfolio....................     138,711   $ 2,549.8     142,639   $ 3,462.3     133,781   $ 3,190.8
Period of Delinquency
  31-60 days.................       4,877        71.7       2,259        58.6       1,593        33.7
60 Days or More..............       6,177        78.3       2,818        64.6       1,668        30.0
                               -----------  ---------  -----------  ---------  -----------  ---------
Total Delinquencies..........      11,054   $   150.0       5,077   $   123.2       3,261   $    63.7
Total Delinquencies as a
  Percent of the Portfolio...        8.0%        5.9%        3.6%        3.6%        2.4%        2.0%

----------------------------------------

(1) Except as indicated, all amounts and percentages are based on the gross amount scheduled to be paid on each retail installment sale contract, including unearned finance and other charges. The information in the table includes an immaterial amount of retail installment sale contracts on equipment other than agricultural and construction equipment and includes the receivables that remained with Tenneco Credit Corporation and previously sold contracts that Case Credit continues to service.

                     Credit Loss/Repossession Experience(1)

                                                                       -----------------------------------------------------
                                                                                      Year Ended December 31,
                                                                       -----------------------------------------------------
                                                                            1996       1995       1994       1993       1992
                                                                       ---------  ---------  ---------  ---------  ---------
                                                                                       (Dollars in Millions)
Average Gross Portfolio Outstanding During the Period................  $ 3,155.5  $ 2,857.7  $ 2,511.2  $ 2,487.1  $ 2,512.7
Repossessions as a Percent of Average Gross Portfolio Outstanding
  (5)................................................................      1.07%      1.14%      1.33%      1.83%      2.68%
Net Losses as a Percent of Liquidations(2)(3)(4)(5)..................      0.15%      0.22%      0.36%      0.61%      1.23%
Net Losses as a Percent of Average Gross Portfolio
  Outstanding(2)(3)(5)...............................................      0.08%      0.11%      0.19%      0.31%      0.67%


                                                                        Nine Months Ended
                                                                          September 30,
                                                                       --------------------
                                                                            1997       1996
                                                                       ---------  ---------

Average Gross Portfolio Outstanding During the Period................  $ 3,356.2  $ 3,128.8
Repossessions as a Percent of Average Gross Portfolio Outstanding
  (5)................................................................      1.22%      1.17%
Net Losses as a Percent of Liquidations(2)(3)(4)(5)..................      0.31%      0.14%
Net Losses as a Percent of Average Gross Portfolio
  Outstanding(2)(3)(5)...............................................      0.17%      0.08%

------------------------------

(1) Except as indicated, all amounts and percentages are based on the gross amount scheduled to be paid on each retail installment sale contract, including unearned finance and other charges. The information in the table includes an immaterial amount of retail installment sale contracts on equipment other than agricultural and construction equipment and includes the receivables that remained with Tenneco Credit Corporation and previously sold contracts that Case Credit continues to service.

(2) A portion of the contracts provide for recourse to Dealers. See "The Receivables Pools--The Retail Equipment Financing Business--Dealer Agreements" in the Prospectus. Approximately 24%, 27%, 25%, 22%, 22%, 22% and 27% of the aggregate amounts scheduled to be paid on the contracts acquired during the nine months ended September 30, 1997 and 1996 and the nine-month periods ended September 30, 1997 and 1996 and the years ended December 31, 1996, 1995, 1994, 1993 and 1992, provide for recourse to Dealers (excluding contracts which provide for recourse to Dealers through the Dealers' reserve accounts). In the event of defaults by the obligor under any such contract, the contract is required to be repurchased by the Dealer for an amount generally equal to all amounts due and unpaid thereunder. As a result, any losses under any such contract are incurred by the Dealer and are not included in the net loss figures set forth above.

(3) Net losses are equal to the aggregate of the principal balances of all contracts (plus accrued but unpaid interest thereon) that are determined to be uncollectible in the period, less any recoveries on contracts charged off in the period or any prior periods, excluding any losses resulting from repossession expenses and excluding any recoveries from Dealers' reserve accounts.

(4) Liquidations represent a reduction in the outstanding balances of the contracts as a result of cash payments and charge-offs.

(5) Percentages have been annualized for the nine months ended September 30, 1997 and 1996, and are not necessarily indicative of the experience for the year.

The net loss figures above reflect the fact that Case Credit had recourse to Dealers on a portion of the Contracts. See "The Receivables Pools--The Retail Equipment Financing Business--Dealer Agreements" in the Prospectus. This fact was taken into consideration in determining the principal balance of the Certificates and the Specified Spread Account Balance. In the event of a Dealer's bankruptcy, a bankruptcy trustee, a creditor or the Dealer as debtor in possession might attempt to characterize recourse sales of Contracts as loans to the Dealer secured by the Contracts. Such an attempt, if successful, could result in payment delays or losses on the affected Receivables.

                       Weighted Average Life of the Notes

Information regarding certain maturity and prepayment considerations with respect to the Notes is set forth under "Weighted Average Life of the Securities" in the Prospectus. As the rate of payment of principal of the Notes depends primarily on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of each Class of Notes could occur significantly earlier than their respective final scheduled maturity dates. Noteholders will bear the risk of being able to reinvest principal payments of the Notes at yields at least equal to the yield on their respective Notes.

Prepayments on retail installment sale contracts can be measured relative to a prepayment standard or model. The model used in this Prospectus Supplement is based on a constant prepayment rate ("CPR"). CPR is determined by the percentage of principal outstanding at the beginning of a period that prepays during that period, stated as an annualized rate. The CPR prepayment model, like any prepayment model, does not purport to be either an historical description of prepayment experience or a prediction of the anticipated rate of prepayment.

The tables on pages S-23, S-24 and S-25, have been prepared on the basis of certain assumptions, including that: (a) the Receivables prepay in full at the specified monthly CPR, with no repurchases, (b) each scheduled payment on the Receivables is made on the last day of each Collection Period, (c) distributions are made on each Payment Date in respect of the Notes in accordance with the description set forth under "Description of the Transfer and Servicing Agreements-- Distributions," (d) the balance in the Spread Account on any day is equal to the Specified Spread Account Balance, (e) the Closing Date occurs on February 23, 1998 and (f) the Servicer exercises its option to purchase the Receivables on the Payment Date after the Pool Balance declines to 10% of the Initial Pool Balance. The table indicates the projected weighted average life of each Class of Notes and sets forth the percent of the initial principal balance of each class of Notes that is projected to be outstanding after each of the Payment Dates shown at various CPR percentages.

The table also assumes that the Receivables have been aggregated into four hypothetical pools with all of the Receivables within each such pool having the following characteristics:

                                                      --------------------------
                                                        Aggregate     Weighted
                                                        Contract       Average
Pool                                                      Value          APR
----------------------------------------------------  -------------  -----------
1...................................................  $325,333,194.29     8.758%
2...................................................  99,988,935.23       8.758
3...................................................  99,888,935.24       8.758
4...................................................  99,888,935.24       8.758
                                                      -------------
                                                      $625,000,000.00
                                                      -------------
                                                      -------------

Hypothetical pool 1 has the same Contract Value and cashflow characteristics as the Initial Receivables. Hypothetical pools 2, 3 and 4 have Contract Values equal in the aggregate to the Initial Pre-Funded Amount. The cash flow characteristics of hypothetical pools 2, 3 and 4 are proportionately identical to hypothetical pool 1.

The information included in the following tables represents forward-looking statements and involves risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the tables on pages S-23, S-24 and S-25. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is highly unlikely that the Receivables will prepay at a constant CPR until maturity or that all of the Receivables will prepay at the same CPR. Similarly, the aggregate Contract Value of Subsequent Receivables may be less than the Pre-Funded Amount. Moreover, the diverse terms of Receivables within each of the three hypothetical pools could produce slower or faster principal distributions than indicated in the table at the various CPR specified. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of the Notes.

  Percent of Initial Principal Amount of the Notes at Various CPR Percentages

                                                    ------------------------------------------------------------------------
                                                                              A-1 Notes                            A-2 Notes
                                                                ------------------------------------               ---------
                                                       0%                                                             0%
Payment Date                                           --          13%          15%          17%          19%         --
--------------------------------------------------                 ---          ---          ---          ---
February 1998.....................................        100         100          100          100          100         100
March 1998........................................         95          91           90           89           88         100
April 1998........................................         92          81           79           77           75         100
May 1998..........................................         88          70           67           63           60         100
June 1998.........................................         84          56           52           47           42         100
July 1998.........................................         79          42           36           30           24         100
August 1998.......................................         73          28           21           14            6         100
September 1998....................................         62          10            1            0            0         100
October 1998......................................         54           0            0                                   100
November 1998.....................................         44                                                            100
December 1998.....................................         13                                                            100
January 1999......................................          0                                                             89
February 1999.....................................                                                                        81
March 1999........................................                                                                        73
April 1999........................................                                                                        67
May 1999..........................................                                                                        64
June 1999.........................................                                                                        62
July 1999.........................................                                                                        60
August 1999.......................................                                                                        58
September 1999....................................                                                                        54
October 1999......................................                                                                        51
November 1999.....................................                                                                        47
December 1999.....................................                                                                        36
January 2000......................................                                                                        21
February 2000.....................................                                                                        10
March 2000........................................                                                                         2
April 2000........................................                                                                         0
Weighted Average Life (years)(1)..................         .6          .4           .4           .3           .3         1.6


Payment Date                                            13%          15%          17%          19%
--------------------------------------------------      ---          ---          ---          ---
February 1998.....................................         100          100          100          100
March 1998........................................         100          100          100          100
April 1998........................................         100          100          100          100
May 1998..........................................         100          100          100          100
June 1998.........................................         100          100          100          100
July 1998.........................................         100          100          100          100
August 1998.......................................         100          100          100          100
September 1998....................................         100          100           97           94
October 1998......................................          98           94           90           87
November 1998.....................................          91           87           83           79
December 1998.....................................          78           74           69           65
January 1999......................................          62           57           53           48
February 1999.....................................          50           46           41           36
March 1999........................................          40           35           30           25
April 1999........................................          33           27           22           17
May 1999..........................................          28           22           17           12
June 1999.........................................          24           18           13            7
July 1999.........................................          20           14            8            2
August 1999.......................................          16            9            3            0
September 1999....................................          10            4            0
October 1999......................................           6            0
November 1999.....................................           1
December 1999.....................................           0
January 2000......................................
February 2000.....................................
March 2000........................................
April 2000........................................
Weighted Average Life (years)(1)..................         1.1          1.1          1.0          1.0

------------------------------

(1) The weighted average life of a Note is determined by: (a) multiplying the amount of each principal payment on the applicable Note by the number of years from the date of issuance of such Note to the related Payment Date,
    (b) adding the results and (c) dividing the sum by the related initial principal amount of such Note.

This table has been prepared based on the assumptions described on page S-22 (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

  Percent of Initial Principal Amount of the Notes at Various CPR Percentages

                                                    ------------------------------------------------------------------------
                                                                              A-3 Notes                            A-4 Notes
                                                                ------------------------------------               ---------
                                                       0%                                                             0%
Payment Date                                           --          13%          15%          17%          19%         --
--------------------------------------------------                 ---          ---          ---          ---
February 1998.....................................        100         100          100          100          100         100
March 1998........................................        100         100          100          100          100         100
April 1998........................................        100         100          100          100          100         100
May 1998..........................................        100         100          100          100          100         100
June 1998.........................................        100         100          100          100          100         100
July 1998.........................................        100         100          100          100          100         100
August 1998.......................................        100         100          100          100          100         100
September 1998....................................        100         100          100          100          100         100
October 1998......................................        100         100          100          100          100         100
November 1998.....................................        100         100          100          100          100         100
December 1998.....................................        100         100          100          100          100         100
January 1999......................................        100         100          100          100          100         100
February 1999.....................................        100         100          100          100          100         100
March 1999........................................        100         100          100          100          100         100
April 1999........................................        100         100          100          100          100         100
May 1999..........................................        100         100          100          100          100         100
June 1999.........................................        100         100          100          100          100         100
July 1999.........................................        100         100          100          100          100         100
August 1999.......................................        100         100          100          100           96         100
September 1999....................................        100         100          100           97           89         100
October 1999......................................        100         100           99           90           82         100
November 1999.....................................        100         100           92           84           75         100
December 1999.....................................        100          87           78           70           61         100
January 2000......................................        100          69           61           52           44         100
February 2000.....................................        100          56           48           40           32         100
March 2000........................................        100          45           37           30           22         100
April 2000........................................         94          37           29           22           14         100
May 2000..........................................         90          33           25           17            9         100
June 2000.........................................         88          29           21           13            5         100
July 2000.........................................         85          25           16            8            1         100
August 2000.......................................         81          21           12            4            0         100
September 2000....................................         76          15            7            0                      100
October 2000......................................         72          11            2                                   100
November 2000.....................................         67           6            0                                   100
December 2000.....................................         52           0                                                100
January 2001......................................         33                                                            100
February 2001.....................................         20                                                            100
March 2001........................................          9                                                            100
April 2001........................................          1                                                            100
May 2001..........................................          0                                                             99
June 2001.........................................                                                                        97
July 2001.........................................                                                                        95
August 2001.......................................                                                                        92
September 2001....................................                                                                        89
October 2001......................................                                                                        86
November 2001.....................................                                                                        83
December 2001.....................................                                                                        72
January 2002......................................                                                                        59
February 2002.....................................                                                                        51
March 2002........................................                                                                        44
April 2002........................................                                                                        39
May 2002..........................................                                                                        38
June 2002.........................................                                                                        37
July 2002.........................................                                                                        36
August 2002.......................................                                                                        35
September 2002....................................                                                                        33
October 2002......................................                                                                        31
November 2002.....................................                                                                        29
December 2002.....................................                                                                         0
Weighted Average Life (years)(1)..................        2.8         2.2          2.1          2.0          1.9         4.2


Payment Date                                            13%          15%          17%          19%
--------------------------------------------------      ---          ---          ---          ---
February 1998.....................................         100          100          100          100
March 1998........................................         100          100          100          100
April 1998........................................         100          100          100          100
May 1998..........................................         100          100          100          100
June 1998.........................................         100          100          100          100
July 1998.........................................         100          100          100          100
August 1998.......................................         100          100          100          100
September 1998....................................         100          100          100          100
October 1998......................................         100          100          100          100
November 1998.....................................         100          100          100          100
December 1998.....................................         100          100          100          100
January 1999......................................         100          100          100          100
February 1999.....................................         100          100          100          100
March 1999........................................         100          100          100          100
April 1999........................................         100          100          100          100
May 1999..........................................         100          100          100          100
June 1999.........................................         100          100          100          100
July 1999.........................................         100          100          100          100
August 1999.......................................         100          100          100          100
September 1999....................................         100          100          100          100
October 1999......................................         100          100          100          100
November 1999.....................................         100          100          100          100
December 1999.....................................         100          100          100          100
January 2000......................................         100          100          100          100
February 2000.....................................         100          100          100          100
March 2000........................................         100          100          100          100
April 2000........................................         100          100          100          100
May 2000..........................................         100          100          100          100
June 2000.........................................         100          100          100          100
July 2000.........................................         100          100          100          100
August 2000.......................................         100          100          100           97
September 2000....................................         100          100           99           93
October 2000......................................         100          100           95           89
November 2000.....................................         100           98           91           85
December 2000.....................................          95           89           83           77
January 2001......................................          83           78           72           67
February 2001.....................................          75           70           65           60
March 2001........................................          69           64           59           54
April 2001........................................          64           59           54           50
May 2001..........................................          61           56           52           48
June 2001.........................................          59           54           50           46
July 2001.........................................          57           53           48           44
August 2001.......................................          55           50           46           42
September 2001....................................          52           48           43           39
October 2001......................................          50           45           41           37
November 2001.....................................          47           43           39           35
December 2001.....................................          40           37           33           30
January 2002......................................          32           29            0            0
February 2002.....................................           0            0
March 2002........................................
April 2002........................................
May 2002..........................................
June 2002.........................................
July 2002.........................................
August 2002.......................................
September 2002....................................
October 2002......................................
November 2002.....................................
December 2002.....................................
Weighted Average Life (years)(1)..................         3.5          3.5          3.4          3.3

------------------------------
(1) The weighted average life of a Note is determined by: (a) multiplying the amount of each principal payment on the applicable Note by the number of years from the date of issuance of the Note to the related Payment Date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the Note.

This table has been prepared based on the assumptions described on page S-22 (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

  Percent of Initial Principal Amount of the Notes at Various CPR Percentages

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                     Class B Notes
                                                                                    ------------------------------------------------
                                                                                       0%
Payment Date                                                                           --          13%          15%          17%
----------------------------------------------------------------------------------                 ---          ---          ---
February 1998.....................................................................        100         100          100          100
March 1998........................................................................        100          99           99           99
April 1998........................................................................        100          98           98           97
May 1998..........................................................................        100          96           96           96
June 1998.........................................................................        100          95           94           94
July 1998.........................................................................        100          93           92           92
August 1998.......................................................................        100          91           91           90
September 1998....................................................................        100          89           88           87
October 1998......................................................................        100          87           86           85
November 1998.....................................................................        100          85           84           83
December 1998.....................................................................        100          81           80           78
January 1999......................................................................        100          76           74           73
February 1999.....................................................................         82          72           71           69
March 1999........................................................................         79          69           67           66
April 1999........................................................................         77          67           65           63
May 1999..........................................................................         77          65           63           62
June 1999.........................................................................         76          64           62           60
July 1999.........................................................................         75          63           61           59
August 1999.......................................................................         75          61           59           57
September 1999....................................................................         73          59           57           55
October 1999......................................................................         72          58           56           54
November 1999.....................................................................         71          56           54           52
December 1999.....................................................................         68          53           51           49
January 2000......................................................................         63          49           47           45
February 2000.....................................................................         59          46           44           42
March 2000........................................................................         57          43           41           39
April 2000........................................................................         55          41           39           37
May 2000..........................................................................         54          40           38           36
June 2000.........................................................................         53          39           37           35
July 2000.........................................................................         52          38           36           34
August 2000.......................................................................         52          37           35           33
September 2000....................................................................         50          36           34           32
October 2000......................................................................         49          34           32           31
November 2000.....................................................................         48          33           31           29
December 2000.....................................................................         45          30           29           27
January 2001......................................................................         40          27           25           24
February 2001.....................................................................         37          24           23           21
March 2001........................................................................         34          22           21           19
April 2001........................................................................         32          21           20           18
May 2001..........................................................................         31          20           19           17
June 2001.........................................................................         31          20           18           17
July 2001.........................................................................         30          19           18           16
August 2001.......................................................................         30          18           17           16
September 2001....................................................................         29          18           16           15
October 2001......................................................................         28          17           15           14
November 2001.....................................................................         27          16           15           13
December 2001.....................................................................         24          14           13           12
January 2002......................................................................         20          12           11            0
February 2002.....................................................................         17           0            0
March 2002........................................................................         15
April 2002........................................................................         14
May 2002..........................................................................         13
June 2002.........................................................................         13
July 2002.........................................................................         13
August 2002.......................................................................         12
September 2002....................................................................         12
October 2002......................................................................         11
November 2002.....................................................................         11
December 2002.....................................................................          0
Weighted Average Life (years)(1)..................................................        2.6         2.1          2.0          1.9

----------------------------------------------------------------------------------

Payment Date                                                                            19%
----------------------------------------------------------------------------------      ---
February 1998.....................................................................         100
March 1998........................................................................          99
April 1998........................................................................          97
May 1998..........................................................................          95
June 1998.........................................................................          93
July 1998.........................................................................          91
August 1998.......................................................................          89
September 1998....................................................................          86
October 1998......................................................................          84
November 1998.....................................................................          81
December 1998.....................................................................          77
January 1999......................................................................          72
February 1999.....................................................................          68
March 1999........................................................................          64
April 1999........................................................................          62
May 1999..........................................................................          60
June 1999.........................................................................          58
July 1999.........................................................................          57
August 1999.......................................................................          55
September 1999....................................................................          53
October 1999......................................................................          52
November 1999.....................................................................          50
December 1999.....................................................................          47
January 2000......................................................................          43
February 2000.....................................................................          40
March 2000........................................................................          37
April 2000........................................................................          35
May 2000..........................................................................          34
June 2000.........................................................................          33
July 2000.........................................................................          32
August 2000.......................................................................          31
September 2000....................................................................          30
October 2000......................................................................          29
November 2000.....................................................................          27
December 2000.....................................................................          25
January 2001......................................................................          22
February 2001.....................................................................          20
March 2001........................................................................          18
April 2001........................................................................          17
May 2001..........................................................................          16
June 2001.........................................................................          16
July 2001.........................................................................          15
August 2001.......................................................................          14
September 2001....................................................................          14
October 2001......................................................................          13
November 2001.....................................................................          12
December 2001.....................................................................          11
January 2002......................................................................           0
February 2002.....................................................................
March 2002........................................................................
April 2002........................................................................
May 2002..........................................................................
June 2002.........................................................................
July 2002.........................................................................
August 2002.......................................................................
September 2002....................................................................
October 2002......................................................................
November 2002.....................................................................
December 2002.....................................................................
Weighted Average Life (years)(1)..................................................         1.9

------------------------------
(1) The weighted average life of a Note is determined by: (a) multiplying the amount of each principal payment on the applicable Note by the number of years from the date of issuance of the Note to the related Payment Date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the Note.

This table has been prepared based on the assumptions described on page S-22 (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

                            Description of the Notes

General

The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. The following summarizes the material terms of the Notes and the Indenture. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Notes and the Indenture. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the notes of any given series and the related indenture set forth in the Prospectus.

Payments of Interest

The Notes will constitute Fixed Rate Securities, as such term is defined under "Certain Information Regarding the Securities--Fixed Rate Securities" in the Prospectus. Interest on the principal balance of the Notes will accrue at the A-1 Rate, in the case of the A-1 Notes, the A-2 Rate, in the case of the A-2 Notes, the A-3 Rate, in the case of the A-3 Notes, the A-4 Rate, in the case of the A-4 Notes, and the Class B Rate, in the case of the Class B Notes, and, in each case, will be payable monthly on each Payment Date, commencing March 16, 1998.

Interest payments on the Notes will be derived from the Total Distribution Amount remaining after the payment of the Administration Fee, the Servicing Fee (if neither Case Credit nor any of its affiliates is the Servicer) and, in the case of the Class B Notes, payments of interest on the Class A Notes, and from amounts on deposit in the Spread Account. If the amount of interest on the Class A Notes payable on any Payment Date exceeds the amounts available from these sources, the A-1 Noteholders, A-2 Noteholders, A-3 Noteholders and A-4 Noteholders will receive their ratable share (based upon the total amount of interest due to each of them) of the amount available to be distributed in respect of interest on the Class A Notes. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Spread Account."

Interest on the Class B Notes will not be paid on any Payment Date until interest on the Class A Notes has been paid in full.

Interest on the Certificates will only be paid on any Payment Date generally to the extent of funds available following payment of the Servicing Fee (if Case Credit or an affiliate of Case Credit is not the Servicer), the Administration Fee and distributions in respect of the Notes from the Collection Account.

Payments of Principal

Principal payments will be made to the Noteholders on each Payment Date as follows. Principal payments will be made to the A-1 Noteholders in an amount generally equal to the Class A Noteholders' Monthly Principal Distributable Amount until the A-1 Notes have been repaid in full. Commencing on the Payment Date on which the A-1 Notes are repaid in full, principal payments will be made to the A-2 Noteholders in an amount generally equal to the Class A Noteholders' Monthly Principal Distributable Amount (less any amount applied to repay the A-1 Notes) until the A-2 Notes have been repaid in full. Commencing on the Payment Date on which the A-2 Notes are repaid in full, principal payments will be made to the A-3 Noteholders in an amount generally equal to the Class A Noteholders' Monthly Principal Distributable Amount (less any amount applied to repay the A-2 Notes) until the A-3 Notes have been repaid in full. Commencing on the Payment Date on which the A-3 Notes are repaid in full, principal payments will be made to the A-4 Noteholders in an amount generally equal to the Class A Noteholders' Monthly Principal Distributable Amount (less any amount applied to repay the A-3 Notes) until the A-4 Notes have been repaid in full. The principal of the Class B Notes will be payable on each Payment Date, to the extent of funds available therefor, in an amount generally equal to the Class B Noteholders' Principal Distributable Amount PROVIDED, that no principal payments will be made with respect to the Class B Notes on any Payment Date until all amounts payable with respect to the Class A Notes on that Payment Date have been paid in full. No principal distributions will be made with respect to the Certificates until the Class B Notes have been repaid in full.

Principal payments on the Class A Notes will generally be derived from the Total Distribution Amount remaining after the payment of the Administration Fee, the Servicing Fee (if neither Case Credit nor any of its affiliates is the Servicer), the Class A Noteholders' Interest Distributable Amount and the Class B Noteholders' Interest Distributable Amount, and from amounts on deposit in the Spread Account. Principal payments on the Class B Notes will generally be derived from the Total Distribution Amount remaining after the payment of the amounts listed above, as well as principal payments on the Class A

Notes, and from amounts on deposit in the Spread Account. See "Description of the Transfer and Servicing Agreements-- Distributions" and "--Spread Account."

Mandatory Redemption

On the Payment Date on or immediately following the last day of the Funding Period, any funds remaining in the Pre-Funding Account (after giving effect to the purchase of all Subsequent Receivables, including any such purchase on such date) will be applied to redeem the A-1 Notes then outstanding in whole or in part, and if the A-1 Notes are redeemed in whole, any such funds remaining will be applied to redeem the A-2 Notes in whole or in part (each, a "Mandatory Redemption"). The aggregate principal amount of the A-1 Notes to be redeemed will equal the lesser of (a) the remaining Pre-Funded Amount and (b) the full outstanding principal amount of the A-1 Notes. The aggregate principal amount of the A-2 Notes to be redeemed will equal the lesser of (i) the remaining Pre-Funded Amount, after giving effect to the redemption of A-1 Notes in full, and (ii) the full outstanding principal amount of the A-2 Notes. In the unlikely event that the A-2 Notes are redeemed in full and there are any remaining funds in the Pre-Funding Account, such funds will be applied towards the redemption of the A-3 Notes. In the unlikely event that the A-3 Notes are redeemed in full and there are any remaining funds in the Pre-Funding Account, such funds will be applied towards redemption of the A-4 Notes.

Optional Redemption

The A-4 Notes and the Class B Notes will be redeemed in whole, but not in part, at the A-4 Note Redemption Price or the Class B Redemption Price, as applicable, on any Payment Date, after the date on which the A-1 Notes, the A-2 Notes and the A-3 Notes have been paid in full, on which the Servicer exercises its option to purchase the Receivables. The Servicer may purchase the Receivables from the Trust if the Pool Balance declines to 10% or less of the Initial Pool Balance, as described in the Prospectus under "Description of the Transfer and Servicing Agreements-- Termination." The A-4 Note Redemption Price will equal the unpaid principal amount of the A-4 Notes, plus accrued and unpaid interest thereon. The Class B Redemption Price will equal the unpaid principal balance of the Class B Notes, plus accrued and unpaid interest thereon.

Registration of Notes

The Notes initially will be represented by securities registered in the name of Cede, as nominee of DTC. Unless and until Definitive Securities are issued, all references herein to actions by Noteholders (or any class thereof) shall refer to actions taken by DTC upon instructions from DTC Participants and all references herein to distributions, notices, reports and statements to Noteholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Noteholders, for distribution to beneficial owners in accordance with DTC procedures. Noteholders may hold their Notes through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems. Cede, as nominee for DTC, will hold the global Notes. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities" in the Prospectus.

The Indenture Trustee

Harris Trust and Savings Bank is the Indenture Trustee under the Indenture. Harris Trust and Savings Bank is an Illinois banking corporation, and its corporate trust offices are located at 311 West Monroe Street, Chicago, Illinois 60606. In the ordinary course of its business, the Indenture Trustee and its affiliates have engaged and may in the future engage in commercial banking or financial advisory transactions with Case Credit and its affiliates.

Pursuant to the Trust Indenture Act of 1939, as amended, the Indenture Trustee may be deemed to have a conflict of interest and be required to resign as trustee for either the Class A Notes or the Class B Notes if a default occurs under the Indenture. The Indenture will provide for a successor trustee to be appointed for one or both Classes of Notes in these circumstances, so that there will be separate trustees for the Class A Notes and the Class B Notes. In these circumstances, the Class A

Noteholders and Class B Noteholders will continue to vote as a single group. So long as any amounts remain unpaid with respect to the Class A Notes, only the trustee for the Class A Noteholders will have the right to exercise remedies under the Indenture (but the Class B Noteholders will be entitled to their share of any proceeds of enforcement, subject to the subordination of the Class B Notes to the Class A Notes as described herein). Upon repayment of the Class A Notes in full, all rights to exercise remedies under the Indenture will transfer to the trustee for the Class B Notes. Any resignation of the original Indenture Trustee as described above with respect to any class of Notes will become effective only upon the appointment of a successor trustee for such class of Notes and such successor's acceptance of such appointment.

                        Description of the Certificates

The Certificates will be issued pursuant to the Trust Agreement. The Seller will initially purchase the entire principal amount of the Certificates. The Certificates will bear interest at the rate of 5.940% per annum, except that during the Funding Period no interest will accrue on the Pre-Funded Percentage of the Certificate Balance.

Distributions of interest and principal on the Certificates will be subordinated in priority of payment to interest and principal due on the Notes to the extent described herein. Funds on deposit in the Spread Account will not be available to cover scheduled payments with respect to the Certificates.

              Description of the Transfer and Servicing Agreements

The following summarizes the material terms of the Sale and Servicing Agreement, the Purchase Agreement, the Administration Agreement and the Trust Agreement (collectively, the "Transfer and Servicing Agreements," forms of which have been filed as exhibits to the Registration Statement). The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Transfer and Servicing Agreements. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements set forth under the heading "Description of the Transfer and Servicing Agreements" in the Prospectus.

Sale and Assignment of Initial Receivables and Subsequent Receivables

Certain information with respect to the conveyance prior to the Closing Date of the Owned Contracts from Case Credit to the Seller pursuant to the Liquidity Receivables Purchase Agreement and on the Closing Date of the Initial Receivables from the Seller to the Trust pursuant to the Sale and Servicing Agreement is set forth under "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" and "--Commercial Paper Program" in the Prospectus. In addition, during the Funding Period, pursuant to the Sale and Servicing Agreement, the Seller will be obligated to sell to the Trust Subsequent Receivables having an aggregate Contract Value of approximately $299,666,806, such amount being equal to the Initial Pre-Funded Amount.

During the Funding Period, on each Subsequent Transfer Date, subject to the conditions described below, the Seller will sell and assign to the Trust, without recourse, the Seller's entire interest in the Subsequent Receivables designated by the Seller as of the related Subsequent Cutoff Date and identified in a schedule attached to an assignment relating to such Subsequent Receivables executed on such date by the Seller. Upon the conveyance of Subsequent Receivables to the Trust on a Subsequent Transfer Date, (i) the Pool Balance will increase in an amount equal to the aggregate Contract Value of the Subsequent Receivables, (ii) an amount equal to 2.00% of the aggregate Contract Value of the Subsequent Receivables will be withdrawn from the Pre-Funding Account and deposited in the Spread Account, and (iii) an amount equal to the excess of the aggregate Contract Value of such Subsequent Receivables over the amount described in clause (ii) will be withdrawn from the Pre-Funding Account and paid to the Seller.

Any conveyance of Subsequent Receivables is subject to the satisfaction, on or before the related Subsequent Transfer Date, of the following conditions precedent, among others: (i) each such Subsequent Receivable must satisfy the eligibility criteria specified in the Sale and Servicing Agreement (see "The Receivables Pool"); (ii) the Seller shall not have selected such Subsequent Receivables in a manner that it believes is adverse to the interests of the Noteholders or the Certificateholders; (iii) as of the related Subsequent Cutoff Date, the Receivables, including any Subsequent Receivables conveyed by the Seller as of such Subsequent Cutoff Date, must satisfy the criteria described under "The Receivables Pool" herein and "The Receivables Pools" in the Prospectus;
(iv) the applicable Spread Account Initial Deposit for such Subsequent Transfer Date shall have been made; (v) the Seller shall have executed and delivered to the Trust (with a copy to the Indenture Trustee) a written assignment conveying such Subsequent Receivables to the Trust (including a schedule identifying such Subsequent Receivables); (vi) the Seller shall have delivered certain opinions of counsel to the Trustee, the Indenture Trustee and the Rating Agencies with respect to the transfer of all such Subsequent Receivables conveyed during such Collection Period; (vii) the Trust and the Indenture Trustee shall have received written confirmation from a firm of certified independent public accountants that, as of the end of the preceding Collection Period, the Receivables in the Trust at that time, including the Subsequent Receivables conveyed by the Seller during each Collection Period, satisfied the parameters described under "The Receivables Pool" herein and under "The Receivables Pools" in the Prospectus; and (viii) Moody's shall have received written notification from the Seller of the addition of all such Subsequent Receivables.

Except for the criteria described in the preceding paragraph, there will be no required characteristics of the Subsequent Receivables. Therefore, following the transfer of Subsequent Receivables to the Trust, the aggregate characteristics of the entire Receivables Pool may vary from those of the Initial Receivables. See "Risk Factors--The Receivables and the Pre-Funding Account" and "The Receivables Pool."

Accounts

In addition to the Accounts referred to in the Prospectus under "Description of the Transfer and Servicing Agreements-- Accounts," the Servicer will establish and maintain the Pre-Funding Account and the Negative Carry Account, each in the name of the Indenture Trustee and on behalf of the Noteholders and the Certificateholders. The Servicer will also establish and maintain the Spread Account in the name of the Indenture Trustee and on behalf of the Noteholders.

Servicing Compensation and Payment of Expenses

The Servicing Fee Rate with respect to the Servicing Fee to be paid to the Servicer will be 1.00% per annum of the Pool Balance as of the first day of each Collection Period. The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates) will be paid solely to the extent of the Total Distribution Amount and will be paid after the distribution of any portion of the Total Distribution Amount to the Noteholders and the Certificateholders. However, if the Servicer is not Case Credit or an affiliate of Case Credit, the Servicing Fee will be paid prior to the distribution of any portion of the Total Distribution Amount to the Noteholders or the Certificateholders. See "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" in the Prospectus.

Distributions

DEPOSITS TO COLLECTION ACCOUNT. By the third business day prior to a Payment Date (the "Determination Date"), the Servicer will provide the Indenture Trustee with certain information with respect to the preceding Collection Period, including the amount of aggregate collections on the Receivables, the aggregate Purchase Amount of Receivables to be repurchased by the Seller or to be purchased by the Servicer and the Negative Carry Amount to be withdrawn from the Negative Carry Account.

On or before the business day preceding each Payment Date, the Servicer will cause the Total Distribution Amount to be deposited into the Collection Account. The "Total Distribution Amount" for a Payment Date will be the aggregate collections on the Receivables (including collections received after the end of the preceding calendar month on any Subsequent Receivables added to the Trust after the end of that preceding calendar month and on or prior to that Payment
Date) with respect to the related Collection Period (including any Liquidation Proceeds, the Purchase Amount of any Receivables repurchased by the Seller or purchased by the Servicer and Investment Earnings for such Payment Date) plus the Negative Carry Amount for such Collection Period. "Liquidated Receivables" means defaulted Receivables in respect of which the Financed Equipment has been sold or otherwise disposed of and "Liquidation Proceeds" means all proceeds of the Liquidated Receivables obtained through the sale or other disposition of the Financed Equipment, net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivables.

The Total Distribution Amount on any Payment Date will exclude: (i) all payments and proceeds (including Liquidation Proceeds) of any Receivables the Purchase Amount of which has been included in the Total Distribution Amount in a prior Collection Period; (ii) any monies collected with respect to any Liquidated Receivable (other than from the sale or other disposition of the Financed Equipment) during any Collection Period after the Collection Period in which such Receivable became a Liquidated Receivable; or (iii) amounts released from the Pre-Funding Account.

DEPOSITS TO THE DISTRIBUTION ACCOUNTS. On each Payment Date, the Servicer will instruct the Indenture Trustee to make the deposits and distributions set forth below, to the extent of the Total Distribution Amount in the following order of priority:

     (i) to the Administrator, the Administration Fee and all unpaid Administration Fees from prior Collection Periods;

    (ii) to the Note Distribution Account, the Class A Noteholders' Interest Distributable Amount;

    (iii) to the Note Distribution Account, the Class B Noteholders' Interest Distributable Amount;

    (iv) to the Note Distribution Account, the A-1 Noteholders' Principal Distributable Amount;

    (v) to the Note Distribution Account, the A-2 Noteholders' Principal Distributable Amount;

    (vi) to the Note Distribution Account, the A-3 Noteholders' Principal Distributable Amount;

   (vii) to the Note Distribution Account, the A-4 Noteholders' Principal Distributable Amount;

   (viii) to the Note Distribution Account, the Class B Noteholders' Principal Distributable Amount;

    (ix) to the Spread Account to the extent necessary so that the balance on deposit therein will equal the Specified Spread Account Balance;

    (x) to the Certificate Distribution Account, the Certificateholders' Interest Distributable Amount;

    (xi) to the Certificate Distribution Account, the Certificateholders' Principal Distributable Amount;

   (xii) to the Servicer, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods; provided that if Case Credit or an affiliate of Case Credit is not the Servicer, the amounts described in this clause (x) will be paid prior to any other application of funds on deposit in the Collection Account; and

   (xiii) the remaining balance, if any, to the Spread Account.

After an Event of Default and acceleration of the Notes (and, if any Notes remain outstanding, on and after the Final Scheduled Maturity Date), principal payments will be made first to the Class A Noteholders ratably according to the amounts due and payable on the Class A Notes for principal until paid in full and then to the Class B Noteholders until the outstanding principal amount of the Class B Notes has been paid in full.

    "A-1 Noteholders' Monthly Principal Distributable Amount" means, with respect to any Payment Date until the Payment Date on which the outstanding principal amount of the A-1 Notes has been reduced to zero, 100% of the Class A Noteholders' Monthly Principal Distributable Amount for such Payment Date.

    "A-1 Noteholders' Principal Carryover Shortfall" means, with respect to any Payment Date, the excess of the A-1 Noteholders' Principal Distributable Amount for the preceding Payment Date over the amount that was actually deposited in the Note Distribution Account in respect of principal of the A-1 Notes on such preceding Payment Date.

    "A-1 Noteholders' Principal Distributable Amount" means, with respect to any Payment Date, the sum of (i) the A-1 Noteholders' Monthly Principal Distributable Amount for such Payment Date and (ii) the A-1 Noteholders' Principal Carryover Shortfall for such Payment Date; PROVIDED, HOWEVER, that the sum of clauses (i) and (ii) above shall not exceed the outstanding principal amount of the A-1 Notes, and on the A-1 Note Final Scheduled Maturity Date, the A-1 Noteholders' Principal Distributable Amount will include the amount, to the extent of available funds, necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Payment Date and allocable to principal) to reduce the outstanding principal amount of the A-1 Notes to zero.

    "A-2 Noteholders' Monthly Principal Distributable Amount" means, with respect to each Payment Date on or after the Payment Date on which an amount sufficient to reduce the outstanding principal amount of the A-1 Notes to zero has been deposited in the Note Distribution Account, 100% of the Class A Noteholders' Monthly Principal Distributable Amount (less the portion thereof, if any, applied to reduce the outstanding principal amount of the A-1 Notes to zero on such Payment Date).

    "A-2 Noteholders' Principal Carryover Shortfall" means, with respect to any Payment Date, the excess of the A-2 Noteholders' Principal Distributable Amount for the preceding Payment Date over the amount that was actually deposited in the Note Distribution Account in respect of principal of the A-2 Notes on such preceding Payment Date.

    "A-2 Noteholders' Principal Distributable Amount" means, with respect to any Payment Date, the sum of (i) the A-2 Noteholders' Monthly Principal Distributable Amount for such Payment Date and (ii) the A-2 Noteholders' Principal Carryover Shortfall for such Payment Date; PROVIDED, HOWEVER, that, until an amount sufficient to reduce the outstanding principal amount of the A-1 Notes to zero has been deposited in the Note Distribution Account, the A-2 Noteholders' Principal Distributable Amount shall be zero; PROVIDED, FURTHER, that the sum of clauses (i) and (ii) shall not exceed the outstanding principal amount of the A-2 Notes, and on the A-2 Note Final Scheduled Maturity Date, the A-2 Noteholders' Principal Distributable Amount will include the amount, to the extent of available funds, necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Payment Date and allocable to principal) to reduce the outstanding principal amount of the A-2 Notes to zero.

    "A-3 Noteholders' Monthly Principal Distributable Amount" means, with respect to each Payment Date on or after the Payment Date on which an amount sufficient to reduce the outstanding amount of the A-2 Notes to zero has been deposited in the Note Distribution Account, 100% of the Class A Noteholders' Monthly Principal Distributable Amount (less the portion thereof, if any, applied to reduce the outstanding principal amount of the A-2 Notes to zero on such Payment Date).

    "A-3 Noteholders' Principal Carryover Shortfall" means, with respect to any Payment Date, the excess of the A-3 Noteholders' Principal Distributable Amount for the preceding Payment Date over the amount that was actually deposited in the Note Distribution Account in respect of principal of the A-3 Notes on such preceding Payment Date.

    "A-3 Noteholders' Principal Distributable Amount" means, with respect to any Payment Date, the sum of (i) the A-3 Noteholders' Monthly Principal Distributable Amount for such Payment Date and (ii) the A-3 Noteholders' Principal Carryover Shortfall for such Payment Date; PROVIDED, HOWEVER, that, until an amount sufficient to reduce the outstanding amount of the A-2 Notes to zero has been deposited in the Note Distribution Account, the A-3 Noteholders' Principal Distributable Amount shall be zero; PROVIDED, FURTHER, that the sum of clauses (i) and (ii) shall not exceed the outstanding principal amount of the A-3 Notes, and on the A-3 Note Final Scheduled Maturity Date, the A-3 Noteholders' Principal Distributable Amount will include the amount, to the extent of available funds, necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Payment Date and allocable to principal) to reduce the outstanding principal amount of the A-3 Notes to zero.

    "A-4 Noteholders' Monthly Principal Distributable Amount" means, with respect to each Payment Date on or after the Payment Date on which an amount sufficient to reduce the outstanding amount of the A-3 Notes to zero has been deposited in the Note Distribution Account, 100% of the Class A Noteholders' Monthly Principal Distributable Amount (less the portion thereof, if any, applied to reduce the outstanding principal amount of the A-3 Notes to zero on such Payment Date).

    "A-4 Noteholders' Principal Carryover Shortfall" means, with respect to any Payment Date, the excess of the A-4 Noteholders' Principal Distributable Amount for the preceding Payment Date over the amount that was actually deposited in the Note Distribution Account in respect of principal of the A-4 Notes on such preceding Payment Date.

    "A-4 Noteholders' Principal Distributable Amount" means, with respect to any Payment Date, the sum of (i) the A-4 Noteholders' Monthly Principal Distributable Amount for such Payment Date and (ii) the A-4 Noteholders' Principal Carryover Shortfall for such Payment Date; PROVIDED, HOWEVER, that, until an amount sufficient to reduce the outstanding amount of the A-3 Notes to zero has been deposited in the Note Distribution Account, the A-4 Noteholders' Principal Distributable Amount shall be zero; PROVIDED, FURTHER, that the sum of clauses (i) and (ii) shall not exceed the outstanding principal amount of the A-4 Notes, and on the Final Scheduled Maturity Date, the A-4 Noteholders' Principal Distributable Amount will include the amount, to the extent of available funds, necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Payment Date and allocable to principal) to reduce the outstanding principal amount of the A-4 Notes to zero.

    "Certificate Balance" equals, initially, $10,938,000 and, thereafter, equals such amount reduced by all amounts allocable to principal previously distributed to Certificateholders.

    "Certificateholders' Interest Carryover Shortfall" means, with respect to any Payment Date (the "current Payment Date"), the excess of the Certificateholders' Interest Distributable Amount for the preceding Payment Date over the amount in respect of interest that was actually deposited in the Certificate Distribution Account on such preceding Payment Date, plus interest on such excess, to the extent permitted by law, at the Pass-Through Rate from such preceding Payment Date to but excluding the current Payment Date.

    "Certificateholders' Interest Distributable Amount" means, with respect to any Payment Date (the "current Payment Date"), the sum of (i) interest accrued from and including the preceding Payment Date (or, in the case of the first Payment Date, the Closing Date) to but excluding the current Payment Date at the Pass-Through Rate on the Certificate Balance on the preceding Payment Date after giving effect to all changes therein on such preceding Payment Date (or, in the case of the first Payment Date, on the Closing Date), except that during the Funding Period no interest will accrue on the Pre-Funded Percentage of the Certificate Balance plus (ii) the Certificateholders' Interest Carryover Shortfall for the current Payment Date.

    "Certificateholders' Principal Carryover Shortfall" means, with respect to any Payment Date, the excess of the Certificateholders' Principal Distributable Amount for the preceding Payment Date over the amount in respect of principal that was actually deposited in the Certificate Distribution Account on such preceding Payment Date.

    "Certificateholders' Principal Distributable Amount" means, with respect to any Payment Date on or after the Payment Date on which an amount sufficient to reduce the outstanding amount of the Class B Notes to zero has been deposited in the Note Distribution Account, the sum of (i) 100% of the Principal Distribution Amount (less the portion thereof, if any, applied to reduce the outstanding principal amount of the Class B Notes to zero on such Payment Date), plus (ii) the Certificateholders' Principal Carryover Shortfall for such Payment Date; PROVIDED, HOWEVER, that, until an amount sufficient to reduce the outstanding amount of the Class B Notes to zero has been deposited in the Note Distribution Account, the Certificateholders' Principal Distributable Amount shall be zero; PROVIDED, FURTHER, that the Certificateholders' Principal Distributable Amount will not exceed the Certificate Balance.

    "Class A Noteholders' Distributable Amount" means, with respect to any Payment Date, the sum of (i) the A-1 Noteholders' Principal Distributable Amount, (ii) the A-2 Noteholders' Principal Distributable Amount, (iii) the A-3 Noteholders' Principal Distributable Amount, (iv) the A-4 Noteholders' Principal Distributable Amount and (v) the Class A Noteholders' Interest Distributable Amount.

    "Class A Noteholders' Interest Carryover Shortfall" means, with respect to any Payment Date (the "current Payment Date"), the excess of the Class A Noteholders' Interest Distributable Amount for the preceding Payment Date over the amount in respect of interest on the Class A Notes that was actually deposited in the Note Distribution Account on such preceding Payment Date, plus interest on such excess, to the extent permitted by law, at a rate per annum equal to the interest rate on the applicable Class of Class A Notes from such preceding Payment Date to but excluding the current Payment Date.

    "Class A Noteholders' Interest Distributable Amount" means, with respect to any Payment Date (the "current Payment Date"), an amount equal to the sum of
    (i) the aggregate amount of interest accrued on the Class A Notes at their respective interest rates from and including the preceding Payment Date (or, in the case of the initial Payment Date, from and including the Closing
    Date) to but excluding the current Payment Date for the A-1 Notes and the A-2 Notes (based upon the actual number of days in the Interest Period and a 360-day year) and for the A-3 Notes and the A-4 Notes (based on a 360-day year of twelve 30-day months) plus (ii) the Class A Noteholders' Interest Carryover Shortfall for the current Payment Date.

    "Class A Noteholders' Monthly Principal Distributable Amount" means, with respect to any Payment Date, the Principal Distribution Amount MINUS the Class B Noteholders' Monthly Principal Distributable Amount.

    "Class B Noteholders' Distributable Amount" means, with respect to any Payment Date, the sum of (i) the Class B Noteholders' Interest Distributable Amount and (ii) the Class B Noteholders' Principal Distributable Amount.

    "Class B Noteholders' Interest Carryover Shortfall" means, with respect to any Payment Date (the "current Payment Date"), the excess of the Class B Noteholders' Interest Distributable Amount for the preceding Payment Date over the amount in respect of interest on the Class B Notes that was actually deposited in the Note Distribution Account on such preceding Payment Date, plus interest on such excess, to the extent permitted by law, at a rate per annum equal to the Class B Rate from such preceding Payment Date to but excluding the current Payment Date.

    "Class B Noteholders' Interest Distributable Amount" means, with respect to any Payment Date (the "current Payment Date"), an amount equal to the sum of
    (i) the aggregate amount of interest accrued on the Class B Notes at the Class B Rate from and including the preceding Payment Date (or, if later, the issuance date for the Class B Notes) to but excluding the current Payment Date plus (ii) the Class B Noteholders' Interest Carryover Shortfall for the current Payment Date.

    "Class B Noteholders' Monthly Principal Distributable Amount" means, with respect to each Payment Date until the Payment Date on which the outstanding principal amount of the Class B Notes has been reduced to zero, an amount equal to the excess, if any, of: (a) the outstanding principal amount of the Class B Notes on the related Record Date MINUS any Class B Noteholders' Principal Carryover Shortfall over (b) the Initial Class B Percentage of the sum of the outstanding Pool Balance and the Pre-Funded Amount as of the beginning of the current Collection Period; PROVIDED, HOWEVER, that if on the related Record Date any principal of the A-1 Notes remains outstanding, then the Class B Noteholders' Monthly Principal Distributable Amount for such Payment Date shall not exceed an amount equal to the aggregate unscheduled principal payments on the Receivables received during the related Collection Period.

    "Class B Noteholders' Principal Carryover Shortfall" means, with respect to any Payment Date, the excess of the Class B Noteholders' Principal Distributable Amount for the preceding Payment Date over the amount that was actually deposited in the Note Distribution Account in respect of principal of the Class B Notes on such preceding Payment Date.

    "Class B Noteholders' Principal Distributable Amount" means, with respect to any Payment Date, the sum of: (a) the Class B Noteholders' Monthly Principal Distributable Amount for such Payment Date and (b) the Class B Noteholders' Principal Carryover Shortfall for such Payment Date; PROVIDED, HOWEVER, that, the sum of clauses (a) and (b) shall not exceed the outstanding principal amount of the Class B Notes, and on the Final Scheduled Maturity Date, the Class B Noteholders' Principal Distributable Amount will include the amount, to the extent of available funds, necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Payment Date and allocable to principal) to reduce the outstanding principal amount of the Class B Notes to zero.

    "Initial Class B Percentage" means 4%, which is the percentage equivalent of: (a) the initial balance of the Class B Notes (I.E., $25,000,000) DIVIDED BY (b) the Pool Balance as of the Initial Cutoff Date PLUS the Initial Pre-Funded Amount.

    "Initial Cutoff Date APR" means 8.758%, which is the weighted average APR of the Initial Receivables as of the Initial Cutoff Date.

    "Noteholders' Distributable Amount" means, with respect to any Payment Date, the sum of the Class A Noteholders' Distributable Amount and the Class B Noteholders' Distributable Amount.

    "Principal Distribution Amount" means, with respect to any Payment Date, the amount (not less than zero) equal to (i) the sum of the Contract Value of all Receivables and the Pre-Funded Amount as of the beginning of the immediately preceding Collection Period less (ii) the sum of the Contract Value of all Receivables and the Pre-Funded Amount as of the beginning of the current Collection Period.

    "Subsequent Cutoff Date APR" means, with respect to any Subsequent Cutoff Date, the weighted average APR of the Subsequent Receivables sold as of such Subsequent Cutoff Date.

On each Payment Date, all amounts on deposit in the Note Distribution Account will be distributed to the Noteholders.

Negative Carry Account

The Servicer will establish and maintain in the name of the Indenture Trustee the Negative Carry Account as a Trust Account for the benefit of the Noteholders. The Negative Carry Account will be created with an initial deposit by the Seller of $4,595,626.41 (the "Negative Carry Account Initial Deposit"), which is equal to the Maximum Negative Carry Amount as of the Closing Date. The "Maximum Negative Carry Amount" is equal to the product of (i) the difference between (a) the weighted average of the interest rate on each Class of the Notes minus (b) 2.5%, multiplied by (ii) the Note Percentage of the amount on deposit in the Pre-Funding Account multiplied by (iii) the fraction of a year represented by the number of days until the expected end of the Funding Period (calculated on the basis of a 360-day year of twelve 30-day months). At any time, the "Note Percentage" means the percentage equivalent of a fraction the numerator of which is the Note Balance and the denominator of which is the sum of the Note Balance and Certificate Balance. On each Payment Date, the Servicer will instruct the Indenture Trustee to withdraw from the Negative Carry Account and deposit into the Collection Account an amount equal to the Negative Carry Amount for such Collection Period. For each Collection Period, the "Negative Carry Amount" will be calculated by the Servicer as the difference (if positive) between (1) the product of (A) the sum of the Class A Noteholders' Interest Distributable Amount and the Class B Noteholders' Interest Distributable Amount multiplied by (B) the Pre-Funded Percentage, as of the immediately prior Payment Date, or in the case of the first Payment Date, the Closing Date, minus (2) the investment earnings on the Pre-Funded Amount. The "Pre-Funded Percentage" for each Collection Period is the percentage derived from the fraction the numerator of which is the Pre-Funded Amount and the denominator of which is the sum of the Pool Balance and the Pre-Funded Amount, after taking into account all transfers of Subsequent Receivables during such Collection Period. The amount required to be on deposit in the Negative Carry Account (the "Required Negative Carry Account Balance") as of the beginning of each Collection Period will be equal to the lesser of (x) the Negative Carry Account Initial Deposit minus all previous withdrawals from the Negative Carry Account and (y) the Maximum Negative Carry Amount as of such day. If the amount on deposit in the Negative Carry Account on any Payment Date (after giving effect to the withdrawal of the Negative Carry Amount for such Payment Date) is greater than the Required Negative Carry Account Balance, the excess will be released to the Seller. All amounts remaining on deposit in the Negative Carry Account on the Payment Date on or immediately following the last day of the Funding Period (after giving effect to all withdrawals therefrom on such Payment Date) will be released to the Seller.

Spread Account

The rights of the Certificateholders to receive distributions with respect to the Receivables will be subordinated to the rights of the Noteholders in the event of defaults and delinquencies on the Receivables as provided in the Sale and Servicing Agreement. The rights of the Class B Noteholders to receive distributions with respect to the Receivables will be subordinated to the rights of the Class A Noteholders to the extent described herein. The protection afforded to each Class of Noteholders through subordination will be effected both by the preferential right of that Class of Noteholders to receive current distributions with respect to the Receivables to the extent described herein and by the establishment of the Spread Account. The Spread Account will be created with the initial deposit by the Seller of $6,506,664, which is equal to the Pool Balance as of the Initial Cutoff Date multiplied by 2.00%. On each Subsequent Transfer Date, cash or Eligible Investments having a value approximately equal to 2.00% of the aggregate Contract Value of the Subsequent Receivables conveyed to the Trust on such Subsequent Transfer Date will be withdrawn from the Pre-Funding Account from amounts otherwise distributable to the Seller in connection with the sale of Subsequent Receivables and deposited in the Spread Account. The amount initially deposited in the Spread Account by the Seller together with the aggregate amount transferred from the Pre-Funding Account to the Spread Account on each Subsequent Transfer Date is referred to as the "Spread Account Initial Deposit." The Spread Account Initial Deposit will be augmented on each Payment Date by the deposit in the Spread Account of amounts remaining after the deposit in the Note Distribution Account of amounts to be distributed to Noteholders and the payment of the Administration Fee and, in certain circumstances, the Servicing Fee. Subject to certain limitations, amounts on deposit in the Spread Account will be released to the Seller to the extent that the amount on deposit in the Spread Account exceeds the Specified Spread Account Balance. The Seller may at any time, without consent of the Noteholders, sell, transfer, convey or assign in any manner its rights to and interests in distributions from the Spread Account, including interest earnings thereon, provided that certain conditions are satisfied, including that the Rating Agencies confirm in writing that such action will not result in a reduction or withdrawal of the rating of the Notes.

    "Specified Spread Account Balance" means, with respect to any Payment Date, the lesser of (a) 2.00% of the Initial Pool Balance and (b) the Note Balance. The Specified Spread Account Balance may be reduced or the definition thereof otherwise modified without the consent of the Noteholders if the Rating Agencies confirm in writing that such reduction or modification will not result in a reduction or withdrawal of the rating of the Notes.

If the amount on deposit in the Spread Account on any Payment Date (after giving effect to all deposits or withdrawals therefrom on such Payment Date) is greater than the Specified Spread Account Balance for such Payment Date, the Servicer will instruct the Indenture Trustee to distribute the amount of the excess to the Seller; PROVIDED, HOWEVER, that if, after giving effect to all payments made on the Notes on such Payment Date, the sum of the Pool Balance plus the Pre-Funded Amount as of the first day of the Collection Period in which such Payment Date occurs is less than the sum of the Note Balance and the Certificate Balance, such excess amount will not be distributed to the Seller and will be retained in the Spread Account. Upon the Final Scheduled Payment Date or after payment of all interest and principal of the Notes, the Servicer will instruct the Indenture Trustee to distribute the Spread Account balance to the Seller. Upon any distribution to the Seller of amounts from the Spread Account made in accordance with the Sale and Servicing Agreement, the Noteholders will not have any rights in, or claims to, such amounts.

Subject to the limitations described in the preceding paragraph, amounts held from time to time in the Spread Account will continue to be held for the benefit of Noteholders. Funds will be withdrawn from the Spread Account to the extent that the Total Distribution Amount (after the payment of the Administration Fee (and the Servicing Fee if Case Credit or an affiliate of Case Credit is not the Servicer)) with respect to any Collection Period is less than the Noteholders' Distributable Amount and will be deposited in the Note Distribution Account and used to cover shortfalls in the Noteholders' Distributable Amount in the same order of priority applicable to distributions from the Collection Account. Funds on deposit in the Spread Account will not be used to cover shortfalls in any distributions to the Certificateholders.

The Spread Account and the subordination of the Certificates and the Class B Notes to the Class A Notes are intended to enhance the likelihood of receipt by Class A Noteholders of the full amount of principal and interest due them and to decrease the likelihood that the Class A Noteholders will experience losses. In addition, the Spread Account and the subordination of the Certificates to the Class B Notes are intended to enhance the likelihood of receipt by Class B Noteholders of the full amount of principal and interest due them and to decrease the likelihood that the Class B Noteholders will experience losses. However, in certain circumstances, the Spread Account could be depleted. If the amount required to be withdrawn from the Spread Account to cover shortfalls in collections on the Receivables exceeds the amount of cash in the Spread Account, Noteholders could incur losses or a temporary shortfall in the amounts distributed to the Noteholders could result, which could, in turn, increase the average life of the Notes.

                                Legal Investment

The A-1 Notes will be eligible for purchase by money market funds under paragraph (a)(9) of Rule 2a-7 under the Investment Company Act of 1940, as amended.

                              ERISA Considerations

The Seller has been advised that, although there is little guidance on the subject, at the time of their issuance, the Notes should not be treated as "equity interests" in the Trust under the Plan Asset Regulation. As a result, the Notes may be purchased by an employee benefit plan or an individual retirement account (a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended.

However, without regard to whether the Notes are treated as equity interests for purposes of the Plan Asset Regulation, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a "prohibited transaction" if the Trust, the Servicer or the Trustee is or becomes a "party in interest" or a "disqualified person" with respect to such Plan.

Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Notes by a Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such Notes. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 75-1, regarding transactions between registered broker-dealers and plans; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by "qualified professional asset managers"; PTCE 95-60, regarding transactions by insurance company general accounts; and PTCE 96-23, regarding certain transactions determined by in-house asset managers. By its acquisition of a Note, each purchaser shall be deemed to represent and warrant that its purchase and holding of the Note will not give rise to a nonexempt prohibited transaction under ERISA or the Code.

For additional information regarding treatment of the Notes under ERISA, see "ERISA Considerations" in the Prospectus.

                                  Underwriting

Class A Notes

Subject to the terms and conditions set forth in an underwriting agreement (the "Class A Note Underwriting Agreement"), the Seller has agreed to cause the Trust to sell to each of the Underwriters named below (the "Class A Note Underwriters"), and each of the Class A Note Underwriters has severally agreed to purchase, the principal amount of the Class A Notes set forth opposite its name below:

                                         A-1 Notes
                                                                              -------------
                                                                                  Principal
                                                                                     Amount
                                                                              -------------
Class A-1 Note Underwriters
J.P. Morgan Securities Inc..................................................  $12,018,833.35
BancAmerica Robertson Stephens..............................................  12,018,833.33
Chase Securities Inc........................................................  12,018,833.33
Credit Suisse First Boston Corporation......................................  12,018,833.33
First Union Capital Markets, a division of Wheat First Securities, Inc.
  ("First Union Capital Markets")...........................................  12,018,833.33
UBS Securities LLC..........................................................  12,018,833.33
                                                                              -------------
                                                                              $72,113,000.00
                                                                              -------------
                                                                              -------------
                                         A-2 Notes
                                                                              -------------
                                                                                  Principal
                                                                                     Amount
                                                                              -------------
Class A-2 Note Underwriters
J.P. Morgan Securities Inc..................................................  $31,791,666.70
BancAmerica Robertson Stephens..............................................  31,791,666.66
Chase Securities Inc........................................................  31,791,666.66
Credit Suisse First Boston Corporation......................................  31,791,666.66
First Union Capital Markets.................................................  31,791,666.66
UBS Securities LLC..........................................................  31,791,666.66
                                                                              -------------
                                                                              $190,750,000.00
                                                                              -------------
                                                                              -------------
                                         A-3 Notes
                                                                              -------------
                                                                                  Principal
                                                                                     Amount
                                                                              -------------
Class A-3 Note Underwriters
J.P. Morgan Securities Inc..................................................  $24,291,666.70
BancAmerica Robertson Stephens..............................................  24,291,666.66
Chase Securities Inc........................................................  24,291,666.66
Credit Suisse First Boston Corporation......................................  24,291,666.66
First Union Capital Markets.................................................  24,291,666.66
UBS Securities LLC..........................................................  24,291,666.66
                                                                              -------------
                                                                              $145,750,000.00
                                                                              -------------
                                                                              -------------

                                         A-4 Notes
                                                                              -------------
                                                                                  Principal
                                                                                     Amount
                                                                              -------------
Class A-4 Note Underwriters
J.P. Morgan Securities Inc..................................................  $30,074,833.35
BancAmerica Robertson Stephens..............................................  30,074,833.33
Chase Securities Inc........................................................  30,074,833.33
Credit Suisse First Boston Corporation......................................  30,074,833.33
First Union Capital Markets.................................................  30,074,833.33
UBS Securities LLC..........................................................  30,074,833.33
                                                                              -------------
                                                                              $180,449,000.00
                                                                              -------------
                                                                              -------------

The Seller has been advised by the Class A Note Underwriters that they propose initially to offer the Class A Notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of 0.055% per A-1 Note, 0.090% per A-2 Note, 0.140% per A-3 Note and 0.150% per A-4 Note. The Class A Note Underwriters may allow and such dealers may reallow a concession not in excess of 0.040% per A-1 Note, 0.070% per A-2 Note, 0.110% per A-3 Note and 0.110% per A-4 Note to certain other dealers. After the initial public offering of the Class A Notes, the public offering prices and such concessions may be changed.

In the ordinary course of their respective businesses, the Class A Note Underwriters and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with Case Credit and its affiliates.

In connection with the offering, the Class A Note Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Class A Notes. Specifically, the Class A Note Underwriters may overallot the offering, creating a syndicate short position. In addition, the Class A Note Underwriters may bid for, and purchase, the Class A Notes in the open market to cover syndicate shorts or to stabilize the price of the Class A Notes. Any of these activities may stabilize or maintain the market price of the Class A Notes above independent market levels. The Class A Note Underwriters are not required to engage in these activities, and if commenced, such activities may be discontinued at any time.

                                 Class B Notes

Subject to the terms and conditions set forth in an underwriting agreement (the "Class B Note Underwriting Agreement"), the Seller has agreed to cause the Trust to sell to each of the Underwriters named below (the "Class B Note Underwriters"; and together with the Class A Note Underwriters, the "Underwriters"), and each of the Class B Note Underwriters has severally agreed to purchase, the principal amount of Class B Notes set forth opposite its name below:

                                                                                                  ----------------
                                                                                                         Principal
                                                                                                            Amount
                                                                                                  ----------------
Class B Note Underwriters
J.P. Morgan Securities Inc......................................................................  $  12,500,000.00
Chase Securities Inc............................................................................     12,500,000.00
                                                                                                  $  25,000,000.00
                                                                                                  ----------------
                                                                                                  ----------------

The Seller has been advised by the Class B Note Underwriters that they propose initially to offer the Class B Notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of 0.210% per Class B Note. The Class B Note Underwriters may allow and such dealers may reallow a concession not in excess of 0.160% per Class B Note to certain other dealers. After the initial public offering of the Class B Notes, the public offering prices and such concessions may be changed.

In the ordinary course of their respective businesses, the Class B Note Underwriters and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with Case Credit and its affiliates.

In connection with the offering, the Class B Note Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Class B Notes. Specifically, the Class B Note Underwriters may overallot the offering, creating a syndicate short position. In addition, the Class B Note Underwriters may bid for, and purchase, the Class B Notes in the open market to cover syndicate shorts or to stabilize the price of the Class B Notes. Any of these activities may stabilize or maintain the market price of the Class B Notes above independent market levels. The Class B Note Underwriters are not required to engage in these activities, and if commenced, such activities may be discontinued at any time.

                                 Legal Opinions

Certain legal matters relating to the Notes will be passed upon for the Trust, the Seller and the Servicer by Richard S. Brennan, General Counsel and Secretary of Case, and by Mayer, Brown & Platt. Certain legal matters relating to the Notes will be passed upon for the Underwriters by Cravath, Swaine & Moore. Certain Federal income tax and other matters will be passed upon for the Trust by Mayer, Brown & Platt. Certain Wisconsin state tax matters will be passed upon for the Trust by Foley & Lardner. Mr. Brennan is also a partner at Mayer, Brown & Platt. Case has been advised by Mr. Brennan that, at February 11, 1998, he owned 2,000 shares of common stock and options to purchase 3,000 shares of common stock of Case. Cravath, Swaine & Moore and Foley & Lardner have also provided legal services to Case, Case Credit and the Seller.

                                 Index of Terms

Set forth below is a list of the defined terms used in this Prospectus Supplement and the pages on which the definitions of such terms may be found.

                                                                                                             Page
A-1 Note Final Scheduled Maturity Date...................................................................        S-8
A-1 Note Rate............................................................................................        S-6
A-1 Noteholders' Monthly Principal Distributable Amount..................................................       S-30
A-1 Noteholders' Principal Carryover Shortfall...........................................................       S-30
A-1 Noteholders' Principal Distributable Amount..........................................................       S-30
A-1 Noteholders..........................................................................................        S-7
A-1 Notes................................................................................................        S-1
A-1 Note Final Scheduled Maturity Date...................................................................        S-8
A-2 Note Rate............................................................................................        S-6
A-2 Noteholders' Monthly Principal Distributable Amount..................................................       S-30
A-2 Noteholders' Principal Carryover Shortfall...........................................................       S-31
A-2 Noteholders' Principal Distributable Amount..........................................................       S-31
A-2 Noteholders..........................................................................................        S-7
A-2 Notes................................................................................................        S-1
A-3 Note Final Scheduled Maturity Date...................................................................        S-8
A-3 Note Rate............................................................................................        S-6
A-3 Noteholders' Monthly Principal Distributable Amount..................................................       S-31
A-3 Noteholders' Principal Carryover Shortfall...........................................................       S-31
A-3 Noteholders' Principal Distributable Amount..........................................................       S-31
A-3 Noteholders..........................................................................................        S-7
A-3 Notes................................................................................................        S-1
A-4 Note Rate............................................................................................        S-7
A-4 Note Redemption Price................................................................................        S-9
A-4 Noteholders' Monthly Principal Distributable Amount..................................................       S-31
A-4 Noteholders' Principal Carryover Shortfall...........................................................       S-31
A-4 Noteholders' Principal Distributable Amount..........................................................       S-31
A-4 Noteholders..........................................................................................        S-7
A-4 Notes................................................................................................        S-1
APR......................................................................................................        S-6
Case.....................................................................................................        S-6
Case Credit..............................................................................................        S-4
Cede.....................................................................................................        S-3
Certificate Balance......................................................................................       S-32
Certificateholders' Interest Carryover Shortfall.........................................................       S-32
Certificateholders' Interest Distributable Amount........................................................       S-32
Certificateholders' Principal Carryover Shortfall........................................................       S-32
Certificateholders' Principal Distributable Amount.......................................................       S-32
Certificateholders.......................................................................................       S-10
Certificates.............................................................................................        S-2
Class....................................................................................................        S-2
Class A Note Underwriters................................................................................       S-37
Class A Noteholders' Distributable Amount................................................................       S-32
Class A Noteholders' Interest Carryover Shortfall........................................................       S-32
Class A Noteholders' Interest Distributable Amount.......................................................       S-32
Class A Noteholders' Monthly Principal Distributable Amount..............................................       S-33

                                                                                                             Page
Class A Noteholders......................................................................................        S-7
Class A Notes............................................................................................        S-1
Class B Note Underwriters................................................................................       S-38
Class B Noteholders......................................................................................        S-7
Class B Noteholders' Distributable Amount................................................................       S-33
Class B Noteholders' Interest Carryover Shortfall........................................................       S-33
Class B Noteholders' Interest Distributable Amount.......................................................       S-33
Class B Noteholders' Monthly Principal Distributable Amount..............................................       S-33
Class B Noteholders' Principal Carryover Shortfall.......................................................       S-33
Class B Noteholders' Principal Distributable Amount......................................................       S-33
Class B Notes............................................................................................        S-1
Class B Rate.............................................................................................        S-7
Class B Redemption Price.................................................................................        S-9
Closing Date.............................................................................................        S-5
Collection Account.......................................................................................       S-11
Collection Period........................................................................................        S-6
Commission...............................................................................................        S-3
Contract Value...........................................................................................        S-6
Contracts................................................................................................        S-5
CPR......................................................................................................       S-22
Cutoff Date..............................................................................................       S-17
Dealers..................................................................................................        S-6
Determination Date.......................................................................................       S-29
DTC......................................................................................................        S-3
ERISA....................................................................................................       S-35
Exchange Act.............................................................................................        S-3
Federal Tax Counsel......................................................................................       S-12
Final Scheduled Maturity Date............................................................................        S-8
Financed Equipment.......................................................................................        S-5
Funding Period...........................................................................................        S-5
Indenture................................................................................................        S-1
Indenture Trustee........................................................................................        S-4
Initial Class B Percentage...............................................................................       S-33
Initial Cutoff Date......................................................................................        S-5
Initial Cutoff Date APR..................................................................................       S-33
Initial Pool Balance.....................................................................................        S-9
Initial Pre-Funded Amount................................................................................        S-5
Initial Receivables......................................................................................        S-5
Issuer...................................................................................................        S-4
Liquidated Receivables...................................................................................       S-29
Liquidation Proceeds.....................................................................................       S-29
Mandatory Redemption.....................................................................................        S-9
Maximum Negative Carry Amount............................................................................       S-34
Moody's..................................................................................................       S-13
Negative Carry Account...................................................................................       S-10
Negative Carry Account Initial Deposit...................................................................       S-10
Negative Carry Amount....................................................................................       S-10
Note Balance.............................................................................................        S-4
Note Percentage..........................................................................................       S-34
Noteholders..............................................................................................        S-7

                                                                                                             Page
Noteholders' Distributable Amount........................................................................       S-33
Notes....................................................................................................        S-1
Owned Contracts..........................................................................................        S-5
Payment Date.............................................................................................        S-2
Plan.....................................................................................................       S-35
Pool Balance.............................................................................................        S-6
Pre-Funded Amount........................................................................................        S-9
Pre-Funded Percentage....................................................................................       S-10
Pre-Funding Account......................................................................................        S-2
Principal Distribution Amount............................................................................       S-33
Prospectus...............................................................................................        S-3
Purchase Agreement.......................................................................................        S-5
Purchased Contracts......................................................................................        S-5
Rating Agencies..........................................................................................       S-12
Receivables..............................................................................................        S-2
Receivables Pool.........................................................................................       S-17
Record Date..............................................................................................        S-7
Required Negative Carry Account Balance..................................................................       S-34
Sale and Servicing Agreement.............................................................................        S-5
Seller...................................................................................................        S-1
Servicer.................................................................................................        S-4
Specified Spread Account Balance.........................................................................       S-11
Spread Account...........................................................................................       S-10
Spread Account Initial Deposit...........................................................................       S-34
Subsequent Cutoff Date...................................................................................        S-5
Subsequent Cutoff Date APR...............................................................................       S-34
Subsequent Receivables...................................................................................        S-2
Subsequent Transfer Date.................................................................................        S-5
Total Distribution Amount................................................................................       S-29
Transfer and Servicing Agreements........................................................................       S-28
Trust....................................................................................................        S-1
Trust Agreement..........................................................................................        S-4
Trustee..................................................................................................        S-4
Underwriters.............................................................................................       S-38
Wisconsin Tax Counsel....................................................................................       S-12

PROSPECTUS

Case Equipment Loan Trusts
ASSET BACKED NOTES
ASSET BACKED CERTIFICATES
Case Receivables II Inc.
SELLER
Case Credit Corporation
SERVICER

The Asset Backed Notes (the "NOTES") and the Asset Backed Certificates (the "Certificates" and, together with the Notes, the "SECURITIES") described herein may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "PROSPECTUS SUPPLEMENT"). Each series of Securities, which will include one or more classes of Notes and one or more classes of Certificates, will be issued by a trust to be formed with respect to such series (each, a "TRUST"). Each Trust will be formed pursuant to a Trust Agreement to be entered into between Case Receivables II Inc., as seller (the "SELLER"), and the trustee specified in the related Prospectus Supplement (the "TRUSTEE"). The Notes of each series will be issued and secured pursuant to an Indenture between the Trust and the indenture trustee specified in the related Prospectus Supplement (the "INDENTURE TRUSTEE") and will represent indebtedness of the related Trust. The Certificates of each series will represent fractional undivided interests in the related Trust. The property of each Trust will include a pool of retail installment sale contracts secured by new or used agricultural and construction equipment (the "RECEIVABLES"), certain monies due or received thereunder on and after the applicable Cutoff Date set forth in the related Prospectus Supplement, security interests in the equipment financed thereby and certain other property, all as described herein and in the related Prospectus Supplement. In addition, if so specified in the related Prospectus Supplement, the property of the Trust will include monies on deposit in a trust account (the "PRE-FUNDING ACCOUNT") to be established with the Indenture Trustee, which will be used to purchase additional retail installment sale contracts secured by new or used agricultural or construction equipment (the "SUBSEQUENT RECEIVABLES") from the Seller from time to time during the Funding Period specified in the related Prospectus Supplement.

Except as otherwise provided in the related Prospectus Supplement, each class of Securities of any series will represent the right to receive a specified amount of payments of principal and interest on the related Receivables, at the rates, on the dates and in the manner described herein and in the related Prospectus Supplement. The right of each class of Securities to receive payments may be senior or subordinate to the rights of one or more of the other classes of such series. Distributions on Certificates of a series may be subordinated in priority to payments due on the related Notes to the extent described herein and in the related Prospectus Supplement. A series may include one or more classes of Notes and Certificates that differ as to the timing and priority of payment, interest rate or amount of distributions in respect of principal or interest or both.

Prospective investors should consider the factors set forth under "RISK FACTORS" herein on page 9 and in the related Prospectus Supplement.

EXCEPT AS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, THE NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES OF SUCH SERIES REPRESENT BENEFICIAL INTERESTS IN, THE RELATED TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN, AND ARE NOT GUARANTEED OR INSURED BY, CASE RECEIVABLES II INC. OR CASE CREDIT CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities offered hereby unless accompanied by a Prospectus Supplement.

The date of this Prospectus is February 11, 1998

A series may also include one or more classes of Notes or Certificates entitled to distributions in respect of principal with disproportionate, nominal or no interest distributions, or to interest distributions with disproportionate, nominal or no distributions in respect of principal. The rate of payment in respect of principal of the Notes and distributions in respect of the Certificate Balance of the Certificates of any class will depend on the priority of payment of such class and the rate and timing of payments (including prepayments, defaults, liquidations and repurchases of Receivables) on the related Receivables. A rate of payment lower or higher than that anticipated may affect the weighted average life of each class of Securities in the manner described herein and in the related Prospectus Supplement.

                             Available Information

The Seller, as originator of each Trust, has filed with the Securities and Exchange Commission (the "COMMISSION") a Registration Statement (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), with respect to the Notes and the Certificates offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement that may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such information may also be accessed electronically by means of the Commission's home page on the World Wide Web located at http://www.sec.gov.

                Incorporation of Certain Documents By Reference

All documents filed by the Seller, as originator of any Trust, pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The Seller will provide without charge to each person, including any beneficial owner of Securities, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein or in any related Prospectus Supplement by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Case Receivables II Inc., 233 Lake Avenue, Racine, Wisconsin 53403, Attention: Vice President (Telephone 414-636-6564).

                                Summary of Terms

THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS AND BY REFERENCE TO THE INFORMATION WITH RESPECT TO THE SECURITIES OF ANY SERIES CONTAINED IN THE RELATED PROSPECTUS SUPPLEMENT TO BE PREPARED AND DELIVERED IN CONNECTION WITH THE OFFERING OF SUCH SECURITIES. CERTAIN CAPITALIZED TERMS USED IN THIS SUMMARY ARE DEFINED ELSEWHERE IN THIS PROSPECTUS ON THE PAGES INDICATED IN THE "INDEX OF TERMS."

Issuer............................  With respect to each series of Securities, the Trust to be formed pursuant to a trust agreement (as amended and
                                    supplemented from time to time, a "TRUST AGREEMENT")
                                    between the Seller and the Trustee for such Trust (the
                                    "TRUST" or the "ISSUER").

Seller............................  Case Receivables II Inc. (the "SELLER" or "CRC"), a
                                    wholly-owned subsidiary of Case Credit Corporation.

Servicer..........................  Case Credit Corporation, a Delaware corporation (the
                                    "SERVICER"or "CASE CREDIT").

Indenture Trustee.................  With respect to each series of Securities, the Indenture
                                    Trustee specified in the related Prospectus Supplement.

Trustee...........................  With respect to each series of Securities, the Trustee specified in the related Prospectus Supplement.

The Notes.........................  Each series of Securities will include one or more classes of Notes, which will be issued pursuant to an
                                    indenture between the related Trust and the Indenture
                                    Trustee (as amended and supplemented from time to time,
                                    an "INDENTURE").

                                    Unless otherwise specified in the related Prospectus
                                    Supplement, Notes will be available for purchase in
                                    denominations of $1,000 and integral multiples of $1 in
                                    excess thereof and will be available in book-entry form
                                    only. Unless otherwise specified in the related
                                    Prospectus Supplement, holders of Notes ("NOTEHOLDERS")
                                    will be able to receive Definitive Notes only in the
                                    limited circumstances described herein or in the related
                                    Prospectus Supplement. See "Certain Information
                                    Regarding the Securities--Definitive Securities."

                                    Unless otherwise specified in the related Prospectus
                                    Supplement, each class of Notes will have a stated
                                    principal amount and will bear interest at a specified
                                    rate or rates (with respect to each class of Notes, the
                                    "INTEREST RATE"). Each class of Notes may have a
                                    different Interest Rate, which may be a fixed, variable
                                    or adjustable Interest Rate, or any combination of the
                                    foregoing. The related Prospectus Supplement will
                                    specify the Interest Rate for each class of Notes, or
                                    the method for determining the Interest Rate.

                                    With respect to a series that includes two or more
                                    classes of Notes, each class may differ as to the timing
                                    and priority of payments, seniority, allocations of
                                    losses, Interest Rate or amount of payments of principal
                                    or interest, or payments of principal or interest in
                                    respect of any such class or classes may or may not be
                                    made upon the occurrence of specified events or on the
                                    basis of collections from designated portions of the
                                    Receivables in the related Trust. In addition, a series
                                    may include one or more classes of Notes ("STRIP NOTES")
                                    entitled to (i) principal payments with
                                    disproportionate, nominal or no interest payments or
                                    (ii) interest payments with disproportionate, nominal or
                                    no principal payments.

                                    If the Servicer exercises its option to purchase the
                                    Receivables of a Trust in the manner and on the
                                    respective terms and conditions described under
                                    "Description of the Transfer and Servicing
                                    Agreements--Termination," the outstanding Notes will be
                                    redeemed as set forth in the related Prospectus
                                    Supplement. In addition, if the related Prospectus
                                    Supplement provides that the property of a Trust will
                                    include a Pre-Funding Account, the outstanding Notes may
                                    be subject to partial redemption on or immediately
                                    following the end of the Funding Period (as such term is
                                    defined in the related Prospectus Supplement, the
                                    "FUNDING PERIOD") in an amount and manner specified in
                                    the related Prospectus Supplement. In the event of such
                                    partial redemption, the Noteholders may be entitled to
                                    receive a redemption premium from the Trust, in the
                                    amount and to the extent provided in the related
                                    Prospectus Supplement.

The Certificates..................  Each series of Securities will include one or more classes of Certificates, which will be issued pursuant
                                    to a Trust Agreement.

                                    Unless otherwise specified in the related Prospectus
                                    Supplement, Certificates will be available for purchase
                                    in denominations of $1,000 and integral multiples of $1
                                    in excess thereof and will be available in book-entry
                                    form only. Unless otherwise specified in the related
                                    Prospectus Supplement, holders of Certificates
                                    ("CERTIFICATEHOLDERS" and, together with the
                                    Noteholders, "SECURITYHOLDERS") will be able to receive
                                    Definitive Certificates only in the limited
                                    circumstances described herein or in the related
                                    Prospectus Supplement. See "Certain Information
                                    Regarding the Securities--Definitive Securities."

                                    Unless otherwise specified in the related Prospectus
                                    Supplement, each class of Certificates will have a
                                    stated Certificate Balance specified in the related
                                    Prospectus Supplement (the "CERTIFICATE BALANCE") and
                                    will accrue interest on such Certificate Balance at a
                                    specified rate (with respect to each class of
                                    Certificates, the "PASS-THROUGH RATE"). Each class of
                                    Certificates may have a different Pass-Through Rate,
                                    which may be a fixed, variable or adjustable
                                    Pass-Through Rate, or any combination of the foregoing.
                                    The related Prospectus Supplement will specify the
                                    Pass-Through Rate for each class of Certificates or the
                                    method for determining the Pass-Through Rate.

                                    With respect to a series that includes two or more
                                    classes of Certificates, each class may differ as to
                                    timing and priority of distributions, seniority,
                                    allocations of losses, Pass-Through Rates or amount of
                                    distributions in respect of principal or interest, or
                                    distributions in respect of principal or interest in
                                    respect of any such class or classes may or may not be
                                    made upon the occurrence of specified events or on the
                                    basis of collections from designated portions of the
                                    Receivables in the related Trust. In addition, a series
                                    may include one or more classes of Certificates ("STRIP
                                    CERTIFICATES") entitled to (i) distributions in respect
                                    of principal with disproportionate, nominal or no
                                    interest distributions or (ii) interest distributions
                                    with disproportionate, nominal or no distributions in
                                    respect of principal.

                                    To the extent specified in the related Prospectus
                                    Supplement, distributions in respect of the Certificates
                                    may be subordinated in priority of payment to payments
                                    on the Notes.

                                    If the Servicer exercises its option to purchase the
                                    Receivables of a Trust, in the manner and on the
                                    respective terms and conditions described under

                                    "Description of the Transfer and Servicing
                                    Agreements--Termination," Certificateholders will
                                    receive as a prepayment an amount in respect of the
                                    Certificates as specified in the related Prospectus
                                    Supplement. In addition, if the related Prospectus
                                    Supplement provides that the property of a Trust will
                                    include a Pre-Funding Account, Certificateholders may
                                    receive a partial prepayment of principal on or
                                    immediately following the end of the Funding Period in
                                    an amount and manner specified in the related Prospectus
                                    Supplement. In the event of such partial prepayment, the
                                    Certificateholders may be entitled to receive a
                                    prepayment premium from the Trust, in the amount and to
                                    the extent provided in the related Prospectus
                                    Supplement.

The Trust Property................  The property of each Trust will include a pool of retail installment sale contracts ("CONTRACTS") secured by new
                                    or used agricultural and construction equipment,
                                    including rights to receive certain payments made with
                                    respect to such Contracts, security interests in the
                                    equipment financed thereby (the "FINANCED EQUIPMENT")
                                    and any proceeds from claims on certain related
                                    insurance policies. The property of each Trust will also
                                    include amounts on deposit in certain trust accounts,
                                    including the related Collection Account, any Spread
                                    Account, any Pre-Funding Account and any other account
                                    identified in the applicable Prospectus Supplement, and
                                    the proceeds thereof. On the Closing Date specified in
                                    the related Prospectus Supplement with respect to a
                                    Trust, the Seller will sell Contracts (the "INITIAL
                                    RECEIVABLES") having an aggregate principal balance
                                    specified in the related Prospectus Supplement as of a
                                    date specified therein (the "INITIAL CUTOFF DATE") to
                                    such Trust pursuant to a Sale and Servicing Agreement
                                    among the Seller, the Servicer and the Trust (as amended
                                    and supplemented from time to time, a "SALE AND
                                    SERVICING AGREEMENT").

                                    To the extent provided in the related Prospectus
                                    Supplement, the Seller will be obligated (subject only
                                    to the availability thereof) to sell, and the related
                                    Trust will be obligated to purchase (subject to the
                                    satisfaction of certain conditions described in the
                                    applicable Sale and Servicing Agreement), the Subsequent
                                    Receivables from time to time during the Funding Period
                                    specified in the related Prospectus Supplement having an
                                    aggregate principal balance approximately equal to the
                                    amount on deposit in the Pre-Funding Account (the
                                    "PRE-FUNDED AMOUNT") on such Closing Date, plus any
                                    additional amount specified in the related Prospectus
                                    Supplement.

                                    The Receivables arise from financing provided in
                                    connection with retail sales by dealers (the "DEALERS")
                                    and are purchased by Case Credit pursuant to agreements
                                    with the Dealers or are originated directly by retail
                                    outlets owned by Case Corporation ("CASE") and
                                    immediately assigned to Case Credit. The Receivables are
                                    generally sold on a monthly basis by Case Credit to the
                                    Seller pursuant to the Liquidity Receivables Purchase
                                    Agreement, but may also be sold by Case Credit to the
                                    Seller pursuant to a Purchase Agreement in connection
                                    with the issuance of a series of Securities. The
                                    Receivables sold to a Trust will be selected from the
                                    portfolio of Contracts owned by the Seller based on the
                                    criteria specified in the applicable Sale and Servicing
                                    Agreement and described herein and in the related
                                    Prospectus Supplement.

Credit and Cash Flow
  Enhancement.....................  If and to the extent specified in the related Prospectus
                                    Supplement, credit enhancement with respect to a Trust
                                    or any class or classes of Securities may include any
                                    one or more of the following: subordination of one or
                                    more other classes of Securities, Spread Accounts,
                                    over-collateralization, letters of credit, credit or
                                    liquidity facilities, surety bonds, guaranteed
                                    investment contracts, swaps or other interest rate
                                    protection agreements, repurchase obligations, other
                                    agreements with respect to third party payments or other
                                    support, cash deposits or other arrangements. Unless
                                    otherwise specified in the related Prospectus
                                    Supplement, any form of credit enhancement will have
                                    certain limitations and exclusions from coverage
                                    thereunder, which will be described in the related
                                    Prospectus Supplement, and may be replaced with another
                                    form of credit enhancement provided the Rating Agencies
                                    confirm in writing that such substitution will not
                                    result in a reduction or withdrawal of the rating of any
                                    class of Securities.

Spread Account....................  Unless otherwise specified in the related Prospectus
                                    Supplement, a Spread Account will be created for each
                                    Trust with an initial deposit by the Seller of cash or
                                    certain investments having a value equal to the amount
                                    specified in the related Prospectus Supplement. To the
                                    extent specified in the related Prospectus Supplement,
                                    funds in the Spread Account will thereafter be
                                    supplemented by the deposit of amounts remaining on any
                                    Payment Date after making all other distributions
                                    required on such date and any amounts deposited from
                                    time to time from the Pre-Funding Account in connection
                                    with the purchase of Subsequent Receivables. Amounts in
                                    the Spread Account will be available to cover shortfalls
                                    in amounts due to the holders of those classes of
                                    Securities specified in the related Prospectus
                                    Supplement in the manner and under the circumstances
                                    specified therein. The related Prospectus Supplement
                                    will also specify to whom and the manner and
                                    circumstances under which amounts on deposit in the
                                    Spread Account (after giving effect to all other
                                    required distributions to be made by the applicable
                                    Trust) in excess of the Specified Spread Account Balance
                                    (as defined in the related Prospectus Supplement) will
                                    be distributed.

Transfer and Servicing
  Agreements......................  With respect to each Trust, the Seller will sell the related Receivables to such Trust pursuant to a Sale and
                                    Servicing Agreement. The rights and benefits of such
                                    Trust under the Sale and Servicing Agreement will be
                                    assigned to the Indenture Trustee as collateral for the
                                    Notes of the related series. The Servicer will agree
                                    with such Trust to be responsible for servicing,
                                    managing, maintaining custody of and making collections
                                    on the Receivables. In addition, Case Credit will
                                    undertake certain administrative duties with respect to
                                    such Trust under an Administration Agreement.

                                    Unless otherwise provided in the related Prospectus
                                    Supplement, the Seller will be obligated to repurchase
                                    any Receivable if the interest of the applicable Trust
                                    in such Receivable is materially adversely affected by a
                                    breach of any representation or warranty made by the
                                    Seller with respect to the Receivable that has not been
                                    cured following the discovery by or notice to the Seller
                                    of the breach. Case Credit will, in most cases, be
                                    obligated to repurchase from the Seller any Receivable
                                    that the Seller is obligated to repurchase from the
                                    related Trust.

                                    Unless otherwise provided in the related Prospectus
                                    Supplement, the Servicer will be obligated to purchase
                                    any Receivable if, among other things, it extends the
                                    date for final payment by the Obligor of such Receivable
                                    beyond the applicable Final Scheduled Maturity Date (as
                                    defined in the related Prospectus Supplement, the "FINAL
                                    SCHEDULED MATURITY DATE"), decreases the annual
                                    percentage rate ("APR") or a loss is incurred due to its
                                    failure to maintain a perfected security interest in the
                                    related Financed Equipment.

                                    Unless otherwise specified in the related Prospectus
                                    Supplement, the Servicer will be entitled to receive a
                                    fee for servicing the Receivables of each Trust equal to
                                    a specified percentage of the aggregate principal
                                    balance of such Receivables, as set forth in the related
                                    Prospectus Supplement. See "Description of the Transfer
                                    and Servicing Agreements--Servicing Compensation and
                                    Payment of Expenses" herein and in the related
                                    Prospectus Supplement.

Certain Legal Aspects of the
  Receivables; Repurchase
  Obligations.....................  In connection with the sale of Receivables to a Trust, security interests in the Financed Equipment securing
                                    such Receivables will be assigned by the Seller to such
                                    Trust. A first priority perfected security interest in
                                    the Financed Equipment is obtained by Case Credit when
                                    Case Credit finances the purchase of equipment by a
                                    customer. Case Equipment Loan Trust 1994-B, a Delaware
                                    trust organized by Case Credit, currently has a first
                                    priority security interest in certain of the Receivables
                                    owned by the Seller, but will terminate its security
                                    interest (and make such filings necessary to evidence
                                    such termination) upon the sale of such Receivables to a
                                    Trust by the Seller and the receipt by the Seller of the
                                    proceeds of such sale. Unless otherwise specified in the
                                    related Prospectus Supplement, the Seller will be
                                    obligated to repurchase any Receivable sold to a Trust
                                    as to which a first priority perfected security interest
                                    in the name of Case Credit in the Financed Equipment
                                    securing such Receivable shall not exist as of the date
                                    such Receivable is purchased by such Trust, if such
                                    breach shall materially adversely affect such Receivable
                                    and if such failure or breach shall not have been cured
                                    by the last day of the second (or, if the Seller elects,
                                    the first) month following the discovery by or notice to
                                    the Trustee of such breach. If such Trust does not have
                                    a perfected security interest in an item of Financed
                                    Equipment, its ability to realize on such item in the
                                    event of a default may be adversely affected. To the
                                    extent the security interest is perfected, such Trust
                                    will have a prior claim over subsequent purchasers of
                                    such Financed Equipment and holders of subsequently
                                    perfected security interests. However, as against liens
                                    for repairs of Financed Equipment or for taxes unpaid by
                                    an Obligor under a Receivable, or because of fraud or
                                    negligence, such Trust could lose the priority of its
                                    security interest or its security interest in Financed
                                    Equipment. Neither the Seller nor the Servicer will have
                                    any obligation to repurchase a Receivable as to which
                                    any of the aforementioned occurrences result in a
                                    Trust's losing the priority of its security interest or
                                    its security interest in such Financed Equipment after
                                    the Closing Date. Federal and state consumer protection
                                    laws impose requirements upon creditors in connection
                                    with extensions of credit and collections of retail
                                    installment loans, and certain of these laws make an
                                    assignee of such a loan liable to the obligor thereon
                                    for any violation by the

                                    lender. Unless otherwise specified in the related
                                    Prospectus Supplement, the Seller will be obligated to
                                    repurchase any Receivable that fails to comply with such
                                    requirements.

Tax Status........................  Upon the issuance of each series of Securities, except as otherwise provided in the related Prospectus
                                    Supplement, (a) Federal Tax Counsel to the applicable
                                    Trust will deliver an opinion to the effect that, for
                                    Federal income tax purposes: (i) the Notes of such
                                    series will be characterized as debt and (ii) such Trust
                                    will not be characterized as an association (or a
                                    publicly traded partnership) taxable as a corporation
                                    and (b) Wisconsin Tax Counsel to such Trust will deliver
                                    an opinion to the effect that the same characterizations
                                    would apply for Wisconsin income tax purposes as would
                                    apply for Federal income tax purposes. Each Noteholder,
                                    by the acceptance of a Note of a given series, will
                                    agree to treat such Note as indebtedness. See "Certain
                                    Federal Income Tax Consequences" and "Certain State Tax
                                    Consequences" for additional information concerning the
                                    application of Federal and Wisconsin tax laws.

ERISA Considerations..............  Subject to the considerations discussed under "ERISA
                                    Considerations" herein and in the related Prospectus
                                    Supplement, and unless otherwise specified therein, the
                                    Notes of each series are eligible for purchase by
                                    employee benefit plans.

                                    Unless otherwise specified in the related Prospectus
                                    Supplement, the Certificates of any series may not be
                                    acquired by any employee benefit plan subject to the
                                    Employee Retirement Income Security Act of 1974, as
                                    amended ("ERISA"), or by any individual retirement
                                    account. See "ERISA Considerations" herein and in the
                                    related Prospectus Supplement.

                                  Risk Factors

Certain Legal Aspects--Security Interests in Financed Equipment

In connection with the sale of Receivables to a Trust, security interests in the Financed Equipment securing such Receivables will be assigned by the Seller to such Trust simultaneously with the sale of such Receivables to such Trust. A first priority perfected security interest in the Financed Equipment is obtained by Case Credit when Case Credit finances the purchase of equipment by a customer. Case Equipment Loan Trust 1994-B, a Delaware trust organized by Case Credit, currently has a first priority security interest in certain of the Receivables owned by the Seller, but will terminate its security interest (and make such filings necessary to evidence such termination) upon the sale of such Receivables to a Trust by the Seller and the receipt by the Seller of the proceeds of such sale. See "Description of the Transfer and Servicing Agreements--Commercial Paper Program." Unless otherwise provided in the related Prospectus Supplement, the Seller will be obligated to repurchase any Receivable sold to such Trust as to which a perfected security interest in the name of Case Credit in the Financed Equipment securing such Receivable will not exist as of the date such Receivable is transferred to such Trust, if such breach will materially adversely affect the interest of such Trust in such Receivable and if such failure or breach will not have been cured by the last day of the second (or, if the Seller elects, the first) month following the discovery by or notice to the Seller of such breach. If such Trust does not have a perfected security interest in an item of Financed Equipment, its ability to realize on such Financed Equipment in the event of a default may be adversely affected. To the extent the security interest is perfected, such Trust will have a prior claim over subsequent purchasers of such Financed Equipment and holders of subsequently perfected security interests. However, as against liens for repairs of Financed Equipment or for taxes unpaid by an Obligor under a Receivable, or through fraud or negligence, such Trust could lose the priority of its security interest or its security interest in such Financed Equipment. Neither the Seller nor the Servicer will have any obligation to repurchase a Receivable as to which any of the aforementioned occurrences result in such Trust's losing the priority of its security interest or its security interest in such Financed Equipment after the date such security interest was assigned to such Trust. Federal and state consumer protection laws impose requirements on creditors in connection with extensions of credit and collections of retail installment loans, and certain of these laws make an assignee of such a loan (such as such Trust) liable to the obligor thereon for any violation by the lender. Unless otherwise specified in the related Prospectus Supplement, the Seller will be obligated to repurchase any Receivable that fails to comply with such requirements.

Certain Legal Aspects--Bankruptcy Considerations

The Seller will take steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by Case Credit under the United States Bankruptcy Code or similar applicable state laws ("INSOLVENCY LAWS") will not result in consolidation of the assets and liabilities of the Seller with those of Case Credit. These steps include the creation of the Seller as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all its directors). However, there can be no assurance that the activities of the Seller would not result in a court concluding that the assets and liabilities of the Seller should be consolidated with those of Case Credit in a proceeding under any Insolvency Law.

Case Credit has warranted, in the Liquidity Receivables Purchase Agreement, and will warrant, in any Purchase Agreement related to a Trust, that the sale of Receivables by Case Credit to the Seller is a valid sale. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" and "--Commercial Paper Program." If Case Credit were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the sale of Receivables to the Seller should instead be treated as a pledge of such Receivables to secure a borrowing of such debtor, then delays in payments of collections of Receivables to the Seller could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amount of such payments could result. If the transfer of Receivables to the Seller pursuant to the Liquidity Receivables Purchase Agreement or the applicable Purchase Agreement is treated as a pledge instead of a sale, a tax or government lien on the property of Case Credit arising before the transfer of a Receivable to the Seller may have priority over the Seller's interest in such Receivable. If the transactions contemplated herein and in the Liquidity Receivables Purchase Agreement are treated as a sale, the Receivables would not be part of Case Credit's bankruptcy estate and would not be available to Case Credit's creditors, except under certain limited circumstances. In addition, while Case Credit is the Servicer, cash collections on the Receivables will, under certain circumstances, be commingled with the funds of Case Credit and, in the event of the bankruptcy of Case Credit, a Trust may not have a perfected interest in such collections.

A substantial portion of the Receivables was originated by Dealers and purchased by Case Credit. See "The Receivables Pools--The Retail Equipment Financing Business." A significant portion of all the Receivables purchased by Case Credit from Dealers provide for recourse to the originating Dealer for defaults by the Obligors. In addition, the Dealers retain the right to repurchase at any time the Receivables originated by them. In the event of a Dealer's bankruptcy, a creditor or bankruptcy trustee of the Dealer or the Dealer as a debtor in possession might attempt to characterize the sales of Receivables to Case Credit as loans to the Dealer secured by the Receivables; such an attempt, if successful, could result in payment delays or losses on the affected Receivables. However, in connection with the sale of the Receivables by Case Credit to the Seller, Case Credit has warranted, pursuant to the Liquidity Receivables Purchase Agreement, or will warrant pursuant to the applicable Purchase Agreement, that at the time of such sale it had good title to the Receivables.

In a 1993 case decided by the U.S. Court of Appeals for the Tenth Circuit, OCTAGON GAS SYSTEM, INC. V. RIMMER, the court determined that "accounts," as defined under the Uniform Commercial Code, would be included in the bankruptcy estate of a transferor regardless of whether the transfer is treated as a sale or a secured loan. Although the Receivables are likely to be viewed as "chattel paper," as defined under the Uniform Commercial Code, rather than as accounts, the rationale behind the OCTAGON holding is equally applicable to chattel paper. The circumstances under which the OCTAGON ruling would apply are not fully known and the extent to which the OCTAGON decision will be followed in other courts or outside of the Tenth Circuit is not certain. If the holding in the OCTAGON case were applied in a Case Credit bankruptcy, however, even if the transfer of Receivables to the Seller pursuant to the Liquidity Receivables Purchase Agreement or the applicable Purchase Agreement and to the Trust pursuant to the Sale and Servicing Agreement were treated as a sale, the Receivables would be part of Case Credit's bankruptcy estate and would be subject to claims of certain creditors and delays and reductions in payments to the Seller and Securityholders could result.

Trusts' Relationships to the Seller, Case Credit Corporation and their
Affiliates

The Receivables will be serviced by Case Credit. Case Credit and its subsidiaries are engaged primarily in the business of financing farm and construction equipment. None of the Seller or Case Credit or their affiliates is generally obligated to make any payments in respect of the Notes, the Certificates or the Receivables of a given Trust. However, if Case Credit were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Securityholders. In addition, under certain circumstances, the Servicer may be required to purchase Receivables.

In connection with the sale of Receivables by Case Credit to the Seller pursuant to the Liquidity Receivables Purchase Agreement or the applicable Purchase Agreement, Case Credit has made or will make representations and warranties with respect to the characteristics of such Receivables and, in certain circumstances, Case Credit may be required to repurchase Receivables with respect to which such representations and warranties have been breached. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" and "--Commercial Paper Program."

The related Prospectus Supplement may set forth certain additional information regarding the Seller and Case Credit.

Subordination; Limited Assets

To the extent specified in the related Prospectus Supplement, distributions of interest and principal on the Certificates of a series will be subordinated in priority of payment to interest and principal due on the Notes of such series. Moreover, each Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and, to the extent provided in the related Prospectus Supplement, a Spread Account and any other credit enhancement. The Notes of any series will represent obligations solely of, and the Certificates of such series will represent interests solely in, the related Trust, and neither the Notes nor the Certificates of any such series will be insured or guaranteed by the Seller, the Servicer, the applicable Trustee, the applicable Indenture Trustee or any other person or entity. Consequently, holders of the Securities of any series must rely for repayment upon payments on the related Receivables and, if and to the extent available, amounts on deposit in the Pre-Funding Account (if any), the Spread Account (if any) and any other credit enhancement, all as specified in the related Prospectus Supplement.

Maturity and Prepayment Considerations

All the Receivables are prepayable at any time. (For this purpose the term "prepayments" includes prepayments in full, partial prepayments (including those related to insurance premiums), and liquidations due to default, as well as receipts of proceeds from physical damage and term life insurance policies and certain other Receivables repurchased for administrative or other reasons.) Each prepayment will shorten the average remaining term of the Receivables and the average life of the Notes and the Certificates. The rate of prepayments on the Receivables may be influenced by a variety of economic, climatic and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Equipment securing a Receivable without the consent of Case Credit. For example, the majority of the Receivables are agricultural equipment retail installment sale contracts. The amount of prepayments on that type of receivable has historically tended to increase during periods in which farmers have strong cash flows. In addition, under certain circumstances, the Seller will be obligated to repurchase Receivables pursuant to a Sale and Servicing Agreement, as a result of breaches of representations and warranties and, under certain circumstances, the Servicer will be obligated to purchase Receivables pursuant to such Sale and Servicing Agreement as a result of breaches of certain covenants. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables." On the other hand, the payment schedule under a Receivable may be extended or revised under certain circumstances. An extension or revision may lengthen the average remaining term of the Receivables and the average life of the Notes and the Certificates. See "The Receivables Pools--The Retail Equipment Financing Business--Extension/Revision Procedures." Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables held by a given Trust will be borne entirely by the Securityholders of the related series of Securities. See also "Description of the Transfer and Servicing Agreements--Termination" regarding the Servicer's option to purchase the Receivables of a Trust.

Holders of Notes and Certificates should consider, in the case of Securities purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Receivables could result in an actual yield that is less than the anticipated yield and, in the case of Securities purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Receivables could result in an actual yield that is less than the anticipated yield.

Risk of Commingling

With respect to each Trust, the Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected during each Collection Period into the Collection Account of such Trust within two business days of receipt thereof. However, in the event that Case Credit satisfies certain requirements for monthly or less frequent remittances and the Rating Agencies (as such term is defined in the related Prospectus Supplement, the "RATING AGENCIES") affirm their ratings of the related Securities at the initial level, then for so long as Case Credit is the Servicer and provided that (i) there exists no Servicer Default and (ii) each other condition to making such monthly or less frequent deposits as may be specified by the Rating Agencies and described in the related Prospectus Supplement is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account of such Trust until on or before the business day preceding each Payment Date. The Servicer will deposit the aggregate Purchase Amount of Receivables purchased by the Servicer into the applicable Collection Account on or before the business day preceding each Payment Date. Pending deposit into such Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from funds of the Servicer. If the Servicer were unable to remit such funds, the applicable Securityholders might incur a loss. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Purchase Amount with respect to Receivables purchased by the Servicer.

Servicer Default

Unless otherwise provided in the related Prospectus Supplement with respect to a given series of Securities, in the event a Servicer Default occurs, the Indenture Trustee or Noteholders evidencing 25% or more of the outstanding principal amount of the Notes with respect to such series, as described under "Description of the Transfer and Servicing Agreements--Rights upon Servicer Default," may remove the Servicer without the consent of the Trustee or any of the Certificateholders with respect to such series. Neither the Trustee nor the Certificateholders with respect to such series will have the ability to remove the Servicer if a Servicer Default occurs. In addition, the Noteholders of such series have the ability, with certain specified exceptions, to waive defaults by the Servicer, including defaults that could materially adversely affect the Certificateholders of such series. See "Description of the Transfer and Servicing Agreements--Waiver of Past Defaults."

Book-Entry Registration

Each class of the Notes and the Certificates of a given series will be initially represented by one or more certificates registered in the name of Cede & Co. ("CEDE"), or any other nominee for The Depository Trust Company ("DTC") set forth in the related Prospectus Supplement (Cede, or such other nominee, "DTC'S NOMINEE"), and will not be registered in the names of the holders of the Securities of such series or their nominees. Because of this, unless and until Definitive Securities for such series are issued, holders of such Securities will not be recognized by the applicable Indenture Trustee or Trustee as "NOTEHOLDERS," "CERTIFICATEHOLDERS" or "SECURITYHOLDERS," as the case may be (as such terms are used herein or in the related Indenture and Trust Agreement). Hence, until Definitive Securities are issued, holders of such Securities will only be able to exercise the rights of Securityholders indirectly through DTC and its participating organizations. See "Certain Information Regarding the Securities--Book-Entry Registration" and "-- Definitive Securities."

                                   The Trusts

With respect to each series of Securities, the Seller will establish a separate Trust pursuant to the respective Trust Agreement for the transactions described herein and in the related Prospectus Supplement. The property of each Trust will include a pool of Contracts (the "RECEIVABLES") between the Dealers and retail purchasers (the "OBLIGORS") of new and used agricultural and construction equipment and the obligations of the Obligor thereunder including all moneys paid thereunder (including any late fees, non-sufficient funds fees and other administrative fees or similar charges allowable by applicable law with respect to Receivables) on or after the applicable Cutoff Date (as such term is defined in the related Prospectus Supplement, a "CUTOFF DATE"). The Receivables were or will be originated by the Dealers and purchased by Case Credit pursuant to agreements with Dealers ("DEALER AGREEMENTS") or were originated directly by retail outlets owned by Case and immediately assigned to Case Credit. Such Receivables will continue to be serviced by the Servicer and evidence indirect financing made available by Case Credit to the Obligors. The Receivables either were sold previously by Case Credit to the Seller on a monthly basis pursuant to the Liquidity Receivables Purchase Agreement or will be sold by Case Credit to the Seller on the applicable Closing Date pursuant to a Purchase Agreement related to the applicable Trust. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" and "-- Commercial Paper Program." On the applicable Closing Date, after the issuance of the Notes and the Certificates of a given series, the Seller will sell the Initial Receivables to the Trust. To the extent so provided in the related Prospectus Supplement, Subsequent Receivables will be conveyed to the Trust as frequently as daily during the Funding Period. Any Subsequent Receivables so conveyed will also be assets of the applicable Trust, subject to the prior rights of the related Indenture Trustee and the Noteholders therein. The property of each Trust will also include (i) such amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the related Sale and Servicing Agreement and the proceeds of such accounts, as described herein and in the related Prospectus Supplement; (ii) security interests in the Financed Equipment and any other interest of the Seller in such Financed Equipment; (iii) the rights to proceeds from claims on certain physical damage and term life insurance policies covering the Financed Equipment or the Obligors, as the case may be; (iv) the interest of the Seller in any proceeds from recourse to Dealers with respect to Receivables (but excluding any amounts contained in Dealers' reserve accounts); (v) any property that secures a Receivable and that has been acquired by the applicable Trust; and (vi) any and all proceeds of the foregoing. To the extent specified in the related Prospectus Supplement, a Pre-Funding Account, a Spread Account or other form of credit enhancement may be a part of the property of any given Trust or may be held by the Trustee or the Indenture Trustee for the benefit of holders of the related Securities. Additionally, pursuant to contracts between the Servicer and the Dealers, the Dealers have an obligation after origination to repurchase Receivables as to which Dealers have made certain misrepresentations.

In connection with an asset-backed commercial paper program established by Case Credit in August 1994, Case Credit generally sells to the Seller on the 13th day of each month pursuant to the Liquidity Receivables Purchase Agreement all of the Receivables meeting certain eligibility requirements that it purchased from Dealers or retail outlets owned by Case in the preceding calendar month. The Seller has granted Case Equipment Loan Trust 1994-B a first perfected security interest in the Receivables purchased. Case Equipment Loan Trust 1994-B has agreed, pursuant to the Loan and Security Agreement, to release its security interest in certain Receivables when those Receivables are sold to a Trust and the Seller receives the proceeds from such sale. See "Description of the Transfer and Servicing Agreements--Commercial Paper Program."

The Servicer will continue to service the Receivables held by each Trust and will receive fees for such services. See "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" herein and in the related Prospectus Supplement. To facilitate the servicing of the Receivables, the Seller and each Trustee will authorize the Servicer to retain physical possession of the Receivables held by each Trust and other documents relating thereto as custodian for each such Trust. See "Certain Legal Aspects of the Receivables" and "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables."

If the protection provided to Noteholders of a given series by the subordination of the related Certificates and by the Spread Account, if any, or other credit enhancement for such series or the protection provided to Certificateholders by such Spread Account or other credit enhancement is insufficient, such Noteholders or Certificateholders, as the case may be, would have to look principally to the Obligors on the related Receivables, the proceeds from the repossession and sale of Financed Equipment that secure defaulted Receivables and the proceeds from any recourse against Dealers with respect to such Receivables. In such event, certain factors, such as the applicable Trust's not having first priority perfected security interests in the Financed Equipment in all states, may affect the Servicer's ability to repossess and sell the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to the holders of the Securities of such series. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit and Cash Flow Enhancement" and "Certain Legal Aspects of the Receivables."

The principal offices of each Trust and the related Trustee will be specified in the applicable Prospectus Supplement.

The Trustee

The Trustee for each Trust will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust Agreement and Sale and Servicing Agreement. A Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor trustee. The Administrator of a Trust may also remove the Trustee if the Trustee ceases to be eligible to continue as Trustee under the related Trust Agreement or if the Trustee becomes insolvent. In such circumstances, the Administrator will be obligated to appoint a successor trustee. Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                             The Receivables Pools

General

The Receivables in each Trust consist of Contracts evidencing the credit sale of new and used agricultural and construction equipment to purchasers. The Contracts are purchased by Case Credit as described below and are generally sold on a monthly basis to the Seller pursuant to the Liquidity Receivables Purchase Agreement, but may also be sold by Case Credit to the Seller pursuant to a Purchase Agreement in connection with the issuance of a series of Securities. Case Credit continues to service all Contracts sold to the Seller.

The Receivables to be held by each Trust will be selected from the Seller's portfolio using several criteria, including that, unless otherwise provided in the related Prospectus Supplement, each Receivable (i) is secured by new or used agricultural or construction equipment, (ii) was originated in the United States, (iii) provides for payments that fully amortize the amount financed over its original term to maturity, (iv) is a Precomputed Receivable or a Simple Interest Receivable and (v) satisfies the other criteria, if any, set forth in the related Prospectus Supplement. No selection procedures believed by the Seller to be adverse to the Securityholders of any series were or will be used in selecting the related Receivables.

If so specified in the related Prospectus Supplement, the Receivables to be held by a Trust may include Receivables satisfying the applicable criteria that were purchased by Case Credit from Tenneco Credit Corporation out of the $1.1 billion pool of retail receivables retained by Tenneco Credit Corporation in connection with the Reorganization. Except to the extent otherwise provided in the related Prospectus Supplement, all discussion in this Prospectus relating to the Receivables will apply equally to any Receivables purchased by Case Credit from Tenneco Credit Corporation.

Precomputed Receivables provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method, similar to the "Rule of 78's" ("RULE OF 78'S RECEIVABLES") or are monthly actuarial receivables ("Actuarial Receivables" and, together with Rule of 78's Receivables, "Precomputed Receivables"). An Actuarial Receivable provides for amortization of the loan over a series of fixed level payment installments. Each installment, including the installment representing the final payment on the Receivable, consists of an amount of interest equal to 1/12 of the APR of the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the installment. A Rule of 78's Receivable provides for the payment by the obligor of a specified total amount of payments, payable in equal installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated on the basis of the stated APR for the term of the receivable. The rate at which such amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal are calculated in accordance with the "Rule of 78's."

"SIMPLE INTEREST RECEIVABLES" are receivables that provide for the amortization of the amount financed under each receivable over a series of fixed level monthly payments. However, unlike the monthly payment under an Actuarial Receivable, each monthly payment consists of an installment of interest that is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, they are applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

In the event of the prepayment in full (voluntarily or by acceleration) of a Rule of 78's Receivable, under the terms of the contract, a "refund" or "rebate" will be made to the obligor of the portion of the total amount of payments then due and payable under the Contract allocable to "unearned" add-on interest, calculated in accordance with a method equivalent to the Rule of 78's. If an Actuarial Receivable is prepaid in full, with minor variations based upon state law, the Actuarial Receivable requires that the rebate be calculated on the basis of a constant interest rate. If a Simple Interest Receivable is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78's Receivable generally will be less than the amount of a rebate on an Actuarial Receivable and generally will be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule. However, the amount of the rebate for certain Precomputed Receivables ("PRECOMPUTED SIMPLE REBATE RECEIVABLES") will equal approximately the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule. Precomputed Receivables that are not Precomputed Simple Rebate Receivables are called "STANDARD PRECOMPUTED RECEIVABLES."

Unless otherwise provided in the related Prospectus Supplement, all the Receivables included in a Trust will be Precomputed Receivables. Information with respect to each pool of Receivables will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition of the Receivables, the distribution by APR, type of equipment, payment frequency and contract value of the Receivables and the geographic distribution of the Receivables.

The Retail Equipment Financing Business

Case Credit purchases Contracts primarily from Dealers. Case Credit also finances Contracts originated through retail outlets owned by Case that are immediately thereafter assigned to Case Credit. As of December 31, 1997, there were approximately 1,000 independently owned Case Dealer outlets in the United States and approximately 1 retail outlet owned by Case in the United States. The agricultural equipment financed by Case Credit includes tractors, combines, cotton pickers and implements and equipment used for hay and forage, soil conditioning and crop production. The construction equipment financed by Case Credit includes wheel loaders, skid steer loaders, crawler dozers and loaders, excavators, rough terrain forklifts, trenchers and loader/backhoes. New equipment financed by Case Credit is almost exclusively manufactured by Case.

ORIGINATION PROCESS. Each prospective customer is required to complete a credit application that lists the applicant's liabilities, income, credit and employment history and other demographic and personal information. Credit applications, which are obtained by the Dealer, are sent by the Dealer to one of four regional finance offices maintained by Case Credit. The application is processed by Case Credit and additional information is obtained in order to evaluate the prospective customer's creditworthiness. The extent of the additional information varies based primarily on the amount of financing requested. In most cases, Case Credit obtains a credit bureau report on the applicant from an independent credit bureau and credit references provided by the applicant, typically banks or finance companies or suppliers that have furnished credit to the applicant, are checked. In certain cases, audited or certified financial statements of the applicant are obtained. Case Credit also maintains five-year loan histories on all past and present Case Credit customers that are reviewed.

Creditworthiness is evaluated based on criteria established by Case Credit's management. The same credit criteria are applied regardless of which of Case Credit's regional finance offices reviews the application and regardless of whether the applicant is purchasing equipment from a Dealer or from a Case retail outlet.

DEALER AGREEMENTS. At the time Case Credit approves the customer's application and fully executed copies of all required agreements and instruments are delivered by the Dealer to Case Credit, the related Contract is sold by the Dealer to Case Credit pursuant to a Dealer Agreement that Case Credit enters into with each Dealer. A significant portion of all Contracts purchased by Case Credit from Dealers provide for recourse to the originating Dealer for defaults by the obligor under the Contract. A large portion of such Contracts provide for recourse to the Dealers through a "reserve account" maintained with Case Credit in which Dealers are required to maintain certain amounts on deposit. The Seller will assign to the Trusts its rights to recourse against the Dealers except for the Dealers' reserve accounts and, therefore, any recourse to the Dealers through the reserve accounts will not be assigned to the Trusts. The level of recourse to Dealers varies and, depending on the level of recourse, is subject to certain conditions. An insignificant portion of Contracts are assigned to Case Credit with no recourse to Dealers in the event of defaults by obligors under the Contracts. The Trusts will also be assigned rights arising under the Dealer Agreements as a result of the breach by the Dealer of certain representations and warranties made therein. Neither the Seller nor the Servicer makes any representation as to the financial condition of any of the Dealers, and there can be no assurances as to the ability of any Dealer to perform its obligations under any Dealer Agreement.

CONTRACT TERMS. Case Credit offers Contracts with a variety of repayment schedules tailored to the applicant's anticipated cash flows, such as annual, semi-annual, quarterly and monthly payments. Contracts secured by construction equipment are normally financed with equal monthly payments. However, a "skip payment" schedule, under which payments in up to three predetermined consecutive months are "skipped" to coincide with slow work periods, can be selected by the obligor at the time the Contract is originated. For example, contractors in areas with colder winters normally elect to skip payments in January, February and March, in which case the normal twelve payments are amortized over a nine-month period.

The maximum amount that Case Credit will finance under a Contract varies based on the obligor's credit history, the type of equipment financed and whether the equipment is new or used, the payment schedule and the length of the Contract. The amount financed is calculated as a percentage of the value of the related equipment. For new equipment, such value is based on Dealer's cost for the related equipment plus freight charges. The value of used equipment is based on the "as-is" value of the related equipment reported in the most recent edition of the North American Equipment Dealers Association guidebook or other comparable guidebook. Obligors are required to obtain and maintain physical damage insurance covering the financed equipment. Dealers are responsible for verifying insurance coverage on the equipment at the time the Contract is originated. If a Dealer fails to verify insurance coverage and the obligor did not obtain insurance coverage at the time the Contract was originated, the Dealer will be responsible for any resulting loss. At the time the Contract is originated, Case Credit offers customers physical damage insurance and term life insurance that can be financed under the Contract.

The equipment securing the Contracts depreciates in value over time. However, Case Credit's practice is to provide for repayment schedules under the Contracts that will generally result in the outstanding principal balance of the Contract at any time in the life of the Contract being less than the anticipated value of the equipment at the time.

EXTENSION/REVISION PROCEDURES. Contracts may be extended or revised when payment delinquencies result from temporary interruptions in an obligor's cash flow. An extension provides for one or more payments to be moved to a future date either within the original maturity of the Contract or beyond the original maturity. A revision is a restructuring of the entire Contract, normally with lower payments and a longer term. Case Credit charges obligors an extension fee that is payable at the time a Contract is extended. The extension fee is generally equal to interest accrued on the unpaid balance of the Contract during the period that payments are not required to be made as a result of the extension.

Delinquencies, Repossessions and Net Losses

Certain information concerning the experience of Case Credit pertaining to delinquencies, repossessions and net losses with respect to its entire portfolio of Contracts serviced by Case Credit (including receivables previously sold that Case Credit continues to service) will be set forth in each Prospectus Supplement. There can be no assurance that the delinquency, repossession and net loss experience on any Receivables will be comparable to prior experience or to such information.

                    Weighted Average Life of the Securities

The weighted average life of the Notes and the Certificates of any series will generally be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. (For this purpose, the term "PREPAYMENTS" includes prepayments in full, partial prepayments (including those related to rebates of insurance premiums), liquidations due to default, and receipts of proceeds from physical damage and term life insurance policies and certain other Receivables repurchased by the Seller or the Servicer for administrative reasons.) All of the Receivables are prepayable at any time without penalty to the Obligor. Each prepayment will shorten the average remaining term of the Receivables and the average life of the Securities. The rate of prepayment of Contracts is influenced by a variety of economic, climatic and other factors. For example, the large majority of the Receivables are agricultural equipment retail installment sale contracts. The amount of prepayments on that type of receivable may tend to increase during periods in which farmers have strong cash flows. However, Case Credit does not maintain historical prepayment data with respect to its portfolio of retail installment sale contracts. In addition, under certain circumstances, the Seller will be obligated to repurchase such Receivables from the related Trust pursuant to the related Sale and Servicing Agreement, as a result of breaches of representations and warranties, and the Servicer will be obligated to purchase Receivables from such Trust pursuant to such Sale and Servicing Agreement as a result of breaches of certain covenants. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" and "--Servicing Procedures." See also "Description of the Transfer and Servicing Agreements--Termination" regarding the Servicer's option to purchase the Receivables from a given Trust. On the other hand, the payment schedule under a Contract may be extended or revised by the Servicer under certain circumstances. An extension or revision may lengthen the average remaining term of the Receivables and the average life of the Securities. See "The Receivables Pools--The Retail Equipment Financing Business-- Extension/Revision Procedures."

In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Notes or the Certificates of a given series on each Payment Date, since such amount will depend, in part, on the amount of principal collected on the related Receivables during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Noteholders and the Certificateholders of a given series. Such reinvestment risks may include the risk that interest rates are lower at the time Securityholders receive payments from the Trust than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time. The related Prospectus Supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular Receivables and the related series of Securities.

                      Pool Factors and Trading Information

The "NOTE POOL FACTOR" for each class of Notes will be a seven-digit decimal that the Servicer will compute with respect to such class of Notes indicating the remaining outstanding principal balance of such class of Notes, as of the applicable Payment Date (after giving effect to payments to be made on such Payment Date), as a fraction of the initial outstanding principal balance of such class of Notes. The "CERTIFICATE POOL FACTOR" for each class of Certificates will be a seven-digit decimal that the Servicer will compute with respect to such class of Certificates indicating the remaining Certificate Balance of such class of Certificates, as of the applicable Payment Date (after giving effect to distributions to be made on such Payment Date), as a fraction of the initial Certificate Balance of such class of Certificates. Each Note Pool Factor and each Certificate Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of Notes, or the reduction of the Certificate Balance of the applicable class of Certificates, as the case may be. A Noteholder's portion of the aggregate outstanding principal balance of the related class of Notes is the product of (i) the original denomination of such Noteholder's Note and (ii) the applicable Note Pool Factor. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the related class of Certificates is the product of (a) the original denomination of such Certificateholder's Certificate and (b) the applicable Certificate Pool Factor.

Unless otherwise provided in the related Prospectus Supplement with respect to each Trust, the Noteholders will receive reports on or about each Payment Date concerning the Receivables, the Pool Balance (as such term is defined in the related Prospectus Supplement, the "POOL BALANCE"), each Note Pool Factor and various other items of information, and the Certificateholders will receive reports on or about each Payment Date concerning the Receivables, the Pool Balance, each Certificate Pool Factor and various other items of information. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities--Reports to Securityholders."

                                Use of Proceeds

Unless otherwise provided in the related Prospectus Supplement, the net proceeds from the sale of the Securities of a given series will be applied by the applicable Trust (i) to the purchase of the Receivables from the Seller, (ii) to make the initial deposit into the Spread Account, if any, and (iii) to make the deposit of the Pre-Funded Amount into the Pre-Funding Account, if any. Unless otherwise specified in the related Prospectus Supplement, the Seller will use that portion of such net proceeds paid to it with respect to any such Trust to repay outstanding indebtedness under the Loan and Security Agreement or to purchase related Receivables from Case Credit.

            The Seller, Case Credit Corporation and Case Corporation

Case Receivables II Inc.

The Seller, a wholly-owned subsidiary of Case Credit, was incorporated in the State of Delaware on June 15, 1994. The Seller was organized for the limited purpose of purchasing receivables from Case Credit and transferring such receivables to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The principal executive offices of the Seller are located at 233 Lake Avenue, Racine, Wisconsin 53403, and its telephone number is (414) 636-6564.

The Seller has taken steps in structuring the transactions contemplated hereby and by the related Prospectus Supplement that are intended to ensure that the voluntary or involuntary application for relief by Case Credit under any Insolvency Law will not result in consolidation of the assets and liabilities of the Seller with those of Case Credit. These steps include the creation of the Seller as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all of its directors). However, there can be no assurance that the activities of the Seller would not result in a court's concluding that the assets and liabilities of the Seller should be consolidated with those of Case Credit in a proceeding under any Insolvency Law. See "Risk Factors--Certain Legal Aspects--Bankruptcy Considerations."

In addition, the Indenture Trustee, the Trustee, all Noteholders and all Certificateholders will covenant that they will not at any time institute against the Seller any bankruptcy, reorganization or other proceeding under any Federal or state bankruptcy or similar law.

Case Credit has warranted, in the Liquidity Receivables Purchase Agreement or will warrant, in the applicable Purchase Agreement, that the sale of the Receivables to the Seller is a valid sale, and has taken all actions required to perfect the Seller's ownership interest in such Receivables. Notwithstanding the foregoing, if Case Credit were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the sale of Receivables to the Seller should be recharacterized as a pledge of such Receivables to secure a borrowing of such debtor, then delays in payments of collections of Receivables to the Seller could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amount of such payments could result. If the transfer of Receivables to the Seller pursuant to the Liquidity Receivables Purchase Agreement or the applicable Purchase Agreement is recharacterized as a pledge, a tax or government lien on the property of Case Credit arising before the transfer of Receivables to the Seller, may have priority over the Seller's interest in such Receivables. If the transactions contemplated herein are treated as a sale, the Receivables would not be part of Case Credit's bankruptcy estate and would not be available to Case Credit's creditors, except under certain limited circumstances.

Case Credit Corporation

Case Credit provides and administers financing for the retail purchase of new and used Case agricultural and construction equipment and other new and used agricultural and construction equipment. Case offers various retail financing to end-use customers through Case Credit to facilitate the sale of its products in the United States. Case Credit's business principally involves purchasing retail installment sale contracts from Case Dealers. In addition, Case Credit also offers insurance products to retail customers in an agent capacity, leases Case equipment to retail customers and provides financing for Case Dealers and Case rental equipment in the United States.

Case Credit's headquarters are located at 233 Lake Avenue, Racine, Wisconsin 53403, and its telephone number is (414) 636-6011. Case Credit is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. For further information regarding Case Credit, reference is made to such reports and other information that are available as described under "Available Information."

Case Corporation

Case Corporation, a Delaware corporation, is a leading worldwide designer, manufacturer, marketer and distributor of farm equipment and light- and medium-sized construction equipment, which are sold worldwide through independent dealers and retail outlets owned by Case and its affiliates. Case's business is affected by the general level of activity in the agricultural and construction industries, including the rate of worldwide agricultural production and demand and prevailing levels of construction. Crop production and commodity prices are strongly affected by weather and can fluctuate significantly. Housing starts and other construction activities are sensitive to interest rates and government spending. Some of the other significant factors for Case include general economic conditions, the cyclical nature of the business, foreign currency movements, access to credit, political uncertainty and civil unrest in various areas of the world, pricing, product initiatives and other actions taken by competitors, disruptions in production capacity, excess inventory levels, the effect of changes in laws and regulations (including government subsidies and international trade regulations), changes in environmental laws, and employee relations. The agricultural and construction equipment industries are highly competitive. Both United States and international manufacturers of agricultural and construction equipment compete on a worldwide basis in such markets.

Case Corporation and its subsidiaries acquired the farm and construction equipment business of subsidiaries of Tenneco Inc. on June 23, 1994. The acquisition of such business is referred to herein as the "Reorganization."

Case's offices are located at 700 State Street, Racine, Wisconsin 53404, and its telephone number is (414) 636-6011. Case is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. For further information regarding Case, reference is made to such reports and other information that are available as described under "Available Information."

                            Description of the Notes

General

With respect to each Trust, one or more classes of Notes of a given series will be issued pursuant to the terms of an indenture, a form of which has been filed as an exhibit to the Registration Statement. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture.

Unless otherwise specified in the related Prospectus Supplement, each class of Notes will initially be represented by one or more Notes, in each case registered in the name of DTC's Nominee (together with any successor depository selected by the Trust, the "DEPOSITORY") except as set forth below. Unless otherwise specified in the related Prospectus Supplement, the Notes will be available for purchase in denominations of $1,000 and integral multiples of $1 in excess thereof in book-entry form only. The Seller has been informed by DTC that DTC's Nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Notes of each class. Unless and until Definitive Notes are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Noteholder will be entitled to receive a physical certificate representing a Note. All references herein and in the related Prospectus Supplement to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations (the "PARTICIPANTS") and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the Notes, as the case may be, for distribution to Noteholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities."

Principal and Interest on the Notes

The timing and priority of payment, seniority, allocations of losses, Interest Rate and amount of or method of determining payments of principal and interest on each class of Notes of a given series will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of such series, as described in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, payments of interest on the Notes of such series will be made prior to payments of principal thereon. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Strip Notes entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and that may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes of a given series or the method for determining such Interest Rate. See also "Certain Information Regarding the Securities--Fixed Rate Securities" and "--Floating Rate Securities." One or more classes of Notes of a series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including at the end of the Funding Period (if any) or as a result of the Servicer's exercising its option to purchase the Receivables of the related Trust.

To the extent specified in any Prospectus Supplement, one or more classes of Notes of a given series may have fixed principal payment schedules, as set forth in such Prospectus Supplement; Noteholders of such Notes would be entitled to receive as payments of principal on any given Payment Date the applicable amounts set forth on such schedule with respect to such Notes, in the manner and to the extent set forth in the related Prospectus Supplement.

Unless otherwise specified in the related Prospectus Supplement, payments to Noteholders of all classes within a series in respect of interest will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related Prospectus Supplement (each, a "PAYMENT DATE"), in which case, unless otherwise provided in the related Prospectus Supplement, each class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes of such series. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit and Cash Flow Enhancement."

In the case of a series of Notes that includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement. Payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of such class.

If the Servicer exercises its option to Purchase the Receivables of a Trust in the manner and on the respective terms and conditions described under "Description of the Transfer and Servicing Agreements--Termination," the outstanding Notes will be redeemed as set forth in the related Prospectus Supplement. In addition, if the related Prospectus Supplement provides that the property of a Trust will include a Pre-Funding Account, the outstanding Notes may be subject to partial redemption on or immediately following the end of the Funding Period in an amount and manner specified in the related Prospectus Supplement. In the event of such partial redemption, the Noteholders may be entitled to receive a redemption premium from the Trust, in the amount and to the extent provided in the related Prospectus Supplement.

The Indenture

MODIFICATION OF INDENTURE. With respect to each Trust, with the consent of the holders of a majority of the outstanding Notes of the related series, the Trust and the Indenture Trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders.

Unless otherwise specified in the related Prospectus Supplement with respect to a series of Notes, without the consent of the holder of each such outstanding Note affected thereby, however, no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any such Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any such Note or any interest thereon is payable;
(ii) impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes of such series, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture; (iv) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Trust, any other obligor on such Notes, the Seller or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of such Notes, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the Receivables if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of such series; (vi) decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of the related Indenture that specify the applicable percentage of aggregate principal amount of the Notes of such series necessary to amend such Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for such Notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture.

Unless otherwise provided in the applicable Prospectus Supplement, a Trust and the applicable Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders of the related series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of such Noteholders; provided that such action will not materially and adversely affect the interest of any such Noteholder.

In addition, unless otherwise provided in the applicable Prospectus Supplement, a Trust and the applicable Indenture Trustee may enter into supplemental indentures, without obtaining the consent of the Noteholders of the related series, to substitute credit enhancement for any class of Notes provided the Rating Agencies confirm in writing that such substitution will not result in the reduction or withdrawal of the rating for such class of Notes or any other class of Securities of the related series.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT. With respect to the Notes of a given series, unless otherwise specified in the related Prospectus Supplement, "EVENTS OF DEFAULT" under the related Indenture will consist of: (i) a default for five days or more in the payment of any interest on any such Note; (ii) a default in the payment of the principal of or any installment of the principal of any such Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the applicable Trust made in the related Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding; (iv) any representation or warranty made by such Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding; or
(v) certain events of bankruptcy, insolvency, receivership or liquidation of the applicable Trust. However, the amount of principal required to be paid to Noteholders of such series under the related Indenture will generally be limited to amounts available to be deposited in the applicable Note Distribution Account. Therefore, unless otherwise specified in the related Prospectus Supplement, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the final scheduled Payment Date for such class of Notes.

If an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or holders of a majority in principal amount of such Notes then outstanding may declare the principal of such Notes to be immediately due and payable. Unless otherwise specified in the related Prospectus Supplement, such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of such Notes then outstanding.

If the Notes of any series have been declared due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust property, exercise remedies as a secured party, sell the related Receivables or elect to have the applicable Trust maintain possession of such Receivables and continue to apply collections on such Receivables as if there had been no declaration of acceleration. Unless otherwise specified in the related Prospectus Supplement, however, such Indenture Trustee is prohibited from selling the related Receivables following an Event of Default, other than a default in the payment of any principal of or a default for five days or more in the payment of any interest on any Note of such series, unless (i) the holders of all such outstanding Notes consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (iii) such Indenture Trustee determines that the proceeds of Receivables would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such obligations had not been declared due and payable, and such Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of such Notes.

Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default occurs and is continuing with respect to a series of Notes, such Indenture Trustee will be under no obligation to exercise any of the rights or powers under such Indenture at the request or direction of any of the holders of such Notes, if such Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority in principal amount of the outstanding Notes of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable Indenture Trustee, and the holders of a majority in principal amount of such Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such Indenture that cannot be modified without the waiver or consent of all the holders of such outstanding Notes.

Unless otherwise specified in the related Prospectus Supplement, no holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default,
(ii) the holders of not less than 25% in principal amount of the outstanding Notes of such series have made written request to such Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered such Indenture Trustee reasonable indemnity, (iv) such Indenture Trustee has for 60 days failed to institute such proceeding and
(v) no direction inconsistent with such
written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any Federal or state bankruptcy or similar law.

With respect to any Trust, neither the related Trustee nor the related Indenture Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in such Trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements of such Trust contained in the applicable Indenture.

CERTAIN COVENANTS. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States or any state, (ii) such entity expressly assumes such Trust's obligation to make due and punctual payments upon the Notes of the related series and the performance or observance of every agreement and covenant of such Trust under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) such Trust has been advised that the rating of the Notes or the Certificates of such series then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation and (v) such Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any related Noteholder or Certificateholder.

Each Trust will not, among other things, (i) except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or certain related documents with respect to such Trust (collectively, the "RELATED DOCUMENTS"), sell, transfer, exchange or otherwise dispose of any of the assets of such Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes of the related series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon such Trust, (iii) except as contemplated by the Related Documents, dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such Notes under such Indenture except as may be expressly permitted thereby or (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of such Trust or any part thereof, or any interest therein or the proceeds thereof.

No Trust may engage in any activity other than as specified under the section of the related Prospectus Supplement entitled "The Trust." No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture or otherwise in accordance with the Related Documents.

ANNUAL COMPLIANCE STATEMENT. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

INDENTURE TRUSTEE'S ANNUAL REPORT. The Indenture Trustee for each Trust will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the related Notes and that has not been previously reported.

SATISFACTION AND DISCHARGE OF INDENTURE. An Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.

The Indenture Trustee

The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Trust will be obligated to appoint a successor trustee for such series. The Trust may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances, the Trust will be obligated to appoint a successor indenture trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor indenture trustee for any series of Notes does not become effective until acceptance of the appointment by the successor indenture trustee for such series.

                        Description of the Certificates

General

With respect to each Trust, one or more classes of Certificates of a given series will be issued pursuant to the terms of a Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement.

Unless otherwise specified in the related Prospectus Supplement and except for the Certificates of a given series purchased by the Seller or any of its affiliates, each class of Certificates will initially be represented by one or more Certificates registered in the name of the Depository, except as set forth below. Unless otherwise specified in the related Prospectus Supplement and except for the Certificates of a given series purchased by the Seller, the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples of $1 in excess thereof in book-entry form only. The Seller has been informed by DTC that DTC's Nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Certificates of any series that are not purchased by the Seller or any of its affiliates. Unless and until Definitive Certificates are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Certificateholder (other than the Seller) will be entitled to receive a physical certificate representing a Certificate. All references herein and in the related Prospectus Supplement to actions by Certificateholders refer to actions taken by DTC upon instructions from the Participants and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Certificateholders refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the Certificates, as the case may be, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities--Book Entry Registration" and "--Definitive Securities."

Distributions of Principal and Interest

The timing and priority of distributions, seniority, allocations of losses, Pass-Through Rate and amount of or method of determining distributions with respect to principal and interest of each class of Certificates of a given series will be described in the related Prospectus Supplement. Distributions of interest on such Certificates will be made on the Payment Dates specified in the related Prospectus Supplement and will be made prior to distributions with respect to principal of such Certificates. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Strip Certificates entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no distributions in respect of principal. Each class of Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate (and that may be zero for certain classes of Strip Certificates), or any combination of the foregoing. The related Prospectus Supplement will specify the Pass-Through Rate for each class of Certificates of a given series or the method for determining such Pass-Through Rate. See also "Certain Information Regarding the Securities--Fixed Rate Securities" and "--Floating Rate Securities." Unless otherwise provided in the related Prospectus Supplement, distributions in respect of the Certificates of a given series may be subordinate to payments in respect of the Notes of such series as more fully described in the related Prospectus Supplement. Distributions in respect of interest on and principal of any class of Certificates will be made on a pro rata basis among all the Certificateholders of such class.

In the case of a series of Certificates that includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement.

If the Servicer exercises its option to purchase the Receivables of a Trust, in the manner and on the respective terms and conditions described under "Description of the Transfer and Servicing Agreements--Termination," Certificateholders will receive as prepayment an amount in respect of the Certificates as specified in the related Prospectus Supplement. In addition, if the related Prospectus Supplement provides that the property of a Trust will include a Pre-Funding Account, Certificateholders may receive a partial prepayment of principal on or immediately following the end of the Funding Period in an amount and manner specified in the related Prospectus Supplement. In the event of such partial prepayment, the Certificateholders may be entitled to receive a prepayment premium from the Trust, in the amount and to the extent provided in the related Prospectus Supplement.

                  Certain Information Regarding the Securities

Fixed Rate Securities

Each class of Securities (other than certain classes of Strip Notes or Strip Certificates) may bear interest at a fixed rate per annum ("FIXED RATE SECURITIES") or at a variable or adjustable rate per annum ("FLOATING RATE SECURITIES"), as more fully described below and in the applicable Prospectus Supplement. Each class of Fixed Rate Securities will bear interest at the applicable per annum Interest Rate or Pass-Through Rate, as the case may be, specified in the applicable Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, interest on each class of Fixed Rate Securities will be computed on the basis of a 360-day year of twelve 30-day months. See "Description of the Notes-- Principal and Interest on the Notes" and "Description of the Certificates--Distributions of Principal and Interest."

Floating Rate Securities

Each class of Floating Rate Securities will bear interest for each applicable Interest Reset Period (as such term is defined in the related Prospectus Supplement with respect to a class of Floating Rate Securities, "INTEREST RESET PERIOD") at a rate per annum determined by reference to an interest rate basis (the "BASE RATE"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related Prospectus Supplement. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such class, and the "SPREAD MULTIPLIER" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such class.

The applicable Prospectus Supplement will designate a Base Rate for a given Floating Rate Security based on the London interbank offered rate ("LIBOR"), commercial paper rates, Federal funds rates, U.S. Government treasury securities rates, negotiable certificates of deposit rates or another rate as set forth in such Prospectus Supplement.

As specified in the applicable Prospectus Supplement, Floating Rate Securities of a given class may also have either or both of the following (in each case expressed as a rate per annum): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. In addition to any maximum interest rate that may be applicable to any class of Floating Rate Securities, the interest rate applicable to any class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

Each Trust with respect to which a class of Floating Rate Securities will be issued will appoint, and enter into agreements with, a calculation agent (each, a "CALCULATION AGENT") to calculate interest rates on each such class of Floating Rate Securities issued with respect thereto. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each such class of Floating Rate Securities of a given series, which may be either the Trustee or Indenture Trustee with respect to such series. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given class. Unless otherwise specified in the applicable Prospectus Supplement, all percentages resulting from any calculation of the rate of interest on a Floating

Rate Security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

Indexed Securities

To the extent so specified in any Prospectus Supplement, any class of Securities of a given series may consist of Securities ("INDEXED SECURITIES") in which the principal amount payable at the final scheduled Payment Date for such class (the "INDEXED PRINCIPAL AMOUNT") is determined by reference to a measure (the "INDEX") that will be related to (i) the difference in the rate of exchange between United States dollars and a currency or composite currency (the "INDEXED CURRENCY") specified in the applicable Prospectus Supplement (such Indexed Securities, "CURRENCY INDEXED SECURITIES"); (ii) the difference in the price of a specified commodity (the "INDEXED COMMODITY") on specified dates (such Indexed Securities, "COMMODITY INDEXED SECURITIES"); (iii) the difference in the level of a specified stock index (the "STOCK INDEX"), which may be based on U.S. or foreign stocks on specified dates (such Indexed Securities, "STOCK INDEXED SECURITIES"); or (iv) such other objective price or economic measures as are described in the applicable Prospectus Supplement. The manner of determining the Indexed Principal Amount of an Indexed Security and historical and other information concerning the Indexed Currency, the Indexed Commodity, the Stock Index or other price or economic measures used in such determination will be set forth in the applicable Prospectus Supplement, together with information concerning tax consequences to the holders of such Indexed Securities.

If the determination of the Indexed Principal Amount of an Indexed Security is based on an Index calculated or announced by a third party and such third party either suspends the calculation or announcement of such Index or changes the basis upon which such Index is calculated (other than changes consistent with policies in effect at the time such Indexed Security was issued and permitted changes described in the applicable Prospectus Supplement), then such Index shall be calculated for purposes of such Indexed Security by an independent calculation agent named in the applicable Prospectus Supplement on the same basis, and subject to the same conditions and controls, as applied to the original third party. If for any reason such Index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the Indexed Principal Amount of such Indexed Security shall be calculated in the manner set forth in the applicable Prospectus Supplement. Any determination of such independent calculation agent shall, in the absence of manifest error, be binding on all parties.

Unless otherwise specified in the applicable Prospectus Supplement, interest on an Indexed Security will be payable based on the amount designated in the applicable Prospectus Supplement as the "FACE AMOUNT" of such Indexed Security. The applicable Prospectus Supplement will describe whether the principal amount of the related Indexed Security, if any, that would be payable upon redemption or repayment prior to the applicable final scheduled Payment Date will be the Face Amount of such Indexed Security, the Indexed Principal Amount of such Indexed Security at the time of redemption or repayment or another amount described in such Prospectus Supplement.

Book-Entry Registration

If so specified in the related Prospectus Supplement, investors may hold their Securities through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems. Cede, as nominee for DTC, will hold the global Securities. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "DEPOSITARIES") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities" in the Prospectus.

DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for its Participants ("DTC PARTICIPANTS") and facilitates the clearance and settlement among DTC Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in DTC Participants' accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("INDIRECT PARTICIPANTS"). The rules applicable to DTC and DTC Participants are on file with the Securities and Exchange Commission.

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

Purchases of Securities under the DTC system must be made by or through DTC Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual Securityholder is in turn to be recorded on the DTC Participants' and Indirect Participants' records. Securityholders will not receive written confirmation from DTC of their purchase, but Securityholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect Participant through which the Securityholder entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of DTC Participants acting on behalf of Securityholders. Securityholders will not receive certificates representing their ownership interest in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

To facilitate subsequent transfers, all Securities deposited by DTC Participants with DTC are registered in the name of DTC's nominee, Cede. The deposit of Securities with DTC and their registration in the name of Cede effects no change in beneficial ownership. DTC has no knowledge of the actual Securityholders of the Securities; DTC's records reflect only the identity of the DTC Participants to whose accounts such Securities are credited, which may or may not be the Securityholders. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect Participants, and by DTC Participants and Indirect Participants to Securityholders will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede will consent or vote with respect to Securities. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns Cede's consenting or voting rights to those DTC Participants to whose accounts the Securities are credited on the record date (identified in a listing attached thereto).

Principal and interest payments on the Securities will be made to DTC. DTC's practice is to credit Participants' accounts on the applicable Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such Distribution Date. Payments by DTC Participants to

Securityholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such DTC Participant and not of DTC, the Trustee or the Seller, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Trustee, disbursement of such payments to DTC Participants shall be the responsibility of DTC, and disbursement of such payments to Securityholders shall be the responsibility of DTC Participants and Indirect Participants.

DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to the Seller or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Definitive Securities are required to be printed and delivered. The Seller may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Definitive Securities will be delivered to Securityholders. See "--Definitive Securities."

The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Seller believes to be reliable, but the Seller takes no responsibility for the accuracy thereof.

Cedel Bank, societe anonyme ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("CEDEL PARTICIPANTS") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 32 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any Series of Securities. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in 25 countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "EUROCLEAR OPERATOR" or "EUROCLEAR"), under contract with Euroclear Clearance System, Societe Cooperative, a Belgian cooperative corporation (the "COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative Board establishes policy for the Euroclear System. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of Securities. Indirect access to the Euroclear System is also available to other firms that maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to Securities held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "U.S. Federal Income Tax Consequences." Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder under a related Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Definitive Securities

Unless otherwise specified in the related Prospectus Supplement, the Notes and the Certificates of a given series will be issued in fully registered, certificated form ("DEFINITIVE NOTES" and "DEFINITIVE CERTIFICATES," respectively, and collectively referred to herein as "DEFINITIVE SECURITIES") to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if (i) the Administrator advises the related Indenture Trustee or the related Trustee, as applicable (the "APPLICABLE TRUSTEE"), in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and the Administrator is unable to locate a qualified successor, (ii) the Administrator, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default or a Servicer Default with respect to such Securities, Securityholders representing at least a majority of the outstanding principal amount of the Notes or the Certificates, as the case may be, of such series advise the Applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such Notes or Certificates is no longer in the best interest of the Securityholders of such Securities.

Upon the occurrence of any event described in the immediately preceding paragraph, the Applicable Trustee will be required to notify all applicable Securityholders of a given series through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing the corresponding Securities and receipt of instructions for re-registration, the Applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

Distributions of principal of, and interest on, such Definitive Securities will thereafter be made by the Applicable Trustee in accordance with the procedures set forth in the related Indenture or the related Trust Agreement, as applicable, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Applicable Trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to the applicable Securityholders.

Definitive Securities will be transferable and exchangeable at the offices of the Applicable Trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the Applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

List of Securityholders

Unless otherwise specified in the related Prospectus Supplement with respect to the Notes of any series, three or more holders of the Notes of such series or one or more holders of such Notes evidencing at least 25% of the aggregate outstanding principal balance of such Notes may, by written request to the related Indenture Trustee, obtain access to the list of all Noteholders maintained by such Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the related Indenture or under such Notes. Such Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders of such series.

Unless otherwise specified in the related Prospectus Supplement with respect to the Certificates of any series, three or more holders of the Certificates of such series or one or more holders of such Certificates evidencing at least 25% of the Certificate Balance of such Certificates may, by written request to the related Trustee, obtain access to the list of all Certificateholders maintained by such Trustee for the purpose of communicating with other Certificateholders with respect to their rights under the related Trust Agreement or under such Certificates.

Reports to Securityholders

With respect to each series of Securities, on or prior to each Payment Date, the Servicer will prepare and provide to the related Indenture Trustee a statement to be delivered to the related Noteholders on such Payment Date and to the related Trustee a statement to be delivered to the related Certificateholders. With respect to each series of Securities, each such statement to be delivered to Noteholders will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Notes of such series with respect to such Payment Date or the period since the previous Payment Date, as applicable, and each such statement to be delivered to Certificateholders will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Certificates of such series with respect to such Payment Date or the period since the previous Payment Date, as applicable:

         (i) the amount of the distribution allocable to principal of each class of Securities of such series;

        (ii) the amount of the distribution allocable to interest on or with respect to each class of Securities of such series;

        (iii) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

        (iv) the aggregate outstanding principal balance and the Note Pool Factor for each class of such Notes, and the Certificate Balance and the Certificate Pool Factor for each class of such Certificates, each after giving effect to all payments reported under clause (i) above on such date;

        (v) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period;

        (vi) the Interest Rate or Pass-Through Rate for the next period for any class of Notes or Certificates of such series with variable or adjustable rates;

       (vii) the amount of the Administration Fee paid to the Administrator in respect of the related Collection Period;

       (viii) the amount of the aggregate Realized Losses, if any, for such Collection Period;

        (ix) the aggregate Purchase Amounts for Receivables, if any, that were repurchased or purchased in such Collection Period;

        (x) the balance of the Spread Account (if any) on such Payment Date, after giving effect to changes therein on such Payment Date;

        (xi) for each such date during the Funding Period (if any), the remaining Pre-Funded Amount; and

       (xii) for the first such date that is on or immediately following the end of the Funding Period (if any), the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the Securities of such series.

Each amount set forth pursuant to subclauses (i), (ii), (v) and (vii) with respect to the Notes or the Certificates of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of such Notes or the initial Certificate Balance of such Certificates, as applicable.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the Applicable Trustee will mail to each person who at any time during such calendar year has been a Securityholder with respect to such Trust and received any payment thereon, a statement containing certain information for the purposes of such Securityholder's preparation of Federal income tax returns. See "Certain Federal Income Tax Consequences."

              Description of the Transfer and Servicing Agreements

The following summary describes certain terms of (i) each Sale and Servicing Agreement pursuant to which a Trust will purchase Receivables from the Seller and the Servicer will agree to service such Receivables; (ii) each Purchase Agreement pursuant to which the Seller will purchase Receivables from Case Credit; (iii) each Trust Agreement pursuant to which a Trust will be created and Certificates will be issued; (iv) each Administration Agreement pursuant to which Case Credit will undertake certain administrative duties with respect to a Trust (collectively, the "TRANSFER AND SERVICING AGREEMENTS"); and (v) the Liquidity Receivables Purchase Agreement pursuant to which the Seller purchases Receivables from Case Credit and other agreements related to CRC's asset-backed commercial paper program. Forms of the Transfer and Servicing Agreements and the Liquidity Receivables Purchase Agreement have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the definitive agreements.

Sale and Assignment of Receivables

On the Closing Date specified with respect to any given Trust in the related Prospectus Supplement (the "CLOSING DATE"), if Case Credit is selling Receivables to the Seller in addition to those previously sold to the Seller pursuant to the Liquidity Receivables Purchase Agreement, Case Credit will sell and assign to the Seller, without recourse, its entire interest in the related Receivables, including security interests in the related Financed Equipment, pursuant to a Purchase Agreement (as amended and supplemented from time to time, a "PURCHASE AGREEMENT," which term will also include, as the context requires, the Liquidity Receivables Purchase Agreement). The Seller will transfer and assign to the related Trustee, without recourse, its entire interest in such Receivables and security interests, together with its entire interest in designated Receivables previously sold to the Seller pursuant to the Liquidity Receivables Purchase Agreement, pursuant to a Sale and Servicing Agreement. Each such Receivable will be identified in a schedule delivered pursuant to such Sale and Servicing Agreement (a "SCHEDULE OF RECEIVABLES"). The related Trustee will, concurrently with such transfer and assignment, execute and deliver the related Notes and Certificates. Unless otherwise provided in the related Prospectus Supplement, the net proceeds received from the sale of the Certificates and the Notes of a given series will be applied to the purchase of the related Initial Receivables from the Seller, and, to the extent specified in the related Prospectus Supplement, to the deposit of the Pre-Funded Amount into the Pre-Funding Account. The related Prospectus Supplement for a given Trust will specify whether, and the terms, conditions and manner under which, Subsequent Receivables will be sold by the Seller to the applicable Trust from time to time during the Funding Period on each date specified as a transfer date in the related Prospectus Supplement (each, a "SUBSEQUENT TRANSFER DATE").

In each Purchase Agreement, Case Credit will represent and warrant to the Seller, among other things, that (i) the information provided with respect to the related Receivables is correct in all material respects; (ii) the Obligor on each related Receivable is required to maintain physical damage insurance covering the Financed Equipment in accordance with Case Credit's normal requirements; (iii) as of the applicable Closing Date or the applicable Subsequent Transfer Date, if any, the related Receivables are free and clear of all security interests, liens, charges and encumbrances and no offset, defenses or counterclaims have been asserted or threatened; (iv) as of the Closing Date or the applicable Subsequent Transfer Date, if any, each of such Receivables is or will be secured by a first priority perfected security interest in the Financed Equipment in favor of Case Credit; (v) each related Receivable, at the time it was originated, complied and, as of the Closing Date or the applicable Subsequent Transfer Date, if any, complies in all material respects with applicable Federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws; and (vi) any other representations and warranties that may be set forth in the related Prospectus Supplement.

Unless otherwise provided in the related Prospectus Supplement, if the Seller breaches any of its representations or warranties made in the Sale and Servicing Agreement, and such breach has not been cured by the last day of the second (or, if the Seller elects, the first) Collection Period following the discovery by or notice to the Trustee of such breach, the Seller will repurchase from such Trust any Receivable materially and adversely affected by such breach as of such last day at a price equal to the Contract Value (as defined in the related Prospectus Supplement) (the "PURCHASE AMOUNT"). The obligation of the Seller to repurchase any Receivables with respect to which any such representation or warranty has been breached is subject to Case Credit's repurchase of such Receivables. The repurchase obligation constitutes the sole remedy available to the Noteholders, the Indenture Trustee, the Certificateholders or the Trustee in respect of such Trust for any such uncured breach.

Pursuant to each Sale and Servicing Agreement, to assure uniform quality in servicing the Receivables and to reduce administrative costs, the Seller and each Trust will designate the Servicer as custodian to maintain possession, as such Trust's agent, of the Receivables and any other documents relating to the Receivables. The Servicer's accounting records will reflect the sale and assignment of the related Receivables to the applicable Trust, and Uniform Commercial Code ("UCC") financing statements reflecting such sale and assignment will be filed.

Commercial Paper Program

In connection with an asset-backed commercial paper program established in August 1994, Case Credit and CRC entered into a Receivables Purchase Agreement dated as of August 1, 1994 (the "LIQUIDITY RECEIVABLES PURCHASE AGREEMENT"). Case Credit intends generally to sell to CRC on the 15th day of each month all Receivables meeting certain eligibility requirements that Case Credit purchased from Dealers or originated directly in the preceding calendar month. Under the Liquidity Receivables Purchase Agreement, if Case Credit elects to sell any Receivables to CRC in a month, Case Credit is obligated to sell to CRC all Receivables originated by Case Credit in the preceding month meeting the applicable eligibility requirements, unless the aggregate Contract Value (as defined in the Liquidity Receivables Purchase Agreement) of such Receivables would exceed the purchase limit under the Liquidity Receivables Purchase Agreement, in which event Case Credit must use procedures to select the Receivables to be sold that are not adverse to the interests of CRC.

On each monthly settlement date under the Liquidity Receivables Purchase Agreement, Case Credit will sell and assign to CRC, without recourse, its entire interest in designated Receivables, including security interests in the related Financed Equipment, and CRC will grant to Case Equipment Loan Trust 1994-B a security interest in its entire interest in such Receivables and certain other collateral pursuant to the Loan and Security Agreement described below. Each such Receivable will be identified in a schedule appearing as an exhibit to the Liquidity Receivables Purchase Agreement.

In the Liquidity Receivables Purchase Agreement, Case Credit will represent and warrant to CRC on each monthly purchase date as to designated Receivables being purchased by CRC on such purchase date, among other things, that: (i) each designated Receivable meets the applicable eligibility requirements; (ii) the information provided with respect to the designated Receivables is correct in all material respects; (iii) the Obligor on each designated Receivable is required to maintain physical damage insurance covering the Financed Equipment in accordance with Case Credit's normal requirements; (iv) as of the applicable purchase date, the designated Receivables are free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims have been asserted or threatened; (v) as of the purchase date, each of such Receivables is or will be secured by a first priority perfected security interest in the Financed Equipment in favor of Case Credit; and (vi) each designated Receivable, at the time it was originated, complied and, as of the purchase date, complies in all material respects with applicable Federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws.

If Case Credit breaches any of its representations or warranties in the Liquidity Receivables Purchase Agreement, Case Credit will repurchase from CRC any Receivable materially and adversely affected by such breach at a price equal to the Contract Value of such Receivable on the settlement date immediately succeeding the month in which such repurchase obligation arises. The repurchase obligation constitutes the sole remedy available to CRC for any such breach.

CRC and Case Equipment Loan Trust 1994-B have entered into a Loan and Security Agreement dated as of August 1, 1994 (the "LOAN AND SECURITY AGREEMENT"), pursuant to which Case Equipment Loan Trust 1994-B has agreed to make or increase the principal amount of a loan (the "CRC LOAN") to CRC on a monthly basis and CRC has agreed to grant to Case Equipment Loan Trust 1994-B a security interest in CRC's entire interest in all Receivables purchased by CRC pursuant to the Liquidity Receivables Purchase Agreement and not previously released from the lien created by the Loan and Security Agreement and certain other collateral (the "CRC COLLATERAL"). Case Equipment Loan Trust 1994-B will have funds available to lend to CRC pursuant to the Loan and Security Agreement to the extent that it is able to issue commercial paper notes or to borrow under a Liquidity Agreement among Case Equipment Loan Trust 1994-B, certain Lenders and Chemical Bank, as Administrative Agent.

The CRC Collateral shall consist primarily of (i) all of the Receivables acquired by CRC from Case Credit pursuant to the Liquidity Receivables Purchase Agreement from time to time that have been pledged to Case Equipment Loan Trust 1994-B pursuant to the Loan and Security Agreement and not previously released from the lien created by the Loan and Security Agreement and certain other related property, (ii) the security interests in the Financed Equipment granted by Obligors pursuant to such Receivables, (iii) funds on deposit in the certain accounts, (iv) all right, title and interest of CRC in and to the Liquidity Receivables Purchase Agreement and the Servicing Agreement dated as of August 1, 1994, between Case Credit, as Servicer, and CRC, (v) all right, title and interest of CRC in and to certain interest rate caps required to be maintained by CRC under the Loan and Security Agreement and (vi) the proceeds of the foregoing.

Under the Loan and Security Agreement, CRC has the right to have Receivables released from the lien of the Loan and Security Agreement for the purpose of transferring such Receivables (or interests in such Receivables) if, among other requirements, prior to any such transfer, CRC has received written confirmation from the applicable rating agencies that such transfer and the related transaction will not result in the withdrawal or downgrade of the current ratings on the outstanding trust certificates and commercial paper notes issued by Case Equipment Loan Trust 1994-B and after giving effect to such transfer and the related transactions, the outstanding principal amount of the CRC Loan will not exceed the Net Pool Balance (as defined in the Loan and Security Agreement).

In connection with any release of Receivables from the lien of the Loan and Security Agreement, CRC will be required to deposit into the related collection account an amount equal to the aggregate Contract Value of such Receivables plus accrued interest thereon at the applicable APRs to the date of such release.

Accounts

With respect to each Trust, the Servicer will establish and maintain with the related Indenture Trustee one or more accounts, in the name of the Indenture Trustee on behalf of the related Noteholders and Certificateholders, into which all payments made on or with respect to the related Receivables will be deposited (the "COLLECTION ACCOUNT"). The Servicer will establish and maintain with such Indenture Trustee an account, in the name of such Indenture Trustee on behalf of such Noteholders, into which amounts released from the Collection Account and Spread Account or other credit enhancement for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "NOTE DISTRIBUTION ACCOUNT"). The Servicer will establish and maintain with the related Trustee an account, in the name of such Trustee on behalf of such Certificateholders, into which amounts released from the Collection Account and Spread Account or other credit enhancement for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "CERTIFICATE DISTRIBUTION ACCOUNT"). If so specified in the Prospectus Supplement, the Servicer may also establish and maintain a Pre-Funding Account, in the name of the Indenture Trustee on behalf of the Noteholders and the Certificateholders, which will be used to purchase Subsequent Receivables from the Seller from time to time during the Funding Period.

Any other accounts to be established with respect to a Trust will be described in the related Prospectus Supplement.

For any series of Securities, funds in the Collection Account, the Note Distribution Account, any Pre-Funding Account, the Spread Account and other accounts identified as such in the related Prospectus Supplement (collectively, the "TRUST ACCOUNTS") will be invested as provided in the related Sale and Servicing Agreement in Eligible Investments. "ELIGIBLE INVESTMENTS" are limited to investments acceptable to the Rating Agencies as being consistent with the rating of such Securities and include: (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America; (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; PROVIDED, HOWEVER, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof will have a credit rating from each of the Rating Agencies in the highest investment category granted thereby; (c) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment category granted thereby; (d) to the extent described below, investments in money market funds having a rating from each of the

Rating Agencies in the highest investment category granted thereby (including funds for which the Indenture Trustee or the Trustee or any of their respective Affiliates is investment manager or advisor); (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above; (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed as to timely payment by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b); and (g) any other investment permitted by each of the Rating Agencies as set forth in writing delivered to the Indenture Trustee; provided that in the case of clauses (d) and (g) such investments will be made only so long as making such investments will not require the Trust to register as an investment company, in accordance with the Investment Company Act of 1940, as amended. During any Funding Period, no investments in money market funds will be made with funds in any account other than the Collection Account.

Subject to certain conditions, Eligible Investments may include securities issued by the Seller or its affiliates or trusts originated by the Seller or its affiliates. Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature on or before the business day preceding the date of the next distribution. However, to the extent permitted by the Rating Agencies, funds in any Spread Account of a Trust may be invested in securities that will not mature prior to the date of the next distribution with respect to Notes issued by such Trust and will not be sold to meet any shortfalls. Thus, the amount of cash in any Spread Account at any time may be less than the balance of the Spread Account. If the amount required to be withdrawn from any Spread Account to cover shortfalls in collections on the related Receivables (as provided in the related Prospectus Supplement) exceeds the amount of cash in the Spread Account, a temporary shortfall in the amounts distributed to the related Noteholders or Certificateholders could result, which could, in turn, increase the average life of the Notes or the Certificates of such series. Except as otherwise specified in the related Prospectus Supplement, investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "INVESTMENT EARNINGS"), shall be deposited in the applicable Collection Account on each Payment Date and shall be treated as collections of interest on the related Receivables.

The Trust Accounts will be maintained as Eligible Deposit Accounts. "ELIGIBLE DEPOSIT ACCOUNT" means either (a) a segregated account with an Eligible Institution or any other segregated account the deposit of funds in which has been approved by the Rating Agencies or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade. "ELIGIBLE INSTITUTION" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the related Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) (i) that has either (A) a long-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

Servicing Procedures

The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by any Trust in a manner consistent with the related Sale and Servicing Agreement, and will utilize such collection procedures as it follows with respect to comparable agricultural and construction equipment retail installment sale contracts it services for itself or others. Consistent with its normal procedures, the Servicer may, in its discretion, arrange with the Obligor on a Receivable to extend or modify the payment schedule, but no such arrangement will extend the final payment date of any Receivable beyond the Final Scheduled Maturity Date unless the Servicer purchases the Receivable as described below. Some of such arrangements (including, without limitation, any extension of the payment schedule beyond the Final Scheduled Maturity Date) may result in the Servicer purchasing the Receivable for the Purchase Amount. In the event of a foreclosure with respect to a Receivable, the Servicer may sell the Financed Equipment securing the respective Receivable at public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables."

Collections

With respect to each Trust, the Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected during each collection period specified in the related Prospectus Supplement (each, a "COLLECTION PERIOD") into the related Collection Account within two business days after receipt thereof. However, at any time that and for so long as (i) Case Credit is the Servicer, (ii) there exists no Servicer Default and (iii) each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies or set forth in the related Prospectus Supplement is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account until on or before the business day preceding the applicable Payment Date. Pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the Servicer were unable to remit such funds, Securityholders might incur a loss. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Purchase Amount with respect to Receivables purchased by the Servicer.

Servicing Compensation and Payment of Expenses

Unless otherwise specified in the Prospectus Supplement with respect to any Trust, the Servicer will be entitled to receive the Servicing Fee for each Collection Period in an amount equal to a specified percentage per annum (as set forth in the related Prospectus Supplement, the "SERVICING FEE RATE") of the Pool Balance as of the first day of each month during the related Collection Period (the "SERVICING FEE"). The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates) will be paid solely to the extent of the Total Distribution Amount (as defined in the related Prospectus Supplement) and, unless otherwise disclosed in the related Prospectus Supplement, will be paid prior to the distribution of any portion of the Total Distribution Amount to the Noteholders or the Certificateholders. Under certain circumstances as described in a related Prospectus Supplement, the Servicing Fee will not be paid until after the distribution to the Noteholders and the Certificateholders of their respective portions of the Total Distribution Amount.

The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of agricultural and construction equipment receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, paying costs of collections and disposition of defaults and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the Receivables of each Trust, accounting for collections and furnishing monthly and annual statements to the related Trustee and Indenture Trustee with respect to distributions and generating Federal income tax information for such Trust and for the related Noteholders and Certificateholders. The Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables of each Trust.

Distributions

With respect to each series of Securities, beginning on the Payment Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of such Securities entitled thereto will be made by the applicable Trustee to the Noteholders and the Certificateholders of such series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of Noteholders and all distributions to each class of Certificateholders of such series will be set forth in the related Prospectus Supplement.

With respect to each Trust, on each Payment Date, collections on the related Receivables will be transferred from the Collection Account to the Note Distribution Account and the Certificate Distribution Account for distribution to Noteholders and Certificateholders to the extent provided in the related Prospectus Supplement. Credit enhancement, such as a Spread Account, will be available to cover any shortfalls in the amount available for distribution on such date to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal of a class of Securities of a given series will be subordinate to distributions in respect of interest on such class, and distributions in respect of the Certificates of such series may be subordinate to payments in respect of the Notes of such series.

Credit and Cash Flow Enhancement

The amounts and types of credit enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities of a given series, if any, will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit enhancement may be in the form of subordination of one or more classes of Securities, Spread Accounts, over-collateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third party payments or other support, cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, credit enhancement for a class of Securities may cover one or more other classes of Securities of the same series, and credit enhancement for a series of Securities may cover one or more other series of Securities.

The presence of a Spread Account and other forms of credit enhancement for the benefit of any class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders of such class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. Unless otherwise specified in the related Prospectus Supplement, the credit enhancement for a class or series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur that exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders of any class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other series.

Unless otherwise provided in the related Prospectus Supplement, the Seller may replace the credit enhancement for any class of Securities with another form of credit enhancement without the consent of Securityholders provided the Rating Agencies confirm in writing that substitution will not result in the reduction or withdrawal of the rating of such class of Securities or any other class of Securities of the related series.

SPREAD ACCOUNT. If so provided in the related Prospectus Supplement, pursuant to the related Sale and Servicing Agreement, the Seller will establish for a series or class of Securities an account, as specified in the related Prospectus Supplement (the "SPREAD ACCOUNT"), which will be maintained in the name of the applicable Indenture Trustee. Unless otherwise provided in the related Prospectus Supplement, the Spread Account will be funded by an initial deposit by the Seller on the Closing Date in the amount set forth in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the amount on deposit in the Spread Account will be increased on each Payment Date thereafter up to the Specified Spread Account Balance (as defined in the related Prospectus Supplement) by the deposit therein of the amount of collections on the related Receivables remaining on each such Payment Date after the payment of all other required payments and distributions on such date. The related Prospectus Supplement will describe the circumstances and manner under which distributions may be made out of the Spread Account, either to holders of the Securities covered thereby, to the Seller or to any transferee or assignee of the Seller.

The Seller may at any time, without consent of the Securityholders, sell, transfer, convey or assign in any manner its rights to and interests in distributions from the Spread Account, including interest earnings thereon; PROVIDED that (i) the Rating Agencies confirm in writing that such action will not result in a reduction or withdrawal of the rating of any class of Securities, (ii) the Seller provides to the Trustee and the Indenture Trustee a written opinion from independent counsel to the effect that such action will not cause the Trust to be treated as an association (or publicly traded partnership) taxable as a corporation for Federal income tax purposes and (iii) such transferee or assignee agrees in writing to take positions for tax purposes consistent with the tax positions agreed to be taken by the Seller.

Net Deposits

As an administrative convenience, unless the Servicer is required to remit collections daily (see "--Collections" above), the Servicer will be permitted to make the deposit of collections and Purchase Amounts for any Trust for or with respect to the related Collection Period net of distributions to be made to the Servicer for such Trust with respect to such Collection Period.

The Servicer, however, will account to the Indenture Trustee, the Trustee, the Noteholders and the Certificateholders with respect to each Trust as if all deposits, distributions and transfers were made individually.

Statements to Trustees and Trust

Prior to each Payment Date with respect to each series of Securities, the Servicer will provide to the applicable Indenture Trustee and the applicable Trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such series described under "Certain Information Regarding the Securities-- Reports to Securityholders."

Evidence as to Compliance

Each Sale and Servicing Agreement will provide that a firm of independent public accountants will furnish to the related Trustee and Indenture Trustee annually a statement as to compliance by the Servicer during the preceding twelve months (or in the case of the first such certificate, from the applicable Closing Date) with certain standards relating to the servicing of the applicable Receivables, the Servicer's accounting records and computer files with respect thereto and certain other matters.

Each Sale and Servicing Agreement will also provide for delivery to the related Trust and Indenture Trustee, substantially simultaneously with the delivery of such accountants' statement referred to above, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding twelve months (or, in the case of the first such certificate, from the Closing Date) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The Servicer will agree to give each Indenture Trustee and each Trustee notice of certain Servicer Defaults under the related Sale and Servicing Agreement.

Copies of such statements and certificates may be obtained by Securityholders by written request addressed to the Applicable Trustee.

Certain Matters Regarding the Servicer

Each Sale and Servicing Agreement will provide that Case Credit may not resign from its obligations and duties as Servicer thereunder, except upon determination that Case Credit's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Indenture Trustee or a successor servicer has assumed Case Credit's servicing obligations and duties under such Sale and Servicing Agreement.

Each Sale and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust or the related Noteholders or Certificateholders for taking any action or for refraining from taking any action pursuant to such Sale and Servicing Agreement or for errors in judgment; except that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Sale and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under such Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

Under the circumstances specified in each Sale and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer or, with respect to its obligations as Servicer, any corporation 50% or more of the voting stock of which is owned, directly or indirectly, by Case or Case Credit, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under such Sale and Servicing Agreement.

Servicer Default

Except as otherwise provided in the related Prospectus Supplement, "SERVICER DEFAULT" under each Sale and Servicing Agreement will consist of (i) any failure by the Servicer to deliver to the related Indenture Trustee for deposit in any of the Trust Accounts or the Certificate Distribution Account any required payment or to direct such Indenture Trustee to make any required distributions therefrom, which failure continues unremedied for three business days after written notice from such Indenture Trustee or the related Trustee is received by the Servicer or after discovery of such failure by the Servicer; (ii) any failure by the Servicer or the Seller, as the case may be, duly to observe or perform in any material respect any other covenant or agreement in such Sale and Servicing Agreement, which failure materially and adversely affects the rights of the Noteholders, the Certificateholders of the related series or any other person (a "SPECIFIED PARTY") identified in the related Prospectus Supplement and that continues unremedied for 60 days after the giving of written notice of such failure (A) to the Servicer or the Seller, as the case may be, by such Indenture Trustee or such Trustee or (B) to the Servicer or the Seller, as the case may be, and to such Indenture Trustee and such Trustee by holders of Notes or Certificates of such series, as applicable, evidencing not less than 25% in principal amount of such outstanding Notes or of such Certificate Balance or by another Specified Party; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to the Servicer or the Seller and certain actions by the Servicer or the Seller indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations (each, an "INSOLVENCY EVENT").

Rights Upon Servicer Default

Unless otherwise provided in the related Prospectus Supplement, as long as a Servicer Default under a Sale and Servicing Agreement remains unremedied, the related Indenture Trustee or holders of Notes of the related series evidencing not less than 25% in principal amount of such Notes then outstanding may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement, whereupon such Indenture Trustee or a successor servicer appointed by such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent such Indenture Trustee or such Noteholders from effecting a transfer of servicing. In the event that such Indenture Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of equipment receivables. Such Indenture Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the Servicer under such Sale and Servicing Agreement. Neither the Trustee nor the Certificateholders have the right to remove the Servicer if a Servicer Default occurs.

Waiver of Past Defaults

With respect to each Trust, unless otherwise provided in the related Prospectus Supplement, the holders of Notes evidencing at least a majority in principal amount of the then outstanding Notes of the related series (or the holders of the Certificates of such series evidencing at least a majority of the outstanding Certificate Balance, in the case of any Servicer Default that does not adversely affect the related Indenture Trustee or such Noteholders) may, on behalf of all such Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with such Sale and Servicing Agreement. Therefore, the Noteholders have the ability, as limited above, to waive defaults by the Servicer which could materially adversely affect the Certificateholders. No such waiver will impair such Noteholders' or Certificateholders' rights with respect to subsequent defaults.

Amendment

Unless otherwise provided in the related Prospectus Supplement, each of the Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of the related Noteholders or Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided that such action will not, in the opinion of counsel satisfactory to the related Indenture Trustee and the related Trustee, materially and adversely affect the interest of any such Noteholder or Certificateholder. In addition, unless otherwise provided in the related Prospectus Supplement, the Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of the related Noteholders or Certificateholders, to substitute or add credit enhancement for any class of Securities provided the Rating Agencies confirm in writing that such substitution or addition will not result in a reduction or withdrawal of the rating of such class of Securities or any other class of Securities of the related series. Unless otherwise specified in the related Prospectus Supplement, the Transfer and Servicing Agreements may also be amended by the Seller, the Servicer and the related Trustee with the consent of the Indenture Trustee, the holders of Notes evidencing at least a majority in principal amount of then outstanding Notes of the related series and the holders of Certificates of such series evidencing at least a majority of the Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of the Notes or Certificates of such series that are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes or Certificates, as the case may be, of such series.

Payment of Notes

Upon the payment in full of all outstanding Notes of a given series and the satisfaction and discharge of the related Indenture, the related Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of such series will succeed to all the rights of the Noteholders of such series, under the related Sale and Servicing Agreement, except as otherwise provided therein.

Termination

With respect to each Trust, the obligations of the Servicer, the Seller, the related Trustee and the related Indenture Trustee pursuant to the Transfer and Servicing Agreements will terminate upon (i) the maturity or other liquidation of the last related Receivables and the disposition of any amounts received upon liquidation of any such remaining Receivables and (ii) the payment to Noteholders and Certificateholders of the related series of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements.

Unless otherwise provided in the related Prospectus Supplement, in order to avoid excessive administrative expense, the Servicer will be permitted at its option to purchase from each Trust, as of the beginning of any applicable Collection Period if, on the Payment Date in such Collection Period, the then outstanding Pool Balance with respect to the Receivables held by such Trust is 10% or less of the Initial Pool Balance (as defined in the related Prospectus Supplement, the "INITIAL POOL BALANCE"), all remaining related Receivables at a price equal to the aggregate of the Contract Value of the Receivables as of the end of such Collection Period plus accrued interest at the Cutoff Date APR.

As more fully described in the related Prospectus Supplement, any outstanding Notes of the related series will be redeemed concurrently with either of the events specified above and the subsequent distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement will effect early retirement of the Certificates of such series.

Administration Agreement

Case Credit, in its capacity as administrator (the "ADMINISTRATOR"), will enter into an agreement (as amended and supplemented from time to time, an "ADMINISTRATION AGREEMENT") with each Trust and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to perform on behalf of the Trust certain administrative obligations required by the related Indenture. Unless otherwise specified in the related Prospectus Supplement with respect to any Trust, as compensation for the performance of the Administrator's obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a quarterly administration fee in an amount equal to $500, or such other amount as may be set forth in the related Prospectus Supplement (the "ADMINISTRATION FEE").

                    Certain Legal Aspects of the Receivables

Security Interest in Equipment

In states in which retail installment sale contracts such as the Receivables evidence the credit sale of agricultural and construction equipment by dealers to obligors, the contracts also constitute personal property security agreements and include grants of security interests in the equipment under the applicable UCC. Perfection of security interests in the equipment is generally governed by the UCC. However, under the laws of certain states and under certain circumstances, perfection of security interests in agricultural or construction equipment may be governed by certificate of title registration laws of the state in which such equipment is located.

Case Credit generally sells on a monthly basis to the Seller, pursuant to the Liquidity Receivables Purchase Agreement, all retail installment sales contracts that Case Credit acquires from dealers or retail outlets owned by Case or its affiliates and may sell additional such contracts originated or acquired by it (but not sold to the Seller pursuant to the Liquidity Receivables Purchase Agreement) to the Seller pursuant to a Purchase Agreement in connection with the issuance of a series of Securities. All of such contracts acquired by Case Credit name Case Credit as obligee or assignee and as the secured party. Case Credit also confirms that all necessary action has been taken under the laws of the state in which the financed equipment is located to perfect Case Credit's security interest in the financed equipment. Because Case Credit continues to service the contracts, the obligors on the contracts are not notified of the sale from Case Credit to the Seller and will not be notified of the sale from the Seller to the Trust. No action will be taken (by amendment of the financing statements or, if applicable, the certificates of title for the financed equipment or otherwise) to record the transfer of the security interest from the Seller to the Trust. In connection with the Liquidity Receivables Purchase Agreement, or any applicable Purchase Agreement, Case Credit has also sold and assigned or will sell and assign its interests in the Financed Equipment securing the related Receivables to the Seller. Case Credit has filed and will file financing statements in Wisconsin reflecting the sale of its interests in the Receivables to the Seller. See "Description of the Transfer and Servicing Agreements--Commercial Paper Program."

With respect to each Trust, pursuant to the related Sale and Servicing Agreement, the Seller will assign its interests in such Financed Equipment to such Trust. However, because of the administrative burden and expense, none of the Seller, the Servicer nor the related Trustee will amend or assign any financing statement or, if applicable, the certificate of title to identify such Trust as the new secured party on such financing statement or, if applicable, the certificate of title relating to the Financed Equipment. Also, the Servicer will continue to hold the Receivables and any certificates of title relating to the equipment in its possession as custodian for the Seller and such Trust pursuant to the related Sale and Servicing Agreement. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables."

There are certain limited circumstances under the UCC and applicable Federal law in which prior or subsequent transferees of Receivables held by a Trust could have an interest in such Receivables with priority over such Trust's interest. A purchaser of the Receivables who gives new value and takes possession of the instruments that evidence the Receivables (I.E., the chattel paper) in the ordinary course of such purchaser's business may, under certain circumstances, have priority over the interest of the related Trust in the Receivables. In addition, while Case Credit is the Servicer, cash collections on the Receivables will, under certain circumstances, be commingled with the funds of Case Credit and, in the event of the bankruptcy of Case Credit, the related Trust may not have a perfected interest in such collections.

In most states, an assignment such as that under each Sale and Servicing Agreement is an effective conveyance of a security interest without amendment or assignment of any financing statement relating to the equipment or, if applicable, notation on the related certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. However, by not identifying such Trust as the secured party on the financing statement or certificate of title, the security interest of such Trust in the vehicle could be defeated through fraud or negligence. In the absence of error, fraud or forgery by the equipment owner or the Servicer or administrative error by state or local agencies, the proper initial filing of the financing statement relating to the equipment or, if applicable, the notation of the Dealer's lien on the certificates of title will be sufficient to protect such Trust against the rights of subsequent purchasers of Financed Equipment or subsequent lenders who take a security interest in Financed Equipment. If there is any Financed Equipment as to which the original secured party failed to obtain and assign to Case Credit a perfected security interest, the security interest of Case Credit would be subordinate to, among others, subsequent purchasers of the Financed Equipment and holders of perfected security interests. Such a failure, however, would constitute a breach of the warranties of Case Credit under the Liquidity Receivables Purchase Agreement or the applicable Purchase Agreement and would create an obligation of Case Credit to repurchase the related Receivable from the Seller unless the breach is cured. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" and "--Commercial Paper Program."

Under the laws of most states, the perfected security interest in movable property would continue for four months after such property is moved to a state other than the state in which a financing statement was filed initially to perfect the security interest in such property, or, if applicable, in which such property is initially registered. With respect to any equipment that is subject to certification of title under the laws of the state in which it is located, a majority of states generally require a surrender of a certificate of title to re-register the equipment. Accordingly, a secured party must surrender possession if it holds the certificate of title to the equipment, or, in the case of equipment registered in a state providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the equipment in the state of relocation. In states that do not require a certificate of title for registration of equipment, re-registration could defeat perfection.

Under each Sale and Servicing Agreement, the Servicer is and will be obligated to take appropriate steps, at the Servicer's expense, to maintain perfection of security interests in the Financed Equipment and is obligated to purchase the related Receivable if it fails to do so.

Under the laws of most states, liens for repairs performed on the equipment and liens for unpaid taxes take priority over even a perfected security interest in such goods. Under each Sale and Servicing Agreement, the Seller will represent to the related Trust that, as of the date the related Receivable is sold to such Trust, each security interest in the Financed Equipment is or will be prior to all other present liens on and security interests in such Financed Equipment. However, liens for repairs or taxes could arise at any time during the term of a Receivable. No notice will be given to the Trustee, the Indenture Trustee, the Noteholders or the Certificateholders in respect of a given Trust if such a lien arises.

Repossession

In the event of default by equipment purchasers, the holder of the retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform self-help repossession unless such act would constitute a breach of the peace. Self-help is the method employed by the Servicer in most cases and is accomplished simply by retaking possession of the financed equipment. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the equipment must then be repossessed in accordance with that order.

Notice of Sale; Redemption Rights

The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held.

The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some states, by payment of delinquent installments or the unpaid balance.

Deficiency Judgments and Excess Proceeds; Other Limitations

The proceeds of resale of the equipment generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment against the debtor can be sought for the shortfall in those states that do not prohibit or limit such judgments. However, because a defaulting obligor may have very little capital or sources of income available following repossession, in many cases it may not be useful to seek a deficiency judgment. If one is obtained, it may be uncollectible or settled at a significant discount.

Occasionally, after resale of the equipment and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a lien with respect to the equipment or, if no such lienholder exists, to the former owner of the equipment.

Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, obligors have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including Federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 11, 12 or 13 proceeding under the Federal bankruptcy law, a court may prevent a creditor from repossessing equipment, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the equipment at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Consumer Protection Laws

Numerous Federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under Federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts. Certain of the Receivables may be deemed to be consumer finance contracts under applicable Federal or state laws.

Under the Liquidity Receivables Purchase Agreement, Case Credit warrants to the Seller upon each sale of Receivables that each Receivable sold complies with all requirements of law in all material respects and will give, under each Purchase Agreement, a similar warranty. Accordingly, if an Obligor has a claim against the related Trust for violation of any law and such claim materially and adversely affects such Trust's interest in a Receivable, such violation would constitute a breach of the warranties of the Seller under such Sale and Servicing Agreement and would create an obligation of the Seller to repurchase the Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables."

                    Certain Federal Income Tax Consequences

The following is a general summary of certain Federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates. The summary does not purport to deal with Federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Noteholders or Certificateholders that are insurance companies, regulated investment companies or dealers in securities. This discussion is directed to prospective purchasers who purchase Notes or Certificates in the initial distribution thereof and who hold the Notes or Certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "CODE"). Prospective investors are urged to consult their own tax advisors in determining the Federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

The following summary is based upon current provisions of the Code, the Treasury regulations promulgated thereunder, judicial authority, and ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of special Federal tax counsel to such Trust specified in the related Prospectus Supplement ("FEDERAL TAX COUNSEL") regarding certain Federal income tax matters discussed below. An opinion of Federal Tax Counsel, however, is not binding on the Internal Revenue Service (the "IRS") or the courts. Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust.

Tax Characterization of the Trust

Federal Tax Counsel will deliver its opinion that the Trust will not be an association (or publicly traded partnership) taxable as a corporation for Federal income tax purposes. This opinion will be based on the assumption of compliance by all parties with the terms of the Trust Agreement and related documents.

If the Trust were taxable as a corporation for Federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust.

Tax Consequences to Holders of the Notes

TREATMENT OF THE NOTES AS INDEBTEDNESS. The Seller will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for Federal, state and local income and franchise tax purposes. Federal Tax Counsel will, except as otherwise provided in the related Prospectus Supplement, advise the Trust that the Notes will be classified as debt for Federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

OID, INDEXED SECURITIES, ETC. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID REGULATIONS") relating to original issue discount ("OID"), and that any OID on the Notes (I.E., any excess of the principal amount of the Notes over their issue price) is a DE MINIMIS amount (I.E., less than 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of Notes and as a result the Notes are treated as issued with OID, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

INTEREST INCOME ON THE NOTES. Based on the above assumptions, except as discussed below, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID Regulations, a holder of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "SHORT-TERM NOTE") may be subject to special rules. Under the OID Regulations, all stated interest will be treated as OID. An accrual basis holder of a Short-Term Note (and certain cash basis holders, including regulated investment companies, as set forth in Section 1281 of the
Code) generally would be required to report interest income as OID accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include OID on the Short-Term
Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

SALE OR OTHER DISPOSITION. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income. In the case of an individual taxpayer, any capital gain on the sale of a Note will be taxed at a maximum rate of 39.6% if the Note is held for not more than 12 months, at 28% if the Note is held for more than 12 months, but not more than 18 months, and at 20% if the
Note is held for more than 18 months.

FOREIGN HOLDERS. Interest paid (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest," and generally will not be subject to United States Federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Seller (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Seller is a "related person" within the meaning of the Code and
(ii) satisfies the statement requirement set forth in section 871(h) and section 881(c) of the Code and the regulations thereunder. To satisfy this requirement, the foreign person, or a financial institution holding the Note on behalf of such foreign person, must provide, in accordance with specified procedures, a paying agent of the Trust with a statement to the effect that the foreign person is not a United States person. Currently these requirements will be met if (x) the foreign person provides his name and address, and certifies, under penalties of perjury, that he is not a United States person (which certification may be made on an IRS Form W-8) or (y) a financial institution holding the Note on behalf of the foreign person certifies, under penalties of perjury, that such statement has been received by it and furnishes a paying agent with a copy thereof. Under recently finalized Treasury regulations (the "Final Regulations"), the statement requirement may also be satisfied with other documentary evidence with respect to an offshore account or through certain foreign intermediaries. The Final Regulations will generally be effective for payments made after December 31, 1998.

If such interest is not "portfolio interest," then it will be subject to a 30% withholding tax unless the foreign person provides the Trust or its paying agent, as the case may be, with a properly executed (i) IRS Form 1001 (or successor form) claiming an exemption from withholding tax or a reduction in withholding tax under the benefit of a tax treaty or (ii) IRS Form 4224 (or successor form) stating that interest paid on the Note is not subject to withholding tax because it is effectively connected with the foreign person's conduct of a trade or business in the United States. Under the Final Regulations, a foreign person will generally be required to provide IRS Form W-8 in lieu of IRS Form 1001 and IRS Form 4224, although alternative documentation may be applicable in certain situations.

If a foreign person is engaged in a trade or business and interest on the Note is effectively connected with the conduct of such trade or business in the United States, the foreign person, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on such interest on a net income basis in the same manner as if it were a United States person. In addition, if such foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lower treaty rate) of its effectively connected earnings and profits for the taxable year, subject to adjustments.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States Federal income and withholding tax; PROVIDED that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

BACKUP WITHHOLDING. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct Federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31% of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's Federal income tax liability. The Final Regulations make certain modifications to the backup withholding and information reporting rules. Prospective investors are urged to consult their own tax advisors regarding the Final Regulations.

POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for Federal income tax purposes, the Notes might be treated as equity interests in the Trust. In such a case, the Trust would be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to foreign holders might be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

Tax Consequences to Holders of the Certificates

The following discussion only applies to the extent Certificates are offered in a related Prospectus Supplement. Until that time, because the Certificates will be held solely by the Seller or one of its affiliates, under current Treasury regulations, the Trust will be disregarded as an entity separate from its owner (I.E., the Seller or one of its affiliates) for federal income tax purposes.

TREATMENT OF THE TRUST AS A PARTNERSHIP. The Seller and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of Federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders (including the Seller in its capacity as recipient of distributions from the Spread Account and any other account specified in the related Prospectus Supplement in which the Seller has an interest), and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Seller and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Seller or the Trust. Any such characterization should not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

INDEXED SECURITIES, ETC. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates and a series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

PARTNERSHIP TAXATION. As a partnership, the Trust will not be subject to Federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's accruals of guaranteed payments from the Trust and its allocated share of other income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Receivables (including appropriate adjustments for market discount, OID and premium) and any gain upon collection or disposition of Receivables. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, guaranteed payments on the Certificates, servicing and other fees, and losses or deductions upon collection or disposition of Receivables.

Under the Trust Agreement, interest payments on the Certificates at the Pass-Through Rate (including interest on amounts previously due on the Certificates but not yet distributed) will be treated as "guaranteed payments" under Section 707(c) of the Code. Guaranteed payments are payments to partners for the use of their capital and, in the present circumstances, are treated as deductible to the Trust and ordinary income to the Certificateholders. The Trust will have a calendar year tax year and will deduct the guaranteed payments under the accrual method of accounting. Certificateholders with a calendar year tax year are required to include the accruals of guaranteed payments in income in their taxable year that corresponds to the year in which the Trust deducts the payments, and Certificateholders with a different taxable year are required to include the payments in income in their taxable year that includes the December 31 of the Trust year in which the Trust deducts the payments. It is possible that guaranteed payments will not be treated as interest for all purposes of the Code.

In addition, the Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each Collection Period equal to the sum of (i) any Trust income attributable to discount on the Receivables that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (ii) prepayment premium, if any, payable to the Certificateholders for such month and (iii) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust of premium on Receivables that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining items of income, gain, loss and deduction of the Trust will be allocated to the Seller.

Based on the economic arrangement of the parties, this approach for accruing guaranteed payments and allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be subject to tax on income equal to the entire Pass-Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

Most of the guaranteed payments and taxable income allocated to a Certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated debt-financed income" generally taxable to such a holder under the Code.

An individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust. It is not clear whether these rules would be applicable to a Certificateholder accruing guaranteed payments.

The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

DISCOUNT AND PREMIUM. The purchase price paid by the Trust for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

If the Trust acquires the Receivables at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Receivables or to offset any such premium against interest income on the Receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

SECTION 708 TERMINATION. Under Section 708 of the Code, the Trust will be deemed to terminate for Federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. Under current Treasury regulations, if such a termination occurs, the Trust will be considered to have contributed the assets of the Trust (the "Old Partnership") to a new partnership (the "New Partnership") in exchange for interests in the New Partnership. Such interest would be deemed distributed to the partners of the Old Partnership in liquidation thereof. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.

DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income and accruals of guaranteed payments (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a pro rata portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the Trust's taxable income and losses will be determined monthly and the tax items and accruals of guaranteed payments for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items and accruals of guaranteed payments (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses and accruals of guaranteed payments of the Trust might be reallocated among the Certificateholders. The Company is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

SECTION 754 ELECTION. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

ADMINISTRATIVE MATTERS. The Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's accruals of guaranteed payments and allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January
31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

The Seller will be designated as the tax matters partner in the Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of Federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's nonforeign status, the Trust may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

Each foreign holder might be required to file a U.S. individual or corporate income tax return and pay U.S. income tax on the amount computed therein (including, in the case of a corporation, the branch profits tax) on its share of accruals of guaranteed payments and the Trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, the IRS may assert that additional taxes are due, and no assurance can be given as to the appropriate amount of tax liability.

BACKUP WITHHOLDING. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code. The Final Regulations make certain modifications to the backup withholding and information reporting rules. Prospective investors are urged to consult their own tax advisors regarding the Final Regulations.

                         Certain State Tax Consequences

The following discussion is a summary of the Wisconsin income and franchise tax consequences arising from the purchase, ownership and disposition of the Notes and the Certificates. The discussion regarding Certificates only applies to the extent the Certificates are not held solely by the Seller or one of its affiliates. This summary is based upon current provisions of the Wisconsin Statutes, administrative pronouncements thereunder, and judicial authority, all of which are subject to change. Any such changes could be retroactive. No ruling on any of the issues discussed below will be sought from the Wisconsin Department of Revenue.

In the opinion of Foley & Lardner, special Wisconsin tax counsel to the Trust ("WISCONSIN TAX COUNSEL"), if the Notes are treated as indebtedness of the Trust for Federal income tax purposes, the Notes should be treated as indebtedness of the Trust for Wisconsin income and franchise tax purposes. Noteholders not otherwise subject to Wisconsin income or franchise tax jurisdiction should not be subject to such jurisdiction as a consequence of their purchase, ownership and disposition of the Notes. However, a Noteholder already subject to Wisconsin income or franchise tax jurisdiction may be required to take the income with respect to the Notes into account in determining the Noteholder's liability for Wisconsin income or franchise tax.

In the opinion of Wisconsin Tax Counsel, if the Trust is classified as a partnership for Federal income tax purposes (but is not classified as a publicly traded partnership or, if it is so classified, would not be taxable as a corporation because it would meet certain qualifying income tests), the Trust would not be taxable as a corporation for Wisconsin income and franchise tax purposes. While the matter is not free from doubt, the Trust should not be subject to Wisconsin income or franchise tax jurisdiction. If the Trust were subject to Wisconsin income or franchise tax jurisdiction, it would be required to file Wisconsin partnership information returns similar to the returns it would be required to file for Federal income tax purposes. Regardless of whether the Trust is subject to Wisconsin income or franchise tax jurisdiction, Certificateholders not otherwise subject to Wisconsin income or franchise tax jurisdiction should not be subject to such jurisdiction as a consequence of their purchase, ownership and disposition of the Certificates.

If the Trust were taxable as a corporation for Federal tax purposes: (i) while the matter is not free from doubt, the Trust should not be subject to Wisconsin income or franchise tax jurisdiction; and (ii) Certificateholders not otherwise subject to Wisconsin income or franchise tax jurisdiction should not be subject to such taxation as a consequence of their purchase, ownership and disposition of the Certificates. If the Trust were classified as an association taxable as a corporation and the Trust were determined to be subject to Wisconsin income or franchise tax jurisdiction: (i) the Trust would be liable for Wisconsin income or franchise taxes with respect to its taxable income attributable to Wisconsin and any resulting Wisconsin income or franchise taxes paid by the Trust would reduce the amounts otherwise available for distribution to the Certificateholders; (ii) distributions to the Certificateholders would not be subject to withholding for Wisconsin income or franchise taxes; and (iii) Certificateholders not otherwise subject to Wisconsin income or franchise tax jurisdiction should not be subject to Wisconsin income or franchise taxes as a consequence of their purchase, ownership and disposition of the Certificates.

Because each state's income tax laws vary, it is impossible to predict the income tax consequences to the Securityholders in all the state taxing jurisdictions in which they are already subject to tax. Securityholders are urged to consult their own advisors with respect to state income and franchise taxes.

                              ERISA Considerations

Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "BENEFIT PLAN"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons.

Certain transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Notes or Certificates if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "PLAN ASSETS REGULATION"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. The likely treatment in this context of Notes and Certificates of a given series will be discussed in the related Prospectus Supplement.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

A plan fiduciary considering the purchase of Securities of a given series should consult its tax and/or legal advisors regarding whether the assets of the related Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                              Plan of Distribution

On the terms and conditions set forth in an underwriting agreement with respect to the Notes of a given series and an underwriting agreement with respect to the Certificates of a given series (collectively, the "UNDERWRITING AGREEMENTS"), the Seller will agree to cause the related Trust to sell to the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase, the principal amount of each class of Notes and Certificates, as the case may be, of the related series set forth therein and in the related Prospectus Supplement. In each of the Underwriting Agreements with respect to any given series of Securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Notes and Certificates, as the case may be, described therein that are offered hereby and by the related Prospectus Supplement if any of such Notes and Certificates, as the case may be, are purchased.

Each Prospectus Supplement will either (i) set forth the price at which each class of Notes and Certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Notes and Certificates, as the case may be, or (ii) specify that the related Notes and Certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such Notes and Certificates, as the case may be, such public offering prices and such concessions may be changed.

Each Underwriting Agreement will provide that the Seller and Case Credit will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from such underwriters.

Pursuant to each of the Underwriting Agreements with respect to a given series of Securities, the closing of the sale of any class of Securities subject to either thereof will be conditioned on the closing of the sale of all other such classes subject to either thereof. The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                 Legal Opinions

Certain legal matters relating to the Securities of any series will be passed upon for the related Trust, the Seller and the Servicer by Richard S. Brennan, General Counsel and Secretary of Case.

                                 Index of Terms

Set forth below is a list of the defined terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.

                                                                                                                Page
                                                                                                                 ---
Actuarial Receivables.......................................................................................     14
Administration Agreement....................................................................................     38
Administration Fee..........................................................................................     38
Administrator...............................................................................................     38
Applicable Trustee..........................................................................................     28
APR.........................................................................................................      7
Base Rate...................................................................................................     24
Benefit Plan................................................................................................     49
Calculation Agent...........................................................................................     24
Case........................................................................................................      5
Case Credit.................................................................................................      3
Cede........................................................................................................     12
Cedel.......................................................................................................     27
Cedel Participants..........................................................................................     27
Certificate Balance.........................................................................................      4
Certificate Distribution Account............................................................................     32
Certificate Pool Factor.....................................................................................     17
Certificateholders..........................................................................................      4
Certificates................................................................................................      1
Closing Date................................................................................................     30
Code........................................................................................................     41
Collection Account..........................................................................................     32
Collection Period...........................................................................................     34
Commission..................................................................................................      2
Commodity Indexed Securities................................................................................     25
Contracts...................................................................................................      5
Cooperative.................................................................................................     27
CRC.........................................................................................................      3
CRC Collateral..............................................................................................     31
CRC Loan....................................................................................................     31
Currency Indexed Securities.................................................................................     25
Cutoff Date.................................................................................................     12
Dealer Agreements...........................................................................................     12
Dealers.....................................................................................................      5
Definitive Certificates.....................................................................................     28
Definitive Notes............................................................................................     28
Definitive Securities.......................................................................................     28
Depositaries................................................................................................     25
Depository..................................................................................................     19
DTC.........................................................................................................     12
DTC Participants............................................................................................     25
DTC's Nominee...............................................................................................     12
Eligible Deposit Account....................................................................................     33
Eligible Institution........................................................................................     33
Eligible Investments........................................................................................     32
ERISA.......................................................................................................      8

                                                                                                                Page
                                                                                                                 ---
Euroclear...................................................................................................     27
Euroclear Operator..........................................................................................     27
Euroclear Participants......................................................................................     27
Events of Default...........................................................................................     21
Exchange Act................................................................................................      2
Face Amount.................................................................................................     25
Federal Tax Counsel.........................................................................................     42
Final Regulations...........................................................................................     43
Final Scheduled Maturity Date...............................................................................      7
Financed Equipment..........................................................................................      5
Fixed Rate Securities.......................................................................................     24
Floating Rate Securities....................................................................................     24
Foreign Person..............................................................................................     43
Funding Period..............................................................................................      4
Global Securities...........................................................................................     54
Indenture...................................................................................................      3
Indenture Trustee...........................................................................................      1
Index.......................................................................................................     25
Indexed Commodity...........................................................................................     25
Indexed Currency............................................................................................     25
Indexed Principal Amount....................................................................................     25
Indexed Securities..........................................................................................     25
Indirect Participants.......................................................................................     26
Initial Cutoff Date.........................................................................................      5
Initial Pool Balance........................................................................................     38
Initial Receivables.........................................................................................      5
Insolvency Event............................................................................................     37
Insolvency Laws.............................................................................................      9
Interest Rate...............................................................................................      3
Interest Reset Period.......................................................................................     24
Investment Earnings.........................................................................................     33
IRS.........................................................................................................     42
Issuer......................................................................................................      3
LIBOR.......................................................................................................     24
Liquidity Receivables Purchase Agreement....................................................................     31
Loan and Security Agreement.................................................................................     31
New Partnership.............................................................................................     46
Note Distribution Account...................................................................................     32
Note Pool Factor............................................................................................     17
Noteholders.................................................................................................      3
Notes.......................................................................................................      1
Obligors....................................................................................................     12
OID.........................................................................................................     42
OID Regulations.............................................................................................     42
Old Partnership.............................................................................................     46
Participants................................................................................................     19
Pass-Through Rate...........................................................................................      4
Payment Date................................................................................................     19
Plan Assets Regulation......................................................................................     49
Pool Balance................................................................................................     17

                                                                                                                Page
                                                                                                                 ---
Pre-Funded Amount...........................................................................................      5
Pre-Funding Account.........................................................................................      1
Precomputed Receivables.....................................................................................     14
Precomputed Simple Rebate Receivables.......................................................................     14
Prospectus Supplement.......................................................................................      1
Purchase Agreement..........................................................................................     30
Purchase Amount.............................................................................................     30
Rating Agencies.............................................................................................     11
Receivables.................................................................................................      1
Registration Statement......................................................................................      2
Related Documents...........................................................................................     22
Reorganization..............................................................................................     18
Rule of 78's Receivables....................................................................................     14
Sale and Servicing Agreement................................................................................      5
Schedule of Receivables.....................................................................................     30
Securities..................................................................................................      1
Securities Act..............................................................................................      2
Securityholders.............................................................................................      4
Seller......................................................................................................      1
Servicer....................................................................................................      3
Servicer Default............................................................................................     37
Servicing Fee...............................................................................................     34
Servicing Fee Rate..........................................................................................     34
Short-Term Note.............................................................................................     42
Simple Interest Receivables.................................................................................     14
Specified Party.............................................................................................     37
Spread......................................................................................................     24
Spread Account..............................................................................................     35
Spread Multiplier...........................................................................................     24
Standard Precomputed Receivables............................................................................     14
Stock Index.................................................................................................     26
Stock Indexed Securities....................................................................................     25
Strip Certificates..........................................................................................      4
Strip Notes.................................................................................................      3
Subsequent Receivables......................................................................................      1
Subsequent Transfer Date....................................................................................     30
Terms and Conditions........................................................................................     27
Transfer and Servicing Agreements...........................................................................     30
Trust.......................................................................................................      1
Trust Accounts..............................................................................................     32
Trust Agreement.............................................................................................      3
Trustee.....................................................................................................      1
UCC.........................................................................................................     31
Underwriting Agreements.....................................................................................     50
U.S. Person.................................................................................................     56
Wisconsin Tax Counsel.......................................................................................     48

                                                                         ANNEX I

                        Global Clearance, Settlement and
                          Tax Documentation Procedures

Except in certain limited circumstances, the globally offered Securities issued by the Case Equipment Loan Trust 1998-A (the "GLOBAL SECURITIES") will be available only in book-entry form. Securityholders in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (I.E., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Securities will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Securityholders' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Securityholders electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Securityholder securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Securityholders electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

TRADING BETWEEN DTC SELLER AND CEDEL OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (I.E., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (I.E., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

(b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

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(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of Securities that are non-U.S. Persons can obtain a complete exemption form the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are beneficial owners of Securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Securityholder or his agent.

EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

The term "U.S. PERSON" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Securityholders are advised to consult their own tax advisers for specific tax advice concerning their holding and disposing of the Global Securities.

FINAL REGULATIONS. On October 6, 1997, the IRS issued final regulations dealing with withholding tax on amounts paid to foreign persons and related matters (the "Final Regulations"). In general, the Final Regulations do not significantly alter the substantive withholding and information reporting requirements, but unify current certification procedures and forms and clarify reliance standards. For example, under the Final Regulations, a foreign person will generally be required to provide Form W-8 in lieu of Form 1001 and Form 4224, although alternative documentation may be applicable in certain situations. The Final Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Securityholders are urged to consult their own tax advisers regarding the Final Regulations.

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